UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.    )

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☐	Soliciting Material under §240.14a-12

THE MADISON SQUARE GARDEN COMPANY
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Notice of Annual Meeting and

Proxy Statement

Dear Stockholder:

You are cordially invited to attend our annual meeting of stockholders which is being held on Wednesday, November 30, 2011 at 10:00 a.m., Eastern Time, at the Beacon Theatre, 2124 Broadway, New York, NY.

In addition to the matters described in the attached proxy statement, we will report on the Company’s activities. You will have an opportunity to ask questions and to meet your directors and executives.

I look forward to seeing you at the meeting. Your vote is important to us. Stockholders may vote by using a toll-free telephone number, over the Internet or by mailing a proxy card. If you choose to vote by mail, please sign and return the proxy card in the envelope that is provided.

Sincerely yours,

James L. Dolan

Executive Chairman

October 13, 2011

THE MADISON SQUARE GARDEN COMPANY, TWO PENN PLAZA, NEW YORK, NY 10121-0091

NOTICE OF 2011 ANNUAL MEETING OF STOCKHOLDERS

To the Stockholders of

The Madison Square Garden Company

The Annual Meeting of Stockholders of The Madison Square Garden Company (the “Company”) will be held at the Beacon Theatre, 2124 Broadway, New York, NY 10023 on Wednesday, November 30, 2011, at 10:00 a.m. Eastern Time to consider and vote upon the following proposals:

1.	Election of Directors.
2.	Ratification of appointment of independent registered public accounting firm.
3.	Approval of the Company’s 2010 Employee Stock Plan.
4.	Approval of the Company’s 2010 Cash Incentive Plan.
5.	Approval of the Company’s 2010 Stock Plan for Non-Employee Directors.
6.	An advisory vote on the compensation of the Company’s executive officers.
7.	An advisory vote on the frequency of future advisory votes on executive compensation.
8.	Conduct such other business properly brought before the meeting.

Only stockholders of record on October 3, 2011 may vote at the meeting.

The Company is pleased to take advantage of the Securities and Exchange Commission rules that allow issuers to furnish proxy materials to their stockholders on the Internet. We believe these rules allow us to provide you with the information you need while lowering the costs of delivery and reducing the impact of the Company’s annual meeting on the environment.

Your vote is important. We urge you to vote as soon as possible by telephone, over the Internet or by mailing a proxy card. If you choose to vote by mail, please sign and return the proxy card in the envelope provided.

By order of the Board of Directors,

LAWRENCE J. BURIAN Executive Vice President, General Counsel and Secretary

New York, New York

October 13, 2011

PROXY STATEMENT

ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON NOVEMBER 30, 2011

GENERAL INFORMATION

Questions and Answers You May Have About our Annual Meeting and Voting

In this proxy statement, the words “Company,” “we,” “us,” “our” and “Madison Square Garden” refer to The Madison Square Garden Company, a Delaware corporation. We refer to the U.S. Securities and Exchange Commission as the “SEC” and The NASDAQ Stock Market LLC as “NASDAQ.” This proxy statement is first being sent to stockholders on October 13, 2011.

Why does this proxy statement contain information relating to the first six months of 2011?

On February 7, 2011, the board of directors (the “Board”) of the Company approved a change in the Company’s fiscal year end from December 31 to June 30, effective June 30, 2011. On August 26, 2011, the Company reported its financial results for the six-month transition period from January 1, 2011 to June 30, 2011 (the “Transition Period”) on a Transition Report on Form 10-K/T. The information contained in this proxy statement covers the Transition Period.

Who may vote at the annual meeting?

Holders of our Class A Common Stock and holders of our Class B Common Stock as recorded in our stock register on October 3, 2011, may vote at the meeting. On October 3, 2011, there were 62,075,412 shares of Class A Common Stock and 13,588,555 shares of Class B Common Stock outstanding. Each share of Class A Common Stock has one vote per share and holders will be voting for the election of three candidates to the board of directors. Each share of Class B Common Stock has ten votes per share and holders will be voting for the election of nine candidates to the Board. As a result of their ownership of Class B Common Stock, Charles F. Dolan, members of his family and certain related family entities, have the power to elect all of the directors to be elected by the holders of Class B Common Stock, to approve Proposals 2, 3, 4, 5 and 6, and to determine the outcome of Proposal 7 regardless of how other shares are voted.

Why did I receive a Notice of Internet Availability for Proxy Materials instead of a full set of proxy materials?

Pursuant to rules adopted by the SEC, the Company has elected to provide access to its proxy materials over the Internet. Accordingly, the Company has sent a Notice of Internet Availability for Proxy Materials (the “Notice”) to our stockholders. All stockholders have the ability to access the proxy materials on the website referred to in the Notice or request to receive a printed set of the proxy materials. Instructions on how to access the proxy materials over the Internet or to request a printed copy may be found in the Notice. In addition, stockholders may request to receive proxy materials in printed form by mail or electronically by email. The Company encourages stockholders to take advantage of the availability of the proxy materials on the Internet to help reduce the cost and the environmental impact of the annual meeting.

What is “householding” and how does it affect me?

We have adopted a procedure, approved by the SEC, called “householding.” Under this procedure, stockholders of record who have the same address and last name and do not participate in electronic delivery of proxy materials will receive only one copy of this Notice of Annual Meeting and Proxy Statement and the

Transition Report on Form 10-K/T for the period January 1, 2011 to June 30, 2011, unless we are notified that one or more of these stockholders wishes to receive individual copies. This procedure will reduce our printing costs and postage fees.

Stockholders who participate in householding will continue to receive separate proxy cards. If you are eligible for householding, but you and other stockholders of record with whom you share an address currently receive multiple copies of this Notice of Annual Meeting and Proxy Statement and any accompanying documents, or if you hold MSG stock in more than one account, and in either case you wish to receive only a single copy of each of these documents for your household, please contact our transfer agent, Wells Fargo Shareowner Services, P.O. Box 64874, St. Paul, MN 55164-0874 or by telephone at 1-800-468-9716.

If you participate in householding and wish to receive a separate copy of this Notice of Annual Meeting and Proxy Statement and any accompanying documents, or if you do not wish to continue to participate in householding and prefer to receive separate copies of these documents in the future, please contact Wells Fargo Shareowner Services as indicated above.

If you are a beneficial owner, you can request information about householding from your broker, bank or other holder of record.

How can I get electronic access to the proxy materials?

The Notice provides you with instructions regarding how to:

•	View the Company’s proxy materials for the annual meeting on the Internet; and
•	Instruct the Company to send future proxy materials to you electronically by email.

The Company’s proxy materials are also available at http://www.proxyvote.com.

Choosing to receive future proxy materials by email will save the Company the cost of printing and mailing documents to you and will reduce the impact of the Company’s annual meetings on the environment. If you choose to receive future proxy materials by email, you will receive an email message next year with instructions containing a link to those materials and a link to the proxy voting website. Your election to receive proxy materials by email will remain in effect until you revoke it.

What is the difference between a stockholder of record and a beneficial owner of shares held in street name?

Stockholder of Record. If your shares are registered directly in your name with the Company’s transfer agent, Wells Fargo Shareowner Services, you are considered a stockholder of record with respect to those shares, and the Notice was sent directly to you by the Company. If you request printed copies of the proxy materials by mail, you will receive a proxy card.

Beneficial Owner of Shares Held in Street Name. If your shares are held in an account at a brokerage firm, bank, broker-dealer, or other similar organization, then you are a beneficial owner of shares held in “street name,” and the Notice was forwarded to you by that organization. The organization holding your account is considered the stockholder of record for purposes of voting at the annual meeting. As a beneficial owner, you have the right to instruct that organization on how to vote the shares held in your account. If you request printed copies of the proxy materials by mail, you will receive a voting instruction form.

How do I vote?

You may vote by telephone, over the Internet or by a proxy. You may vote in person at the meeting or by proxy. If you choose to vote by mail, please sign and return the proxy card in the envelope provided. We recommend you vote by proxy even if you plan to attend the meeting. You can always change your vote at the meeting.

What is a quorum?

In order to carry on the business of the meeting, we must have a quorum. This means that at least a majority of the outstanding votes represented by outstanding shares eligible to vote must be represented at the meeting, either by proxy or in person. Abstentions and broker non-votes count for the purpose of determining a quorum.

Can my broker vote my shares without instructions from me?

If you are a beneficial owner whose shares are held of record by a broker, you must instruct your broker how to vote your shares. If you do not provide voting instructions, your shares will not be voted on any proposal on which the broker does not have discretionary authority to vote. This is called a “broker non-vote.” In these cases, the broker can register your shares as being present at the annual meeting for purposes of determining the presence of a quorum but will not be able to vote on those matters for which specific authorization is required under applicable rules.

If you are a beneficial owner whose shares are held of record by a broker, your broker has discretionary voting authority under applicable rules to vote your shares on the ratification of KPMG LLP as the Company’s independent auditors, even if the broker does not receive voting instructions from you. However, your broker does not have discretionary authority to vote on the election of directors, approval of the 2010 Cash Plan, 2010 Employee Stock Plan or the 2010 Stock Plan for Non-Employee Directors or on the advisory votes without instructions from you, in which case a broker non-vote will occur and your shares will not be voted on these matters.

What is the voting requirement to approve each of the proposals?

Election of directors by the holders of Class A Common Stock requires the affirmative vote of the plurality of votes cast by holders of Class A Common Stock. Election of directors by the holders of Class B Common Stock requires the affirmative vote of the plurality of votes cast by holders of Class B Common Stock. Approval of Proposals 2, 3, 4, 5, 6 and 7 require the favorable vote of a majority of the votes cast by the holders of Class A Common Stock and holders of Class B Common Stock, voting together as a single class. Abstentions and broker non-votes will not affect the outcome of the proposals because abstentions and broker non-votes are not considered votes cast. Proposals 6 and 7 are advisory votes only and are not binding on the Company.

Can I change my vote after I have voted?

You may revoke your proxy and change your vote at any time before the final vote at the annual meeting. You may re-vote via the Internet or by telephone (only your latest Internet or telephone proxy submitted prior to the annual meeting will be counted), by signing and returning a new proxy card or voting instruction form with a later date, or by attending the annual meeting and voting in person. However, your attendance at the annual meeting will not automatically revoke your proxy unless you vote again at the annual meeting or specifically request that your prior proxy be revoked by delivering to the Company’s Secretary at Two Penn Plaza, New York, NY 10121, a written notice of revocation prior to the annual meeting.

How will my shares be voted at the annual meeting?

The Company representatives appointed by the Board (the persons named in the proxy card, or, if applicable, their substitutes) will vote your shares as you instruct. If you sign your proxy card and return it without indicating how you would like to vote your shares, your shares will be voted as the Board recommends, which is:

•	FOR the election of each of the Director nominees named in this Proxy Statement (Proposal 1);
•	FOR the ratification of the appointment of KPMG LLP as our independent registered public accounting firm for the 2012 fiscal year (Proposal 2);
•	FOR the approval of the Company’s 2010 Employee Stock Plan (Proposal 3);
•	FOR the approval of the Company’s 2010 Cash Incentive Plan (Proposal 4);

•	FOR approval of the Company’s 2010 Stock Plan for Non-Employee Directors (Proposal 5);
•	FOR the approval, on an advisory basis, the compensation of our named executives (Proposal 6); and
•	FOR, on an advisory basis, future advisory votes on executive compensation to be held every three years (Proposal 7).

Why are we now being asked to approve the Company’s 2010 Employee Stock Plan, 2010 Cash Incentive Plan and 2010 Stock Plan for Non-Employee Directors?

These plans were established prior to the Distribution (as defined below) and approved by CSC Holdings, LLC, a subsidiary of Cablevision and the sole stockholder of the Company at that time. As previously disclosed and permitted by NASDAQ and the Internal Revenue Service (“IRS”) rules, we are seeking stockholder approval of such plans at our first annual stockholders meeting as a public company. Stockholders are being asked to approve these plans to satisfy NASDAQ rules and certain IRS transition rules for newly public companies to permit the Company to obtain tax deductions for certain compensation paid to executive officers.

Who pays for this solicitation?

The Company will bear the expense of preparing, printing and mailing this proxy statement and the accompanying material. Solicitation of individual stockholders may be made by mail, personal interviews, telephone, facsimile, electronic delivery or other telecommunications by our officers and regular employees who will receive no additional compensation for such activities. In addition, we have retained D.F. King & Co, Inc. to solicit proxies at a cost of $15,000 plus reimbursement for out-of-pocket expenses. We will reimburse brokers and other nominees for their expenses in forwarding solicitation material to beneficial owners.

If I wish to attend the annual meeting, what identification must I show to be admitted?

Attendance at the annual meeting is limited to stockholders. Registration will begin at 9:00 a.m. Eastern Time. All stockholders will be asked to present a valid, government-issued photo identification card (federal, state or local), such as a driver’s license or passport, before entering the meeting and proof of stock ownership as of October 3, 2011 (the “Record Date”). If your shares are held in street name with a bank or brokerage account and you plan to attend the annual meeting, please bring a recent bank or brokerage statement showing that you owned shares of the Company on the Record Date. Please understand that, for security reasons, we cannot admit to the meeting stockholders who lack the proper identification described above.

Cameras, transmission, broadcasting and other recording devices, including the use of cell phones, will not be permitted at the meeting. All bags and packages will be subject to security inspections.

CORPORATE GOVERNANCE

The Madison Square Garden Company was incorporated on July 29, 2009 as an indirect, wholly-owned subsidiary of Cablevision Systems Corporation (“Cablevision”). On January 12, 2010, Cablevision’s board of directors approved the distribution of all of the outstanding common stock of the Company to Cablevision stockholders (the “Distribution”) and the Company thereafter acquired the subsidiaries of Cablevision that owned, directly and indirectly, all of the partnership interests in MSG Holdings, L.P. The Distribution took place on February 9, 2010 (the “Distribution Date”).

The Madison Square Garden Company is a holding company and conducts substantially all of its operations through its subsidiaries. Our Class A Common Stock is listed on NASDAQ under the symbol “MSG.” As a result, we are generally subject to NASDAQ corporate governance listing standards.

Corporate Governance Guidelines

Our Board has adopted our Corporate Governance Guidelines. These guidelines set forth our practices and policies with respect to Board composition and selection, Board meetings, executive sessions of the Board, Board committees, the expectations we have of our directors, selection of the Executive Chairman and the

President and Chief Executive Officer, management succession, Board and executive compensation, and Board self-evaluation requirements. The full text of our Corporate Governance Guidelines may be viewed at our corporate website at http://investor.msg.com. A copy may be obtained by writing to The Madison Square Garden Company, Two Penn Plaza, New York, NY 10121; Attention: Corporate Secretary.

Executive Sessions of Non-Management and Independent Board Members

Under our Corporate Governance Guidelines, our directors who are not also officers of our Company or any of its affiliates (“non-management directors”) may meet in executive sessions. In addition, our directors who are independent under NASDAQ rules are required to meet in executive sessions at least twice a year.

Communicating with Our Directors

Our Board has adopted policies designed to allow stockholders and other interested parties to communicate with our directors. Any interested party that wishes to communicate directly with the Board or any director or the non-management directors as a group should send communications in writing to the Chairman of the Audit Committee, The Madison Square Garden Company, Two Penn Plaza, New York, NY 10121. Any person, whether or not an employee, who has a concern with respect to our accounting, internal accounting controls, auditing issues or other matters, may, in a confidential or anonymous manner, communicate those concerns to our Audit Committee by contacting The Network, Inc., which has been designated to act as a confidential contact organization for these purposes, at 1-877-756-4306.

Code of Conduct and Ethics

Our Board has adopted a Code of Conduct and Ethics for our directors, officers and employees. A portion of this Code of Conduct and Ethics also serves as a code of conduct and ethics for our senior financial officers, including our principal accounting officer and controller. Among other things, our Code of Conduct and Ethics covers conflicts of interest, disclosure responsibilities, legal compliance, reporting and compliance under the Code of Conduct and Ethics, confidentiality, corporate opportunities, fair dealing, protection and proper use of Company assets, and equal employment opportunity and harassment. The full text of the code is available on our website at http://investor.msg.com. In addition, a copy may be obtained by writing to The Madison Square Garden Company, Two Penn Plaza, New York, NY 10121; Attention: Corporate Secretary.

Director Independence

Our Board has elected for the Company to be treated as a “controlled company” under NASDAQ’s corporate governance rules, and, as a result, the Company is not required to comply with NASDAQ’s requirement for a majority independent board of directors and for an independent nominating committee.

Our Board has determined that each of the following non-employee directors is “independent” within the meaning of the rules of NASDAQ and the SEC: Messrs. Tese, Parsons and Schwartz. In reaching its determination with respect to Mr. Tese, the Board considered the fact that Mr. Tese serves as a director of Cablevision and that his brother has been employed by MSG Holdings, L.P., a subsidiary of the Company, in a non-executive officer position and determined that these relationships are not material and that Mr. Tese is independent within the meaning of the rules of NASDAQ and the SEC. In reaching its determination with respect to Mr. Schwartz, the Board considered the fact that Mr. Schwartz serves as a director of AMC Networks Inc. (a company that is also controlled by the Dolan Family), and that from time to time, he, or entities for which he serves as an officer or principal, has performed services for Cablevision and/or AMC Networks Inc. and determined that performance of these services is not material and that Mr. Schwartz is independent within the meaning of the rules of NASDAQ and the SEC.

PROPOSAL 1 — ELECTION OF DIRECTORS

The Board has nominated twelve director candidates named below. Of the twelve nominees for director, three are to be elected by the Class A stockholders and nine are to be elected by the Class B stockholders. All of the directors are elected for a term to expire at the next annual meeting of the Company’s stockholders.

Messrs. Charles F. Dolan and James L. Dolan were elected by the Company’s sole shareholder on July 29, 2009. Mr. Richard D. Parsons, Mr. Alan D. Schwartz, Mr. Vincent Tese, Ms. Kristin A. Dolan, Mr. Thomas C. Dolan, Ms. Deborah A. Dolan-Sweeney, Ms. Marianne Dolan Weber and Mr. Brian G. Sweeney were elected by the Company’s sole shareholder on February 5, 2010. Mr. Charles P. Dolan was appointed by the directors elected by the holders of Class B Common Stock on July 21, 2010. Mr. Wilt Hildenbrand is being nominated as a director for the first time.

The persons named in the proxy intend to vote for the election of each of the director nominees below, unless you indicate on your proxy that your vote should be withheld from any or all of the nominees. Information on each of our nominees is given below.

If a nominee for election as a director by the Class A stockholders becomes unavailable before the election, the persons named in the Class A proxy would be authorized to vote for a replacement nominee for election as a director by the Class A stockholders if the Board names one. If a Class B director nominee becomes unavailable before the election, the persons named in the Class B proxy would be authorized to vote for a replacement Class B director nominee if the Board names one.

            The Board unanimously recommends that you vote FOR each of the following candidates:

Directors Elected by Class A Common Stockholders

RICHARD D. PARSONS — Age 63

Director since February 9, 2010

Mr. Parsons is Senior Advisor for Providence Equity Partners LLC since October 2009. Chairman of Citigroup Inc. since January 2009. Chairman of Time Warner from 2003 to 2008; Chief Executive Officer of Time Warner from 2002 to 2007; Co-Chief Operating Officer of AOL Time Warner from 2001 to 2002; and President of Time Warner from 1995 to 2000. Chairman and Chief Executive Officer of Dime Bancorp from 1990 to 1995; President and Chief Operating Officer of Dime Bancorp from 1988 to 1990. Partner of Patterson, Belknap, Webb & Tyler law firm from 1979 to 1988. Mr. Parsons is a director of Estee Lauder Companies and Citigroup Inc. He is a trustee of the Museum of Modern Art and the American Museum of Natural History. Mr. Parsons is chairman of the Apollo Theater Foundation and the Jazz Foundation of America. In light of Mr. Parsons’ business experience, including as a chairman and chief executive officer of public companies, his experience as a practicing attorney, his services as a director of other public companies and charitable institutions, as well as the knowledge and experience he has gained about the Company’s business and the contributions he has made during his tenure as a director of the Company, our Board has concluded that Mr. Parsons should serve as a director of the Company.

ALAN D. SCHWARTZ — Age 61

Director since February 9, 2010

Mr. Schwartz is Executive Chairman of Guggenheim Partners, LLC since 2009. Consultant for Rothschild Inc. from 2008 to 2009. President of The Bear Stearns Companies, Inc. from 2007 to 2008; Chief Executive Officer of The Bear Stearns Companies. Inc. from January 2008 to March 2008; Co-President of The Bear Stearns Companies, Inc. from 2001 to 2007; and President and Co-Chief Operating Officer of The Bear Stearns Companies, Inc. from 2001 to 2008. Mr. Schwartz is a director of AMC Networks Inc. and Marvin & Palmer Associates, Inc. He is a trustee of Duke University, and a member of the boards of MENTOR: The National Mentoring Partnership, St. Vincent’s Services for Children, Robin Hood Foundation and NYU Medical

Center. In light of Mr. Schwartz’s experience as an investment banker, his experience as a senior executive of other businesses, his service as a director of another public company and charitable institutions, as well as the knowledge and experience he has gained about the Company’s business and the contributions he has made during his tenure as a director of the Company, our Board has concluded that Mr. Schwartz should serve as a director of the Company.

VINCENT TESE — Age 68

Director since February 9, 2010

Mr. Tese served as Chairman and Chief Executive Officer of the New York State Urban Development Corporation from 1985 to 1987 and as Director of Economic Development for New York State from 1987 to December 1994. Mr. Tese is Chairman of Bond Street Holdings, LLC, and Premier American Bank. He is a director of Cablevision, IntercontinentalExchange, Inc., ICE U.S. Trust LLC, Mack-Cali Realty Corporation, Municipal Art Society and Wireless Cable International, Inc. and a trustee of New York Presbyterian Hospital and New York University School of Law. During the past five years, Mr. Tese was a director of Gabelli Asset Management, National Wireless Holdings, Inc. and The Bear Stearns Companies, Inc. In light of his experience as the chief executive officer of the New York State Urban Development Corporation, his other government service, his experience as the executive chairman of private companies, his service as a director of other public companies, as well as the knowledge and experience he has gained about the Company’s business and the contributions he has made during his tenure as a director of both Cablevision and the Company, our Board has concluded that Mr. Tese should serve as a director of the Company.

Directors Elected by Class B Common Stockholders

JAMES L. DOLAN — Age 56

Director since July 29, 2009

Mr. Dolan is Executive Chairman of the Company since July 29, 2009; President and Chief Executive Officer of MSG Holdings, L.P. since April 2011; Executive Chairman of MSG Holdings, L.P. since June 2010; Chairman of MSG Holdings, L.P. from 1999 to 2010. President of Cablevision since June 1998; Chief Executive Officer of Cablevision since October 1995; Chief Executive Officer of Rainbow Media Holdings, Inc., a former subsidiary of Cablevision, from September 1992 to October 1995; Vice President of Cablevision from 1987 to September 1992. Mr. Dolan serves as a director of Cablevision, AMC Networks Inc. and Live Nation Entertainment, Inc. James L. Dolan is the son of Charles F. Dolan, the spouse of Kristin A. Dolan, the father of Charles P. Dolan, the brother of Deborah A. Dolan-Sweeney, Marianne Dolan Weber and Thomas C. Dolan, and the brother-in-law of Brian G. Sweeney. In light of his experience in various positions with Cablevision since 1979, including as its Chief Executive Officer since 1995, his experience in various positions with the Company and its predecessors since 1999, including most recently as its Chairman since 1999 (and Executive Chairman since 2009), as well as the knowledge and experience he has gained about the Company’s business and contributions he has made during his tenure as a director of the Company and Cablevision, our Board has concluded that James L. Dolan should serve as a director of the Company.

CHARLES F. DOLAN — Age 84

Director since July 29, 2009

Mr. Dolan is Chairman of Cablevision since 1985 and Chief Executive Officer of Cablevision from 1985 to October 1995. Executive Chairman of AMC Networks Inc. since June 2011. Founded and acted as the General Partner of Cablevision’s predecessor from 1973 to 1985. Established Manhattan Cable Television in 1961 and Home Box Office in 1971. Mr. Dolan serves as a director of Cablevision and AMC Networks Inc. Charles F. Dolan is the father of James L. Dolan, Thomas C. Dolan, Marianne Dolan Weber and Deborah A. Dolan-Sweeney, father-in-law of Kristin A. Dolan and Brian G. Sweeney, and the grandfather of Charles P. Dolan. In light of his experience in the cable television and cable programming industries, as well as his experience as founder of Cablevision, his service as Chairman and, previously, as the Chief Executive Officer of

Cablevision and its predecessors, as well as the knowledge and experience he has gained about the Company’s business and contributions he has made during his tenure as a director of both Cablevision and the Company, our Board has concluded that Charles F. Dolan should serve as a director of the Company.

CHARLES P. DOLAN — Age 24

Director since July 21, 2010

Mr. Dolan is an employee of Knickerbocker Group LLC since August 2010. He is a graduate of New York University and has significant familiarity with the business of the Company as a member of the third generation of Cablevision’s founding family. Charles P. Dolan is the son of James L. Dolan, the stepson of Kristin A. Dolan, the grandson of Charles F. Dolan, and the nephew of Thomas C. Dolan, Deborah A. Dolan-Sweeney, Marianne Dolan Weber and Brian G. Sweeney. In light of his familiarity with the business, being a member of the third generation of Cablevision’s founding family, as well as the knowledge and experience he has gained about the Company’s business and the contributions he has made during his tenure as a director of the Company, our Board has concluded that Mr. Charles P. Dolan should serve as a director of the Company.

KRISTIN A. DOLAN — Age 45

Director since February 9, 2010

Ms. Dolan is Senior Vice President of Cablevision since June 2003. Ms. Dolan serves as a director of Cablevision and AMC Networks Inc. Kristin A. Dolan is the spouse of James L. Dolan, the step-mother of Charles P. Dolan, the daughter-in-law of Charles F. Dolan, and the sister-in-law of Thomas C. Dolan, Marianne Dolan Weber, Deborah A. Dolan-Sweeney and Brian G. Sweeney. In light of her experience in various positions at Cablevision since 1990, her familiarity with the Company, as well as the knowledge and experience she has gained about the Company’s business and the contributions she has made during her tenure as a director of the Company our Board has concluded that Kristin A. Dolan should serve as a director of the Company.

THOMAS C. DOLAN — Age 59

Director since February 9, 2010

Mr. Dolan has been Executive Vice President-Strategy and Development, Office of the Chairman of Cablevision since September 2008; CEO of Rainbow Media Corp. from April 2004 to April 2005; Executive Vice President and Chief Information Officer of Cablevision from October 2001 until April 2004; Senior Vice President and Chief Information Officer of Cablevision from February 1996 to October 2001; Vice President and Chief Information Officer of Cablevision from July 1994 to February 1996; General Manager of Cablevision’s East End Long Island cable system from November 1991 to July 1994 and System Manager of Cablevision’s East End Long Island cable system from August 1987 to October 1991. Mr. Dolan serves as a director of Cablevision and AMC Networks Inc. Thomas C. Dolan is the son of Charles F. Dolan, the brother of James L. Dolan, Deborah A. Dolan-Sweeney and Marianne Dolan Weber, the brother-in-law of Brian G. Sweeney and Kristin A. Dolan, and the uncle of Charles P. Dolan. In light of his experience as a member of Cablevision’s founding family and in various positions with Cablevision since 1987, as well as the knowledge and experience he has gained about the Company’s business and contributions he has made during his tenure as a director of both Cablevision and the Company, our Board has concluded that Thomas C. Dolan should serve as a director of the Company.

BRIAN G. SWEENEY — Age 47

Director since February 9, 2010

Mr. Sweeney is Senior Vice President —eMedia of Cablevision since January 2000. Mr. Sweeney serves as a director of Cablevision and AMC Networks Inc. Brian G. Sweeney is the son-in-law of Charles F. Dolan, the brother-in-law of James L. Dolan, Marianne Dolan Weber, Thomas C. Dolan and Kristin A. Dolan, the spouse of Deborah A. Dolan-Sweeney, and the uncle of Charles P. Dolan. In light of his experience in various positions with Cablevision since 1993, as well as the knowledge and experience he has gained about the Company’s business and contributions he has made during his tenure as a director of both Cablevision and the Company, our Board has concluded that Brian G. Sweeney should serve as a director of the Company.

DEBORAH A. DOLAN-SWEENEY — Age 47

Director since February 9, 2010

Ms. Dolan-Sweeney has been a Director of Dolan Family Foundation since 1986 and a Director of Dolan Children’s Foundation since 1997. Ms. Dolan-Sweeney serves as a director of Cablevision. Deborah A. Dolan-Sweeney is the daughter of Charles F. Dolan, the spouse of Brian G. Sweeney, the sister of James L. Dolan, Marianne Dolan Weber and Thomas C. Dolan, the sister-in-law of Kristin A. Dolan, and the aunt of Charles P. Dolan. In light of her experience as a member of Cablevision’s founding family, as well as the knowledge and experience she has gained about the Company’s business and contributions she has made during her tenure as a director of both Cablevision and the Company, our Board has concluded that Deborah A. Dolan-Sweeney should serve as a director of the Company.

MARIANNE DOLAN WEBER — Age 54

Director since February 9, 2010

Ms. Dolan Weber has been Chairman of Dolan Family Foundation since September 1999 and Chairman of Dolan Children’s Foundation since September 1999. President of Dolan Family Foundation from 1986 to September 1999. President of Dolan Children’s Foundation from 1997 to September 1999. Manager of Dolan Family Office, LLC since 1997. Ms. Dolan Weber serves as a director of Cablevision and AMC Networks Inc. Marianne Dolan Weber is the daughter of Charles F. Dolan, the sister of James L. Dolan, Deborah A. Dolan-Sweeney and Thomas C. Dolan, the sister-in-law of Brian G. Sweeney and Kristin A. Dolan, and the aunt of Charles P. Dolan. In light of her experience as a member of Cablevision’s founding family and as Chairman of the Dolan Family Foundation and her experience as the manager of the Dolan Family Office, as well as the knowledge and experience she has gained about the Company’s business and contributions she has made during her tenure as a director of both Cablevision and the Company, our Board has concluded that Marianne Dolan Weber should serve as a director of the Company.

WILT HILDENBRAND — Age 63

Mr. Hildenbrand is a Senior Advisor of Engineering and Technology for Cablevision since March 2006; Executive Vice President of Engineering and Technology from January 2000 to March 2006; Senior Vice President of Technology from January 1998 to January 2000 and Vice president of Engineering Support and Customer Relations from October 1986 to January 1998. He served as Director of Engineering for Rainbow Media Holdings, a former subsidiary of Cablevision, from July 1979 to October 1986. In light of his experience in various positions at Cablevision since 1979 and his familiarity with Madison Square Garden, our Board has concluded that Wilt Hildebrand should serve as a director of the Company.

BOARD OF DIRECTORS

Term of Office and Attendance at Board Meetings

The term of office of our directors will expire at the annual meeting of stockholders on November 30, 2011, at which time our stockholders will vote on each director’s re-election for a term to expire at the annual meeting of the Company’s Stockholders in 2012. See “Proposal 1 — Election of Directors.” The business address for each director is c/o The Madison Square Garden Company, Two Penn Plaza, New York, NY 10121. Each director is a citizen of the United States. We encourage our directors to attend annual meetings of stockholders and believe that attendance at annual meetings is just as important as attendance at meetings of the Board.

The Board met two times between January 1, 2011 and June 30, 2011. During that time, each of our directors attended at least 75% of the meetings of the Board and, as applicable, the committees of the Board on which he or she served. During the Company’s 2010 fiscal year the Board met six times. During the 2010 fiscal year, each of our directors attended at least 75% of the meetings of the Board and, as applicable, the committees of the Board on which he or she served during such time, with the exceptions of Ms. Deborah Dolan-Sweeney and Ms. Marianne Dolan Weber.

Director Selection

Our directors have not set specific, minimum qualifications that nominees must meet in order for them to be nominated for election to the Board, but rather believe that each nominee should be evaluated based on his or her individual merits, taking into account, among other matters, the factors set forth in our Corporate Governance Guidelines under “Board Composition” and “Selection of Directors.” Those factors include:

•	The desire to have a Board that encompasses a broad range of skills, expertise, industry knowledge, diversity of viewpoints, opinions, background and experience and contacts relevant to our business;

•	Personal qualities and characteristics, accomplishments and reputation in the business community;

•	Ability and willingness to commit adequate time to Board and committee matters; and

•	The fit of the individual’s skill and personality with those of other directors and potential directors in building a Board that is effective, collegial and responsive to the needs of our Company.

The Class A Directors will evaluate possible candidates to recommend to the Board for nomination as Class A Directors and suggest individuals for the Board to explore in more depth. The Board also considers nominees for Class A Directors recommended by our stockholders. Nominees recommended by stockholders are given appropriate consideration in the same manner as other nominees. Stockholders who wish to submit nominees for consideration by the Board for election at our 2012 annual meeting of stockholders may do so by submitting in writing such nominees’ names, in compliance with the procedures and along with other information required by the Company’s By-laws. See “Other Matters—Stockholder Proposals for 2012 Annual Meeting.”

The Class B Directors will consult from time to time with one or more of the holders of Class B Common Stock to assure that all Class B Director nominees recommended to the Board are individuals who will make a meaningful contribution as Board members and will be individuals likely to receive the approving vote of the holders of a majority of the outstanding Class B Common Stock. The Class B Directors do not intend to consider unsolicited suggestions of nominees by holders of our Class A common stock. We believe that this is appropriate in light of the voting provisions of our Amended and Restated Certificate of Incorporation which vest exclusively in the holders of our Class B Common Stock the right to elect our Class B Directors.

Board Leadership Structure

Our Board has chosen to separate the roles of Chairman of the Board and Chief Executive Officer. The Board believes that this is the optimal leadership structure as it recognizes both Mr. James L. Dolan’s senior executive role with the Company as well as his leadership position on the Company’s Board while the Company is also able to benefit from the experience of its President and Chief Executive Officer, Mr. Hank J. Ratner, with responsibility for day-to-day management of the Company.

Risk Oversight

The Company’s Board believes that oversight of risk management is an important Board responsibility. The Audit Committee takes the lead on behalf of the Board in monitoring risk management. The Audit Committee discusses guidelines and policies governing the process by which senior management of the Company and the relevant departments of the Company assess and manage the Company’s exposure to risk, and discusses the Company’s major financial risk exposures and the steps management has taken to monitor and control such exposures. Our Compensation Committee considers the Company’s exposure to risk in establishing and implementing our executive compensation programs. The Compensation Committee, with the assistance of its compensation consultant, reviewed the level of risk incentivized by the Company’s executive compensation program as well as incentive programs below the executive level. Based on this assessment and the executive compensation programs’ emphasis on long-term performance, its close connection to Company-wide and divisional performance and its equity-based component designed to align the executives’ compensation with the Company’s long-term strategy and growth, the Compensation Committee determined that our executive compensation programs do not create incentives for excessive risk-taking that are reasonably likely to have a material adverse effect on the Company.

Director Compensation

Each non-employee director receives a base fee of $50,000 per year; $2,000 per Board, committee or non-management director meeting attended in person; and $500 per Board, committee or non-management director meeting attended by telephone. Non-employee directors also receive $10,000 annually per committee chairmanship or $5,000 annually per committee membership. For the Transition Period, non-employee directors received a prorated base fee of $25,000 and prorated committee chairmanship and committee membership fees of $5,000 and $2,500, respectively. In addition, we reimburse our directors for reasonable expenses in connection with attendance at Board, committee and stockholder meetings. A director who is a Company employee receives no compensation for serving as a director.

We also pay our non-employee directors compensation in restricted stock units. Each non-employee director receives an annual grant of restricted stock units for the number of shares of common stock equal to $110,000 based on the average closing price over the twenty trading day period concluding on the day prior to the grant date. For the Transition Period, this award was granted on March 10, 2011, and was prorated to reflect the Transition Period’s six-month duration. It is anticipated that with respect to equity compensation for non-employee directors in fiscal years commencing with the fiscal year ending June 30, 2012, such awards will be granted on the date of the annual stockholder meeting using the twenty trading day average closing price concluding on the day prior to the annual stockholder meeting. The restricted stock units the non-employee directors receive are fully vested on the date of grant and settled in stock, or at the Compensation Committee’s election in cash, generally upon the first business day following 90 days after service on the Board ceases. Such compensation is made pursuant to our 2010 Stock Plan for Non-Employee Directors.

In order for our directors to develop an intimate familiarity with the different types of events presented at our venues, the services and support offered to patrons at our events and the characteristics and features of our venues, the Company makes available to each of our non-employee directors without charge up to two tickets per event for up to eight events per calendar year, subject to availability. Director attendance at such events is integrally and directly related to the performance of their duties and, as such, we do not deem the receipt of such tickets to be perquisites. These ticket limitations do not apply to special events to which non-employee directors and their guests may be specifically invited from time to time in their capacity as non-employee directors of the Company (e.g. charity concerts, premiers, etc.). In addition, non-employee directors may purchase tickets to events from the Company at face value, subject to availability. Tickets provided to directors may not be resold.

Director Compensation Table

The table below summarizes the total compensation paid to or earned by each of our non-employee directors from January 1, 2011 through June 30, 2011. Directors who are employees of the Company receive no compensation for service as directors.

Name	Fees Earned or Paid in Cash ($)(1)	Stock Awards ($) (2)(3)	Option Awards ($)(4)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings	All Other Compensation (5)	Total ($)
Charles F. Dolan	27,500	54,218	—	—	—	—	81,718
Charles P. Dolan	29,000	54,218	—	—	—	—	83,218
Kristin A. Dolan	29,000	54,218	—	—	—	—	83,218
Thomas C. Dolan	29,000	54,218	—	—	—	—	83,218
Deborah A. Dolan-Sweeney	27,500	54,218	—	—	—	—	81,718
Marianne Dolan Weber	29,000	54,218	—	—	—	—	83,218
Brad Dorsogna	29,000	54,218	—	—	—	—	83,218
Brian G. Sweeney	27,500	54,218	—	—	—	—	81,718
Richard D. Parsons	33,000	54,218	—	—	—	—	87,218
Alan D. Schwartz	40,500	54,218	—	—	—	—	94,718
Vincent Tese	43,000	54,218	—	—	—	—	97,218

(1)	These amounts represent base fees and committee fees earned with respect to the Transition Period. The amounts reported do not include expenses incurred in attending meetings for which the Company reimburses each non-employee director for reasonable out of pocket expenses.

(2)	This column reflects the fair market value of 1,973 restricted stock units granted on March 10, 2011 to each non-employee director as calculated in accordance with Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) Topic 718.

(3)	For each non-employee director, the aggregate number of restricted stock units held as of June 30, 2011 is as follows: Mr. Charles F. Dolan, 6,996 units; Mr. Charles P. Dolan, 5,445 units; Ms. Kristin A. Dolan, 6,996 units; Mr. Thomas C. Dolan, 6,996 units; Ms. Deborah A. Dolan-Sweeney, 6,996 units; Ms. Marianne Dolan Weber, 6,996 units; Mr. Brad Dorsogna, 6,996 units; Mr. Brian G. Sweeney, 6,996 units; Mr. Richard D. Parsons, 6,996 units; Mr. Alan D. Schwartz, 6,996 units and Mr. Vincent Tese, 6,996 units.

(4)	No stock options were awarded between January 1, 2011 and June 30, 2011 in connection with the directors’ service to the Company.

(5)	There was no other compensation granted to directors from January 1, 2011 through June 30, 2011.

Board Committees

Our board has two standing committees: the Audit Committee and the Compensation Committee.

Audit Committee

Our Audit Committee met three times between January 1, 2011 and June 30, 2011, and met five times during the Company’s 2010 fiscal year. The Audit Committee consists of Messrs. Tese (Chair), Parsons and

Schwartz. The primary purposes and responsibilities of our Audit Committee are to: (a) assist the Board (i) in its oversight of the integrity of our financial statements, (ii) in its oversight of our compliance with legal and regulatory requirements, (iii) in assessing our independent registered public accounting firm’s qualifications and independence, and (iv) in assessing the performance of our internal audit function and independent registered public accounting firm; (b) appoint, retain or terminate the Company’s registered public accounting firm and to pre-approve, or to adopt appropriate procedures to pre-approve, all audit and non-audit services, if any, to be provided by the independent registered public accounting firm; (c) review the appointment and replacement of the head of our internal audit department; (d) establish procedures for the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters and for the confidential, anonymous submission by Company employees or any provider of accounting-related services of concerns regarding questionable accounting and auditing matters and review of submissions and treatment of any such complaints; (e) review and approve related party transactions that are required to be disclosed under SEC rules or that require such approval under the Company’s Related Party Transaction Approval Policy; (f) conduct and review with the Board an annual performance evaluation of the Audit Committee; (g) prepare any report of the Audit Committee required by the rules and regulations of the SEC for inclusion in our annual proxy statement; (h) review and reassess the Audit Committee charter at least annually; and (i) report to the Board on a regular basis. The text of our Audit Committee charter is available on our website at http://investor.msg.com/governance.cfm. A copy may be obtained by writing to The Madison Square Garden Company, Two Penn Plaza, New York, NY 10121; Attention: Corporate Secretary.

As discussed above, our Board has determined that each member of our Audit Committee is “independent” within the meaning of the rules of both NASDAQ and the SEC, and that each has not participated in the preparation of the financial statements of the Company or any current subsidiary of the Company at any time during the past three years and is able to read and understand fundamental financial statements, including balance sheets, income statements and cash flow statements. Our Board has also determined that each of Messrs. Tese, Parsons and Schwartz is an “audit committee financial expert” within the meaning of the rules of the SEC.

Our Board has established a procedure whereby complaints or concerns with respect to accounting, internal controls, auditing and other matters may be submitted to the Audit Committee. This procedure is described under “— Corporate Governance — Communicating with Our Directors.”

Compensation Committee

Our Compensation Committee met four times between January 1, 2011 and June 30, 2011, and met nine times during the Company’s 2010 fiscal year. The Compensation Committee consists of Messrs. Schwartz (Chair) and Tese. The primary purposes of our Compensation Committee are to: (a) establish our general compensation philosophy and, in consultation with management, oversee the development and implementation of compensation programs; (b) review and approve corporate goals and objectives relevant to the compensation of our President and Chief Executive Officer and our other executive officers who are required to file reports with the SEC under Section 16 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) (together with the President and Chief Executive Officers, the “Senior Employees”), evaluate their performance in light of these goals and objectives and determine and approve their compensation based upon that evaluation; (c) approve any new equity compensation plan or material changes to an existing plan; (d) oversee the activities of the committee or committees administering our retirement and benefit plans; (e) in consultation with management, oversee regulatory compliance with respect to compensation matters; (f) determine and approve any severance or similar termination payments to be made to Senior Employees (current or former); (g) determine the components and amount of Board compensation and review such determinations from time to time in relation to other similarly situated companies; (h) prepare any reports of the Compensation Committee to be included in the Company’s annual proxy statement; (i) conduct and review with the Board an annual performance evaluation of the Compensation Committee; and (j) report to the Board on a regular basis, but not less than annually. The Compensation Committee may, in its discretion, delegate a portion of its duties and responsibilities to one or more subcommittees of the Compensation Committee. For example, the Compensation Committee may delegate the approval of certain transactions to a subcommittee consisting solely of members of the Compensation Committee who are (i) “non-employee directors” for the purposes of Rule 16b-3 of the Exchange Act, and (ii) “outside directors” for the purposes of Section 162(m) of the Internal Revenue Code, as in effect from time to time. The text of our Compensation Committee charter is available on our website at http://investor.msg.com/governance.cfm. A copy may be obtained by writing to The Madison Square Garden Company, Two Penn Plaza, New York, NY 10121; Attention: Corporate Secretary.

The Compensation Committee reviews the performance of the Senior Employees, evaluates their performance in light of those goals and objectives and, either as a committee or together with the other independent directors (as directed by the Board), determines and approves the Senior Employees’ compensation level based on this evaluation. In determining the long-term incentive component of CEO compensation, the Compensation Committee considers, among other factors, the Company’s performance and relative stockholder return, the value of similar incentive awards to CEOs at comparable companies and the awards given to the CEO in past years.

As discussed above, our Board has determined that each member of our Compensation Committee is “independent” under the rules of NASDAQ.

Compensation Committee Interlocks and Insider Participation

Messrs. Alan D. Schwartz and Vincent Tese served as members of the Compensation Committee during the Transition Period. Neither of them is a current or former officer or employee of the Company.

Absence of Nominating Committee

As permitted under NASDAQ rules, we do not have a nominating committee. We believe that it is appropriate not to have a nominating committee because of our stockholder voting structure. Under the terms of our Amended and Restated Certificate of Incorporation, the holders of our Class B Common Stock currently have the right to elect up to 75% of the members of our Board. We believe that creating a committee consisting solely of independent directors charged with responsibility for recommending nominees for election as directors would be inconsistent with the vested rights of the holders of Class B Common Stock under our Amended and Restated Certificate of Incorporation. Instead, our Corporate Governance Guidelines provide a mechanism for the selection of nominees for election as directors by the holders of our Class A common stock (“Class A Directors”) and by the holders of our Class B Common Stock (“Class B Directors”). The holders of our Class A common stock are currently entitled to elect 25% of the members of our Board. Under our Corporate Governance Guidelines, nominees for election as Class A Directors shall be recommended to the Board by the Class A Directors then in office who were elected by the holders of our Class A common stock. Nominees for election as Class B Directors shall be recommended to our Board by the Class B Directors then in office who were elected by the holders of the Class B Common Stock.

Other Committees

In addition to standing committees, the Company has adopted a policy whereby a committee of our Board consisting entirely of independent directors, which may be our Audit Committee (an “Independent Committee”), will review and approve or take such other action as it may deem appropriate with respect to transactions requiring approval under the Company’s Related Party Transaction Policy. For a further discussion of our related party transaction policy, see “— Related Party Transaction Approval Policy.” During the Transition Period, our Audit Committee served as the Independent Committee under this policy.

Our Amended By-laws permit us to form an Executive Committee of the Board which would have the power to exercise all of the powers and authority of the Board in the management of the business and affairs of the Company, except as limited by the Delaware General Corporation Law. Our Board has not formed an Executive Committee, although it could do so in the future.

PROPOSAL 2 — RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED

PUBLIC ACCOUNTING FIRM

The Audit Committee, comprised of independent members of the Board, has appointed KPMG LLP as our independent registered public accounting firm (the independent auditors) with respect to our operations for the fiscal year 2012. KPMG LLP will audit our financial statements for fiscal year 2012. Representatives of KPMG LLP will be present at the annual meeting to answer appropriate questions and to make a statement if they desire. Even if the selection is ratified, the Audit Committee may in its discretion select a different independent registered public accounting firm at any time during the year if it determines that such a change would be in the best interests of the Company and its stockholders.

We are asking that you ratify the appointment of KPMG LLP, although your ratification is not required. Approval of this proposal requires the favorable vote of the majority of the votes cast by the holders of Class A Common Stock and Class B Common Stock, voting together as a single class. In accordance with our amended and restated Certificate of Incorporation, holders of Class A Common Stock will have one vote per share and holders of Class B Common Stock will have ten votes per share.

The Board unanimously recommends that you vote FOR this proposal.

AUDIT COMMITTEE MATTERS

The following table provides information about fees for services rendered by KPMG LLP, our independent registered public accounting firm for the Transition Period, fiscal year-end 2010 and fiscal year-end 2009:

	Transition Period	2010 Amounts	2009 Amounts
Audit fees (1)(2)	$1,500,000	$1,976,000	$1,550,000
Audit-related fees (3)	$18,500	$192,100	$ 204,000
Tax fees (4)	$21,657	$105,000	—
All other fees	—	—	—

(1)	Audit fees billed to the Company consisted of services for work arising from the Company’s combined Transition Period financial statement audit, combined 2010 financial statement audit and the consolidated Cablevision audit in 2009.

(2)	Includes intercompany charges received by the Company from Cablevision of $776,000 and $1,400,000 for the allocable portion of KPMG LLP’s audit and audit-related fees billed in 2010 and 2009, respectively, for the 2009 and 2008 fiscal year audits.

(3)	Audit-related fees billed to the Company consisted principally of services relating to certain contractually-required audits.

(4)	Tax fees billed to the Company consisted principally of advisory services relating to state and local tax matters, including, in respect to, the Madison Square Garden Arena Transformation.

The Audit Committee’s policy requires that the Audit Committee pre-approve audit and non-audit services performed by the independent registered public accounting firm. The Audit Committee may delegate its pre-approval authority to the Chairman provided that any such services are subsequently ratified by the entire Audit Committee. In addition, the Chief Financial Officer may approve the engagement of the independent registered public accounting firm for audit-related services not to exceed $50,000 per engagement provided that such engagement is ratified by the Audit Committee at the next Audit Committee meeting. All of the services for which fees were disclosed under “Audit-Related Fees” and “Tax Fees” in the table above were pre-approved under the Audit Committee’s pre-approval policy.

REPORT OF AUDIT COMMITTEE

The Audit Committee assists the Board in its oversight of the Company’s financial reporting, internal controls, and audit functions. As set forth in the charter of the Audit Committee, management of the Company is responsible for the preparation, presentation and integrity of the Company’s financial statements, the Company’s accounting and financial reporting principles and internal controls and procedures designed to assure compliance with accounting standards and applicable laws and regulations. The Company has a full-time Internal Audit department that reports to the Audit Committee and management. This department is responsible for objectively reviewing and evaluating the adequacy, effectiveness, and quality of the Company’s system of internal control.

The Company’s independent registered public accounting firm is responsible for auditing the Company’s financial statements and internal control over financial reporting in accordance with the standards of the Public Company Accounting Oversight Board (“PCAOB”) and expressing an opinion on the conformity of the consolidated financial statements to U.S. generally accepted accounting principles (“U.S. GAAP”) and on the effectiveness of the Company’s internal control over financial reporting.

In the performance of its oversight function, the Audit Committee has reviewed and discussed the audited financial statements with management and the independent registered public accounting firm. The Audit Committee has also discussed with the independent registered public accounting firm the matters required to be discussed by Statement on Auditing Standards No. 61, as amended, as adopted by the PCAOB in Rule 3200T. Finally, the Audit Committee has received the written disclosures and the letter from the independent registered public accounting firm required by Independence Standards Board Standard No. 1, Communication with Audit Committees Concerning Independence, as adopted by the PCAOB in Rule 3526, and has discussed with the auditors the auditors’ independence. All audit and non-audit services performed by the independent registered public accounting firm must be specifically approved by the Audit Committee or a member thereof.

As part of its responsibilities for oversight of the risk management process, the Audit Committee has reviewed and discussed the Company’s risk assessment and risk management framework, including discussions of individual risk areas as well as a summary of the overall process.

The Audit Committee has discussed with the Company’s Internal Audit Department and the independent registered public accounting firm the overall scope of and plans for their respective audits. The Audit Committee meets with the Senior Vice President of Internal Audit and Compliance, and representatives of the independent registered public accounting firm, in regular and executive sessions, to discuss the results of their examinations, the evaluations of the Company’s internal controls, and the overall quality of the Company’s financial reporting and compliance programs.

Based upon the reports, review and discussions described in this report, the Audit Committee recommended to the Board that the audited financial statements be included in the Company’s Transition Report on Form 10-K/T for the period ended June 30, 2011 filed with the Securities and Exchange Commission.

Members of the Audit Committee

Vincent Tese (Chair)

Richard D. Parsons

Alan D. Schwartz

EXECUTIVE COMPENSATION

COMPENSATION DISCUSSION AND ANALYSIS

The Company compensates its named executive officers through salary, bonus, long-term incentive awards, perquisites and fringe benefit programs. Our annual and long-term incentive programs provide performance-based incentives for our management tied to key financial measures that drive stockholder value and reward sustained achievement of our key financial goals.

This Compensation Discussion and Analysis presents historical and current information and analysis related to the compensation programs for our named executive officers. For purposes of this Compensation Discussion and Analysis, Messrs. James L. Dolan, Hank J. Ratner, Robert M. Pollichino, Lawrence J. Burian and Joseph F. Yospe are referred to collectively as our named executive officers (“NEOs”). This Compensation Discussion and Analysis describes the specific arrangements that the Company has in place for its NEOs as well as a discussion of our compensation philosophy for the NEOs for the Transition Period. Due to the partial-year nature of the Transition Period, certain elements of the Company’s executive compensation varied from past practice. Going forward, the Compensation Committee of our Board reviews regularly all aspects of compensation and makes appropriate adjustments.

The historical compensation information presented in our Executive Compensation Tables for fiscal year 2009 for Messrs. James L. Dolan, Hank J. Ratner and Robert M. Pollichino relates to services rendered by these executives, each of whom was an executive of MSG Holdings, L.P., while it was a subsidiary of Cablevision. Messrs. Dolan and Ratner were also named executive officers of Cablevision in 2009. The services rendered by these three executives in 2009 were, in some instances, in capacities not equivalent to the positions in which they serve the Company or our subsidiaries. The 2009 historical compensation information is therefore not necessarily indicative of the compensation amounts, philosophy or benefits these individuals, or other executive officers of our Company, receive as executive officers of the Company as a separate public company. Messrs. Burian and Yospe were neither named executive officers of Cablevision nor officers of MSG Holdings, L.P. in 2009. All of the information set forth in this proxy statement relating to Cablevision compensation amounts and benefits has been provided by Cablevision or has otherwise been obtained from Cablevision’s public filings with the SEC. With respect to current compensation, we have presented information below under “Elements of In-Service Compensation” and “Employment Agreements” concerning the compensation that Messrs. Dolan, Ratner, Pollichino and Burian received from the Company under employment agreements which each officer has entered into with the Company and which became effective on the Distribution Date. We have presented similar information for Joseph F. Yospe, who became an executive officer of the Company on February 26, 2010. Mr. Yospe’s employment agreement expired on February 26, 2011. Information concerning the Company’s employment agreements with these executive officers is set forth below under “Employment Agreements.”

Overview of Executive Compensation Program

Our executive compensation program is administered by our Compensation Committee. The responsibilities of the Compensation Committee are set forth in its charter. Among other responsibilities, the Compensation Committee (1) establishes our general compensation philosophy and, in consultation with management, oversees the development and implementation of compensation programs; (2) reviews and approves corporate goals and objectives relevant to the compensation of our executive officers who are required to file reports with the SEC under Section 16(a) of the Exchange Act, evaluates their performance in light of those goals and objectives and determines and approves their respective compensation level based on this evaluation; and (3) oversees the activities of the committee or committees administering our retirement and benefit plans and (4) administers our stockholder-approved compensation plans. For more information about the Compensation Committee, please see “Board of Directors — Board Committees — Compensation Committee.”

Compensation Consultant

In accordance with its charter, the Compensation Committee has the authority to engage outside consultants to assist in the performance of its duties and responsibilities. Our Compensation Committee utilizes the services of a compensation consultant to assist in determining whether the elements of our executive compensation program are reasonable and consistent with our objectives. The compensation consultant advises the Compensation Committee on designing our executive compensation program and the reasonableness of individual compensation awards for our NEOs. The compensation consultant reports directly to our Compensation Committee, and, at the request of the Compensation Committee, the compensation consultant meets with members of our management from time to time for purposes of gathering information on management proposals and recommendations to be presented to our Compensation Committee.

In February 2010 our Compensation Committee engaged ClearBridge Compensation Group (the “compensation consultant”) to serve as its independent compensation consultant. In such capacity, the compensation consultant attended all meetings of the Compensation Committee, and provided advice and recommendations in connection with the structure of the compensation program for the six-month Transition Period ended June 30, 2011, including on the design of the executive compensation program and the reasonableness of individual compensation targets and awards. Such advice and recommendations incorporated both market data and Company-specific factors. From January 1, 2011 through June 30, 2011, the compensation consultant did not provide any other services for the Company.

Role of Executives in Determining Compensation

The Compensation Committee reviews the performance and compensation of the Executive Chairman and the President and Chief Executive Officer and, following discussions with its compensation consultant, establishes each of their compensation. The management of the Company assists the Compensation Committee and its compensation consultant as described in this Compensation Discussion and Analysis, and provides to the Compensation Committee, either directly or through the compensation consultant, management’s recommendations on the compensation for executive officers other than the Executive Chairman and the President and Chief Executive Officer. Other members of management provide support to the Compensation Committee as needed. Based upon a review of performance and historical compensation, recommendations and information from members of management, and discussions with its compensation consultant, the Compensation Committee determines and approves compensation for the executive officers.

Executive Compensation Program Objectives and Philosophy

The Company is a fully-integrated sports, entertainment and media business comprised of dynamic and powerful brands. In support of its business objectives, the Company places great importance on its ability to attract, retain, motivate and reward experienced executive officers who can continue to achieve strong financial, operational and stock performance. The Company strives to do so by developing executive compensation policies and programs that are consistent with, explicitly linked to, and supportive of, the strategic objectives of growing the Company’s businesses and maximizing stockholder value. Our NEOs, who are the five executive officers listed in the tables under “Executive Compensation Tables” below, have a combined total of more than 90 years of professional experience in the industries in which the Company operates.

The following principles describe the key objectives of our executive compensation program:

•

the majority of compensation for the Company’s executive officers should be at risk and based on the performance of the Company, so that actual compensation levels depend upon the Company’s actual performance as determined by the Compensation Committee;

•	incentive compensation of the Company’s executive officers should focus more heavily on long-term rather than short-term accomplishments and results;

•	equity-based compensation should be used to align the interests of our executive officers with our stockholders’ interests; and

•

the overall executive compensation program should be competitive, equitable and structured so as to ensure the Company’s ability to attract, retain, motivate and reward the talented executives who are essential to the Company’s continuing success. Total direct compensation, rather than individual compensation elements, is the Compensation Committee’s focus in providing competitive compensation opportunities.

In designing the executive compensation program, the Compensation Committee seeks to fulfill these objectives by maintaining appropriate balances between (1) short-term and long-term compensation, (2) cash and equity compensation and (3) performance-based and non-performance-based compensation.

Compensation Practices and Policies

General

The following discussion describes the practices and policies implemented by the Compensation Committee during the six-month Transition Period. As discussed in greater detail below under “— Employment Agreements,” much of the NEOs’ compensation is covered by employment agreements which, in the case of Messrs. Dolan, Ratner, Pollichino and Burian, were entered into prior to the Distribution and approved by Cablevision’s compensation committee.

Performance Objectives

As described below under “— Elements of In-Service Compensation,” the Company grants performance-based incentive compensation as an important element of executive compensation.

Generally, the performance metrics for the Company’s incentive compensation have been based on net revenues and on the adjusted operating cash flow, or “AOCF,” of its business units. The Company defines AOCF, which is a non-GAAP financial measure, as operating income (loss) before (i) depreciation, amortization and impairments of property and equipment and intangible assets, (ii) share-based compensation expense or benefit, and (iii) restructuring charges or credits. Because it is based on operating income (loss), AOCF also excludes interest expense (including cash interest expense) and other non-operating income and expense items. AOCF of the Company’s business units is based upon the AOCF of the Company’s reporting segments less the cost of the Company’s long-term incentive program that is included as an expense of the segments.

The Company considers these performance measures to be key measures of the Company’s operating performance. At the time of grant of an award, the performance measures used may contemplate certain potential future adjustments and exclusions.

Tally Sheets

The Compensation Committee has reviewed tally sheets setting forth all components of compensation payable, and the benefits accruing, to the NEOs for the Transition Period, including all cash compensation, perquisites and the current value of outstanding equity-based awards. The tally sheets also set forth potential payouts to the NEOs upon various termination scenarios. The Compensation Committee considers the information presented in the tally sheets in determining future compensation.

Benchmarking

As part of the Compensation Committee’s review of the Transition Period compensation, the compensation consultant assisted the Compensation Committee in: (1) determining if a peer group should be used for comparative purposes, (2) assessing executive compensation in light of internal and external considerations and (3) reviewing the Company’s equity and cash-based executive incentive programs, taking into account evolving market trends. With the assistance of the compensation consultant, the Compensation Committee determined not to use peer group or target positioning in determining compensation given the limited number of comparable publicly-traded companies. Rather, the Compensation Committee used internal information (historical metrics, job responsibility, parity among executive officers and attraction and retention of talent) and market data (industry-related and broad market data) to assess and determine compensation levels.

Use of Compensation Surveys and Other Comparative Data

In connection with the compensation planning process, the Compensation Committee considered internal and external sources of information to determine appropriate level and mix of compensation. In order to obtain a general understanding of current compensation practices, the Compensation Committee considered multiple broad-based compensation surveys prepared by a variety of different compensation firms and industry groups.

Elements of In-Service Compensation

Our executive compensation philosophy is reflected in the principal elements of our executive compensation program, each of which is important to the Company’s desire to attract, retain, motivate and reward highly-qualified executive officers. The compensation program included the following key elements for the Transition Period: base salary, annual cash incentives, long-term incentives, retirement, health and welfare and other benefits, which are generally provided to all other eligible employees, and additional executive benefits, including post-termination compensation under certain circumstances and certain perquisites, as described below.

A significant percentage of total direct compensation is allocated to incentive compensation in accordance with the Compensation Committee’s philosophy as described above. The Compensation Committee reviews historical Company compensation, other information provided by the compensation consultant and other factors, such as experience, performance and length of service to determine the level and mix of compensation for executive officers, by position, that the Compensation Committee has deemed appropriate. The allocation between cash and equity compensation and short-term and long-term compensation is designed to provide a variety of fixed and at-risk compensation that is related to the achievement of the Company’s short-term and long-term objectives.

As noted in greater detail below under “Employment Agreements,” Messrs. Dolan and Ratner, are also employed by Cablevision, as its President and Chief Executive Officer, and its Vice Chairman, respectively. Messrs. Dolan and Ratner are separately compensated by Cablevision with respect to such employment.

Base Salaries

Our Compensation Committee is responsible for setting the base salaries of the executive officers, which are intended to compensate the NEOs for the day-to-day services performed for the Company. Base salaries for these executives have been set at levels that are intended to reflect the competitive marketplace in attracting and retaining quality executives. Each of the employment agreements of Messrs. Dolan, Ratner, Pollichino and Burian contains a minimum base salary level. For information regarding these minimum base salary levels, please see “— Employment Agreements” below. The Compensation Committee currently reviews the salaries of the executive officers no less frequently than on an annual basis. The Compensation Committee evaluates each executive’s performance and experience and based, on their performance and in accordance with the terms of the employment agreements, the Compensation Committee, in its discretion, may increase base salaries for the executive officers over time. During the Transition Period Messrs. Pollichino, Burian and Yospe were granted base salary increases of 2.5%, effective March 1, 2011, which were within the typical range of increases granted to the Company’s employees for the Transition Period. The Compensation Committee determined not to provide salary increases for Messrs. Dolan and Ratner, but rather determined that their salaries would be reviewed in the new fiscal year, along with all other executives. The base salaries paid to the NEOs in the Transition Period were as follows: Mr. Dolan — $250,000; Mr. Ratner — $600,000; Mr. Pollichino — $355,815; Mr. Burian — $304,846; and Mr. Yospe — $203,231. See footnote 1 to “Executive Compensation Table — Summary Compensation Tables” for a more detailed discussion of the Transition Period base salaries.

Effective September 1, 2011, annual base salaries to be earned by Messrs. Dolan, Ratner, Pollichino, Burian and Yospe were $525,000, $1,260,000, $740,000, $635,000 and $421,000, respectively. With respect to Messrs. Pollichino, Burian and Yospe, such increases were within the typical range of increases granted to the Company’s employees for the applicable fiscal year, and with respect to Messrs. Dolan and Ratner, such increases, when coupled with the lack of salary increase during the Transition Period (as noted above), were within the typical range of aggregate increases granted to the Company’s employees for the Transition Period and subsequent fiscal year.

Annual Cash Incentives

Under our executive compensation program, annual incentive awards are made to executive officers and certain other members of management. Annual incentive awards are designed to link executive compensation directly to the Company’s performance and provide incentives and rewards for excellent business performance during the year. For the NEOs and other individuals that the Compensation Committee determines may be covered by Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”), Transition Period bonuses were granted under the Company’s 2010 Cash Incentive Plan (the “CIP”), a plan approved by the Company’s sole stockholder prior to the Distribution Date and administered by the Compensation Committee. See “— Tax Deductibility of Compensation” below. As discussed below, the stockholders are being asked to approve the CIP at the November 30, 2011 annual meeting. “See Proposal 4 — Proposal to Approve the Company’s 2010 Cash Incentive Plan.” For all other members of management, Transition Period bonuses were granted under the Company’s management performance incentive program (“MPIP”) administered by the Compensation Committee.

Each annual incentive award eligible employee is assigned a target annual incentive award equal to a percentage of that employee’s annual base salary. For the Transition Period, target bonuses were set as a percentage of the base salary earned during the Transition Period. The target annual incentive awards are determined based upon the applicable employee’s position, grade level, responsibilities, and historical and expected future contributions to the Company. In addition, each of the employment agreements of the executive officers contains, or with respect to Mr. Yospe contained, a minimum target annual incentive award level. For information regarding these minimum target annual incentive award levels, see “— Employment Agreements” below. The Compensation Committee currently reviews the target bonus levels of the executive officers no less frequently than on an annual basis. The Compensation Committee evaluates each such executive’s performance, experience, and based on their performance and in accordance with the terms of the employment agreements, the Compensation Committee, in its sole discretion, may set target annual incentive award levels for the executive officers. Target Transition Period incentive award levels for the NEOs were as follows: Mr. Dolan — 200% of base salary earned during the Transition Period; Mr. Ratner — 200% of base salary earned during the Transition Period; Mr. Pollichino — 60% of base salary earned during the Transition Period; Mr. Burian — 60% of base salary earned during the Transition Period and Mr. Yospe — 45% of base salary earned during the Transition Period.

The payment of the Transition Period incentive awards under the CIP is conditioned upon the satisfaction of one or more performance objectives established by the Compensation Committee. Any such performance objective is subject to various adjustments such as for acquisitions and dispositions and investments in new venues or business ventures. The performance metrics were designed to achieve tax deductibility under Code Section 162(m). Upon achievement of the performance objective(s), each NEO would be eligible to receive payment of an incentive bonus equal to the lesser of $10 million and two times the executive’s target annual incentive award, subject to the Compensation Committee’s discretion to reduce the award. In general, under the CIP, regardless of whether the Company achieves, exceeds or fails to achieve its target performance objective(s), the Compensation Committee has the discretion only to decrease annual incentive awards if the Company wishes to preserve the Code Section 162(m) deduction. In order for the NEOs to be eligible to receive the Transition Period cash incentive award, the Transition Period AOCF of the business units needed to exceed $67.5 million. On August 23, 2011, the Compensation Committee certified the awards as achieved by virtue of the Transition Period AOCF of the business units equaling $107,705,000. The Compensation Committee applied negative discretion under the CIP to bring payouts generally in line with calculated payouts under the MPIP for individuals who hold corporate positions (as described below). On September 13, 2011, the Transition Period annual incentive awards were paid by the Company to the NEOs as follows: Mr. Dolan — $675,000; Mr. Ratner — $1,620,000; Mr. Pollichino — $288,210; Mr. Burian — $246,925 and Mr. Yospe — $125,870.

The payment of annual incentive awards under the MPIP is conditioned upon the satisfaction of one or more performance objectives established by the Compensation Committee depending upon the applicable eligible employee’s specific business unit. For the Transition Period, under the MPIP, these performance objectives related an assessment of business unit performance against goals, strategies, operating performance, five-year plan and growth initiatives. For individuals who hold corporate positions at the Company, the MPIP performance objectives were predominantly based on corporate and company-wide achievement of the performance metrics. Bonuses awarded under the MPIP may also be adjusted based on recipients’ individual performances. To the extent the Company exceeds or falls short of the MPIP performance objectives, eligible employees may receive payments greater than or less than their target annual incentive award. These performance metrics were developed to take into account the seasonality of our businesses in light of the partial-year nature of the Transition Period.

Long-term Incentives

Our executive compensation program is designed to achieve the objectives described above under “— Executive Compensation Program Objectives and Philosophy.” Our core long-term incentive program has historically been a mix of restricted stock units and cash performance awards, with the size of target awards based upon each individual’s grade level. In light of the partial-year nature of the Transition Period and the seasonal nature of our business, the Compensation Committee determined that the awards for the Transition Period should consist solely of restricted stock units and that the eligible employees’ awards should be based upon 50% of their respective annual targets.

The overall value delivered to each NEO was consistent with the amount due to employees at each NEO’s grade level.

We believe that restricted stock units provide the NEOs with an incentive to improve the Company’s stock price performance and a direct alignment with stockholders’ interests, as well as a continuing stake in the long-term success of the Company. In addition, because these equity awards vest in their entirety on the third anniversary of the grant date (i.e., cliff vesting), we believe these awards provide strong incentives for the executives to remain with the Company.

We have made our annual long-term incentive grants to eligible employees after the public announcement of our annual financial information. Restricted stock units were granted in March 2011. In September 2011, the Compensation Committee approved long-term incentive award grants of both restricted stock units and cash performance awards for the fiscal year commencing on July 1, 2011. The Company expects that going forward, long-term incentive awards will continue to consist of a mix of restricted stock units and cash performance awards.

Restricted Stock Units

Under our executive compensation program, long-term incentive grants of restricted stock units are made to executive officers and certain other members of management pursuant to the Company’s 2010 Employee Stock Plan (the “Employee Stock Plan”). If the recipient remains employed by the Company through the date that the restrictions lapse, an award of a restricted stock unit will be settled in a share of Class A Common Stock or, at the Compensation Committee’s discretion, in a cash amount equal to the value of one share of Class A Common Stock as of the date such restrictions lapse. Under the current executive compensation program, restricted stock unit awards will cliff vest on the third anniversary of the date of grant so long as the recipient is continuously employed until such date. The restricted stock units granted to the NEOs also include a performance condition designed to achieve tax deductibility under Code Section 162(m). The number of restricted stock units granted to each employee is determined based on the average closing price over the twenty-day trading period concluding on the day prior to the grant. In March 2011, the Compensation Committee approved the following awards of restricted stock units to the NEOs for the Transition Period: Mr. Dolan — 31,380 units; Mr. Ratner — 96,810 units; Mr. Pollichino — 17,040 units; Mr. Burian — 10,760 units and Mr. Yospe — 7,360 units. Such 2011 restricted stock units will vest in March 2014, as long as the recipient is continuously employed until such date and the performance objectives are attained. Such awards, with respect to the executive officers, were also subject to the achievement of one of the following performance targets: (i) AOCF of the business units in the Transition Period exceeding $67.5 million, (ii) AOCF of the business units in either of the Company’s fiscal years commencing on July 1, 2011 or July 1, 2012 exceeding $194.8 million, or (iii) AOCF of the business units in the six-month period commencing on July 1, 2013 exceeding $106.4 million. On August 23, 2011, the Compensation Committee certified the awards as achieved by virtue of the Transition Period AOCF of the business units equaling $107,705,000. Additional information regarding restricted stock unit awards for the NEOs during the Transition Period is set forth in the Summary Compensation Table and the Grants of Plan-Based Awards table under “Executive Compensation Tables” below. More information regarding other equity grants for the NEOs appears in the Outstanding Equity Awards at June 30, 2011 table under “Executive Compensation Tables” below.

Cash Performance Awards

Under our executive compensation program, grants of long-term cash performance awards had been, prior to the Transition Period, and have been, following the Transition Period, made to executive officers and certain other members of management pursuant to the Company’s CIP. As discussed above, no cash performance awards were granted with respect to the Transition Period. The current executive compensation program contemplates annual grants of three-year performance awards to executive officers and other members of management to be earned on the basis of long-term performance relative to pre-established financial goals. The Compensation Committee sets the performance objectives for each award in the first quarter of the fiscal year of grant. Each recipient is eligible to receive a specified dollar amount, depending on the employee’s grade level, to the extent that the Company’s target performance objectives are achieved and the recipient is continuously employed through the payment date.

Outstanding Awards

In addition to the long-term incentive awards described above, certain of our executives (including all NEOs other than Mr. Yospe) have outstanding equity awards that were granted by Cablevision in connection with their service as employees of Cablevision prior to the Distribution. Grants of any such equity awards received by the NEOs are set forth in the Outstanding Equity Awards at June 30, 2011 table under “Executive Compensation Tables” below and are discussed in greater detail under “— Treatment of Legacy Cablevision Options, Rights, Restricted Stock, Restricted Stock Units and Other Awards” below.

Additionally, certain of our executives (including all NEOs other than Mr. Yospe) have outstanding long-term cash performance awards that were granted by Cablevision in connection with their service as employees of Cablevision prior to the Distribution. See “— Treatment of Legacy Cablevision Options, Rights, Restricted Stock, Restricted Stock Units and Other Awards.”

In addition to the outstanding equity and cash performance awards, Cablevision’s former executive compensation program also included special retention incentives called deferred compensation awards. These awards were generally made to its executive officers and other members of Cablevision management. The purpose of these deferred compensation awards was to attract and retain senior executives. Messrs. Dolan, Ratner, Pollichino and Burian received these awards in October 2004, though the deferred compensation awards for Messrs. Dolan and Rater remain a liability of Cablevision. See “— Treatment of Legacy Cablevision Options, Rights, Restricted Stock, Restricted Stock Units and Other Awards,” for a further discussion.

The Cablevision deferred compensation awards granted to Messrs. Pollichino and Burian contemplate an initial award amount for each recipient of $500,000. Each year, on the anniversary date of the award, the award amount grows by an additional amount equal to the lesser of 20% of the individual’s annual base salary in effect at that time and $150,000. In addition, the award amount is increased by quarterly interest, at an annual interest rate equal to the average of the one-year LIBOR fixed-rate equivalent for the ten business days immediately preceding October 1st of each year. The deferred compensation award is paid in installments: 50% of the then current award amount was paid on the fifth anniversary of the effective date of the award (October 2009 for Messrs. Pollichino and Burian), and the balance of the then current award amount was paid on the seventh anniversary of the effective date (October 2011 for Messrs. Pollichino and Burian). For the Transition Period, information regarding the Cablevision deferred compensation awards of Messrs. Pollichino and Burian is set forth in the Summary Compensation Table.

Independent of any action by the Compensation Committee, as a result of the spin-off by Cablevision of AMC Networks Inc. (“AMC Networks”) into its own separate, publicly-traded company (the “AMC Distribution”), Cablevision stock options and stock appreciation rights were adjusted according to the 1:4 distribution ratio (i.e., one share of AMC Networks common stock for every four shares of Cablevision) into two separate awards by each of Cablevision and AMC Networks. Additionally, shares of AMC Networks stock were issued as dividends on outstanding Cablevision restricted stock awards. Such shares of AMC Networks stock are restricted on the same basis as the underlying Cablevision shares. See “Executive Compensation — Treatment of Legacy Cablevision Options, Rights, Restricted Stock, Restricted Stock Units and Other Awards.”

Benefits

Benefits offered to executive officers generally provide for retirement income and serve as a safety net against hardships that can arise from illness, disability or death. The executive officers are generally eligible to participate in the same health and welfare benefit plans made available to the other benefits-eligible employees of the Company, including, for example, medical, dental, vision, life insurance and disability coverage. Notwithstanding the foregoing, Mr. Dolan does not participate in certain Company benefit plans, including the Company’s qualified defined benefit and defined contribution pension plans, and the Company’s medical, dental and vision plans. Mr. Dolan receives pension and health benefits from Cablevision.

Defined Benefit Plans

The Company maintains the MSG Holdings, L.P. Cash Balance Pension Plan, a tax-qualified defined benefit plan, for participating employees, including executive officers. Under the MSG Holdings, L.P. Excess Cash Balance Plan, a non-qualified deferred compensation plan, the Company provides additional benefits to employees, including executive officers, who are restricted by the applicable IRS annual compensation limitation. Effective March 1, 2011, the Company merged the Madison Square Garden, L.P. Retirement Plan, a frozen defined benefit pension plan, into the Cash Balance Pension Plan.

The Company also maintains the MSG Holdings, L.P. Excess Retirement Plan, a non-qualified deferred compensation plan, under which the Company provided additional benefit accruals (until January 1, 2008) to employees, including executive officers, whose participation in the Madison Square Garden, L.P. Retirement Plan was restricted by the applicable IRS annual compensation limitation. The Excess Retirement Plan was frozen at the same time as the related qualified plan.

More information regarding the MSG Holdings, L.P. Cash Balance Pension Plan, the MSG Holdings, L.P. Excess Cash Balance Plan, and the MSG Holdings, L.P. Excess Retirement Plan is provided in the Pension Benefits table under “Executive Compensation Tables” below.

Defined Contribution Plans

Under the MSG Holdings, L.P. 401(k) Savings Plan, a tax-qualified retirement savings plan, participating employees, including executive officers, may contribute into their plan accounts a percentage of their eligible pay on a before-tax basis as well as a percentage of their eligible pay on an after-tax basis. The Company matches 50% of the first 6% of eligible pay contributed by participating employees. The Company matching contributions are subject to vesting limitations for the first three years of employment.

In addition, the Company offers the MSG Holdings, L.P. Excess Savings Plan, a non-qualified deferred compensation plan, to employees, including executive officers, who are restricted by the applicable IRS annual compensation limitation and/or the pre-tax income deferral limitation. More information regarding the Excess Savings Plan is provided in the Nonqualified Deferred Compensation table under “Executive Compensation Tables” below.

Matching contributions made by the Company under the MSG Holdings, L.P. 401(k) Savings Plan and the MSG Holdings, L.P. Excess Savings Plan and allocations under the defined contribution portion of the Nonqualified Supplemental Benefit Plan on behalf of the NEOs are set forth in the Summary Compensation Table under “Executive Compensation Tables” below.

Other

In addition to the above employee benefit plans, Mr. Pollichino is also eligible for benefits under the Madison Square Garden Retiree Medical Program, which provides continued medical coverage to employees who (i) were hired prior to January 1, 2001, (ii) retire after age 55 with at least ten years of service, (iii) commence payments under the MSG Holdings, L.P. Retirement Plan and (iv) are eligible for the Company’s active medical plan on the day before the retirement date. The program is self-funded and participants pay 25% of the cost of pre-65 coverage and 100% of post-65 coverage.

Perquisites

The Company provides certain perquisites to executive officers as described below. The aggregate value of perquisites received by each of the NEOs is set forth in the Summary Compensation Table under “Executive Compensation Tables” below.

Car and Driver

Mr. Ratner has regular access to a car and driver, which he is permitted to use for his personal use in addition to business purposes. In addition, certain other executive officers and members of management have had access to cars and drivers on a limited basis for personal use. To the extent employees use a car and driver for personal use, those employees are imputed compensation for tax purposes.

Aircraft Arrangements

The Company has access to various aircraft through timesharing arrangements with a subsidiary of Cablevision and various Dolan family entities. Generally, Messrs. Dolan and Ratner are permitted to use Cablevision helicopters for personal travel, which has primarily been for purposes of commutation. The Company and Cablevision have agreed on an allocation of the costs of such personal helicopter use.

To the extent any employee uses any of the aircraft for personal travel without reimbursement to the Company, they are imputed compensation for tax purposes based on the Standard Industry Fare Level rates that are published biannually by the IRS. For compensation reporting purposes, we valued the incremental cost of the personal use of the aircraft based on the variable costs incurred by the Company net of reimbursements received from executives. The incremental cost of the use of the aircraft does not include any costs that would have been incurred by the Company whether or not the personal trip was taken.

Event Tickets

From time to time certain employees, including the NEOs, have access to tickets to sporting events and other entertainment at the Company’s venues at no cost, and may also purchase tickets at face value. Attendance at such events is integrally and directly related to the performance of their duties, and, as such, we do not deem the receipt of such tickets to be perquisites.

Post-Termination Compensation

We believe that post-termination benefits are integral to the Company’s ability to attract and retain qualified executives.

Under certain circumstances, payments or other benefits may be provided to employees upon the termination of their employment with the Company. These may include payments or other benefits upon a termination by the Company without cause, termination by the employee for good reason, other voluntary termination by the employee, retirement, death, disability, or termination following a change in control of the Company or following a going-private transaction. The amounts and terms of such payments and other benefits (including the definition of “cause” and “good reason”) are governed by each NEO’s employment agreement and any applicable award agreements. Post-termination compensation is discussed in greater detail in “Employment Agreements” and “Termination and Severance” below.

Tax Deductibility of Compensation

Code Section 162(m) establishes a $1 million limit on the amount that a publicly held corporation may deduct for compensation paid to the chief executive officer and the next three most highly paid NEOs (other than the chief financial officer) in a taxable year. This limitation does not apply to any compensation that is “qualified performance-based compensation” under Code Section 162(m), which is defined as compensation paid in connection with certain stock options or that is paid only if the individual’s performance meets pre-established objective goals based on performance criteria established under a plan approved by stockholders. Our short-term and long-term incentive compensation plans are generally designed to qualify for this exemption from the deduction limitations of Code Section 162(m) and to be consistent with providing appropriate compensation to executives. The Company’s stockholders are being asked to approve the CIP and the Employee Stock Plan at the November 30, 2011 annual meeting. See Proposals 3 and 4.

From time to time, to the extent it deems appropriate, the Compensation Committee may make awards (or modifications to awards) that would not qualify for an exemption from Code Section 162(m). For example, we expect that the amount of annual base salary in excess of $1 million for the President and Chief Executive Officer and the next three most highly paid NEOs, plus any other annual compensation paid or imputed to the President and Chief Executive Officer and the next three most highly paid NEOs covered by Code Section 162(m) that causes his non-performance-based compensation to exceed the $1 million limit, will not be deductible by the Company for federal income tax purposes.

Although it is the Company’s intent generally to qualify compensation for the exemption from the deduction limitations, we believe that it is in the best interests of the Company’s stockholders to allow the Compensation Committee the flexibility and discretion to design an appropriate executive compensation program so that the Company can attract, retain and motivate our executives, notwithstanding Section 162(m).

Treatment of Legacy Cablevision Options, Rights, Restricted Stock, Restricted Stock Units and Other Awards

In connection with the Distribution, each Cablevision stock option and stock appreciation right (“right” or “SAR”) became two options/rights. Cablevision options were converted into options to acquire Cablevision NY Group Class A Common Stock and options to acquire the Company’s Class A Common Stock. Cablevision rights were converted into rights with respect to the cash value of Cablevision NY Group Class A Common Stock and rights with respect to the cash value of the Company’s Class A Common Stock. The number of shares of the Company’s Class A Common Stock that became subject to each option/right was based on the 1:4 distribution ratio (i.e., one share of the Company’s common stock for every four shares of Cablevision). The options and the rights with respect to the Company’s Class A Common Stock were issued under the new Madison Square Garden, Inc. 2010 Employee Stock Plan or the new Madison Square Garden, Inc. 2010 Stock Plan for Non-Employee Directors, as applicable. The existing exercise price was allocated between the existing Cablevision options/rights and the Company’s new options/rights based upon ten-day weighted-average prices of the Cablevision NY Group Class A Common Stock and the Company’s Class A Common Stock, taking into account the 1:4 distribution ratio. As a result of this adjustment, 82.63% of the pre-Distribution exercise price of options and rights was allocated to the Cablevision options and rights and 17.37% was allocated to the new Madison Square Garden, Inc. options and rights. Other than the split of the Cablevision options and rights and the allocation of the existing exercise price, upon issuance of our new options and rights there was no additional adjustment to the existing Cablevision options and rights in connection with the Distribution, and the terms of each employee’s applicable Cablevision award agreement continue to govern the Cablevision options and rights. The options and rights that were issued in respect of outstanding Cablevision stock options and rights will be affected by a change in control or going private transaction of the Company or Cablevision, as set forth in the terms of the award agreement.

Further, in the Distribution, one share of the Company’s Class A Common Stock was issued in respect of every four shares of Cablevision restricted stock. These shares of Company stock are restricted on the same basis as the underlying Cablevision shares, and are referred to in this Compensation Discussion and Analysis and the Executive Compensation Tables as “Distribution-related shares.” These shares were not issued under any of the Company’s new equity plans as they were issued as a dividend in respect of Cablevision NY Group Class A Common Stock in connection with the Distribution. If a holder of Cablevision restricted stock forfeits such restricted stock and therefore forfeits our accompanying shares, the Company shares will be returned to our treasury.

Cablevision has issued restricted stock units to its non-employee directors which represent unfunded, unsecured rights to receive shares of Cablevision NY Group Class A Common Stock (or cash or other property) at a future date upon the satisfaction of the conditions specified by the Compensation Committee in the award agreement. Such restricted stock units were fully vested on the date of grant. Upon Distribution, each holder of a restricted stock unit received one share of our Class A Common Stock in respect of every four Cablevision restricted stock units owned on the record date and continued to be entitled to a share of Cablevision NY Group Class A Common Stock (or cash or other property) in accordance with the award agreement. Such shares of Class A Common Stock were issued under our 2010 Stock Plan for Non-Employee Directors. Cablevision has issued to its non-employee directors options to purchase its Cablevision NY Group Class A Common Stock, and such options are fully vested. In connection with the Distribution, each Cablevision option became two options: one an option to acquire Cablevision NY Group Class A Common Stock and one an option to acquire our Class A Common Stock. The allocation of exercise price between the existing non-employee director Cablevision options and our new non-employee director options and the number of shares subject to those new options was determined in the same manner as described above for our options/rights issued under our 2010 Employee Stock Plan at the time of the Distribution.

On June 30, 2011, Cablevision completed the AMC Distribution. As a result, AMC Networks became a separately traded public company. In connection with the AMC Distribution, (i) holders of outstanding awards of Cablevision stock options and stock appreciation rights (including certain of our officers, employees and directors) received AMC Networks stock options and stock appreciation rights, (ii) holders of outstanding awards of Cablevision restricted stock (including certain of our officers, employees and directors) received shares of AMC Networks Class A Common Stock restricted on the same basis as the underlying Cablevision restricted shares, and (iii) Cablevision non-employee directors (including certain of our directors) who hold outstanding awards of Cablevision restricted stock units received shares of AMC Networks Class A Common Stock. Such issuance of AMC Networks equity and equity-based awards were based on a 1:4 distribution ration (i.e., one share of AMC Networks Class A Common Stock for every four shares of Cablevision), and the exercise price of the stock options and stock appreciation rights were allocated based upon the ten-day volume weighted average prices of the Cablevision NY Group Class A Common Stock and the AMC Networks Class A Common Stock.

As a result of the issuance of AMC Networks equity and equity-based awards in connection with the AMC Distribution, those of our employees (including certain executive officers) and directors who held outstanding Cablevision awards at such time received AMC Networks awards. To the extent that any such individual forfeits the Cablevision award, then the related AMC Networks awards shall be forfeited as well.

Other Awards

In 2008 and 2009, Cablevision granted three-year performance awards to executives and certain other members of management of the Company under Cablevision’s 2006 Cash Incentive Plan. The performance objectives in each employee’s applicable award agreement were required to be adjusted to reflect the exclusion of our business from the business of Cablevision.

Deferred compensation awards granted by Cablevision pursuant to Cablevision’s Long-Term Incentive Plan (which was superseded by Cablevision’s Cash Incentive Plan in 2006) were unaffected by the Distribution.

With respect to outstanding long-term cash and equity awards, the Company, Cablevision and AMC Networks are not regarded as competitive entities of each other for purposes of any non-competition provisions contained in the applicable award agreements. With respect to all outstanding Cablevision and AMC Networks awards (and our options and stock appreciation rights issued in connection with such awards) holders of such awards will continue to vest in them so long as they remain employed by the Company, Cablevision, AMC Networks, or affiliates of those entities, provided that an employee who moves from the Company or one of its subsidiaries, on the one hand, to Cablevision or one of its subsidiaries, or AMC Networks or one of its subsidiaries, on the other hand, at a time when the applicable entity is no longer affiliated with the Company, will not continue to vest in our awards and such change will constitute a termination of employment for purposes of the award agreement. Notwithstanding the foregoing, Messrs. James L. Dolan and Hank J. Ratner will continue to vest in their outstanding Cablevision awards (as well as in Company stock options and stock appreciation rights issued upon the Distribution with respect to such outstanding Cablevision awards) based solely on their continued service with Cablevision and not in respect of their continued service with the Company and its subsidiaries.

We are not responsible for any payments associated with any annual, long-term cash or deferred compensation award granted by Cablevision to Mr. Dolan or Mr. Ratner that was outstanding as of the Distribution. Payment of such awards is the sole responsibility of Cablevision. Payments of any awards granted to Mr. Pollichino will continue to be the responsibility of the Company. The Company has assumed all liabilities relating to annual, long-term cash or deferred compensation awards granted by Cablevision to Mr. Burian that were outstanding as of the Distribution; however, Cablevision has funded the portion of those awards accrued through February 1, 2010, the date he transferred to the Company.

The performance awards and deferred compensation awards applicable to our other employees were assigned by Cablevision to us and have been assumed by us.

REPORT OF COMPENSATION COMMITTEE

The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis set forth above with management. Based on such review and discussions, we have recommended to the Board that the Compensation Discussion and Analysis be included in this proxy statement for filing with the U.S. Securities and Exchange Commission.

Members of the Compensation Committee

Alan D. Schwartz (Chair)

Vincent Tese

EXECUTIVE COMPENSATION TABLES

The tables below reflect the compensation of the Company’s Executive Chairman, President and Chief Executive Officer, Chief Financial Officer and the two other most highly paid executive officers. See “Compensation Discussion and Analysis” for an explanation of our compensation philosophy and program.

Historical Compensation Information

The information set forth below with respect to the year ended December 31, 2009 is historical Cablevision information. The information has been provided by, or derived from information provided by, Cablevision. All such information reflects compensation earned during 2009 based upon services rendered to Cablevision and its subsidiaries (including MSG Holdings, L.P.) by our Executive Chairman and our President and Chief Executive Officer, and is based upon services rendered to MSG Holdings, L.P. while a subsidiary of Cablevision by our Executive Vice President and Chief Financial Officer. The services rendered by these executives in 2009 while a subsidiary of Cablevision were in capacities not equivalent to the positions in which they serve the Company or our subsidiaries.

Summary Compensation Table

The table below summarizes (a) the total compensation paid to or earned by each of our NEOs for the Transition Period (January 1, 2011 through June 30, 2011) (b) the total compensation paid to or earned by each of our NEO’s for the year ended December 31, 2010 and (c) the total compensation paid to or earned by Messrs. Dolan, Ratner and Pollichino in their capacities as executive officers of Cablevision or its subsidiaries for the year ending December 31, 2009, all of which was paid by Cablevision.

Name and Principal Position	Year	Salary ($)(1)	Bonus ($)(2)	Stock Awards ($)(3)	Option Awards ($)(4)	Non-Equity Incentive Plan Compensation ($)(5)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($) (6)	All Other Compensation ($)(7)	Total ($)
James L. Dolan	Transition Period	250,000	—	862,322	—	675,000	687	7,500	1,795,509
Executive Chairman	2010	440,385	—	766,500	—	1,154,688	35,231	15,519	2,412,323
	2009 (8)	1,872,000	717,616	1,731,584	2,991,067	8,457,281	215,020	1,159,092	17,143,660

Hank J. Ratner	Transition Period	600,000	—	2,660,339	—	1,620,000	1,443	52,288	4,934,070
President and Chief Executive Officer	2010	1,056,923	—	7,551,120		2,771,253	73,985	87,673	11,540,954
	2009 (8)	1,638,000	717,616	1,546,240	2,669,803	7,968,083	167,823	1,450,631	16,158,196
Robert M. Pollichino	Transition Period	355,815	—	468,259	—	288,210	76,703	14,639	1,203,626
Executive Vice President and CFO	2010	685,979	—	416,100	—	817,591	160,697	169,995	2,250,362
	2009 (8)	582,400	599,665	194,560	—	692,750	30,002	178,465	2,277,842
Lawrence J. Burian	Transition Period	304,846	—	295,685	—	246,925	3,272	12,567	863,295
Executive Vice President, General Counsel & Secretary	2010	542,308	—	262,800	—	729,959	35,327	142,506	1,712,900
	2009 (9)	—	—	—	—	—	—	—	—

Joseph F. Yospe	Transition Period	203,231	—	202,253	—	125,870	—	6,687	538,041
Senior Vice President and Controller	2010	332,308	—	179,580	—	235,980	—	6,983	754,851
	2009 (9)	—	—	—	—	—	—	—	—

(1)	For the Transition Period, salaries paid to the NEOs accounted for approximately the following percentages of their total compensation: Mr. Dolan — 14%; Mr. Ratner — 12%; Mr. Pollichino — 30%; Mr. Burian — 35%; and Mr. Yospe — 38%.

(2)	For 2009 figures, this column reflects the portion of the deferred compensation award paid by Cablevision on the fifth anniversary of such award in accordance with its terms. For more information regarding the deferred compensation award, see “Executive Compensation — Compensation Discussion and Analysis — Elements of In-Service Compensation — Outstanding Awards.”

(3)	This column reflects the aggregate grant date fair value of Company restricted stock units and restricted stock, as applicable, granted to the executives, without any reduction for risk of forfeiture, as calculated in accordance with FASB ASC Topic 718 on the date of grant. In addition, Company common stock was issued in 2010 as dividends in respect of outstanding Cablevision restricted stock awards held as of the Distribution. Such Company common stock is restricted on the same basis as underlying Cablevision restricted stock awards. Such Distribution-related shares held by certain of the NEOs are not reflected in the 2010 figures in this table, but are included in the Outstanding Equity Awards at June 30, 2011 table and the Options Exercised and Stock Vested table. For a further discussion of Distribution-related equity awards, see “Executive Compensation — Treatment of Legacy Cablevision Options, Rights, Restricted Stock, Restricted Stock Units and Other Awards.”

(4)	For 2009 figures, this column reflects the aggregate grant date fair value of Cablevision option awards granted in 2009 in accordance with FASB ASC Topic 718. In 2010, upon the Distribution, the Company issued stock options and stock appreciation rights in connection with then-outstanding Cablevision stock options and stock appreciation rights. Such Distribution-related options and rights are not reflected in this table, but are included in the Outstanding Equity Awards at June 30, 2011 table and the Options Exercised and Stock Vested table. For a further discussion of Distribution-related equity awards, see “Executive Compensation — Treatment of Legacy Cablevision Options, Rights, Restricted Stock, Restricted Stock Units and Other Awards.”

(5)	For the Transition Period figures, this column reflects the annual incentive award earned by each individual in the Transition Period and paid in September 2011. For 2010 figures, this column reflects the annual incentive award earned by each individual in 2010 and paid in March 2011. Mr. Burian’s 2010 bonus includes $34,500 funded by Cablevision for the period of 2010 during which Mr. Burian was a Cablevision employee. In addition, with respect to Messrs. Pollichino and Burian, the 2010 figures in this column include the following long-term performance awards granted by Cablevision in 2008, and earned in 2010 as follows: Mr. Pollichino: — $228,000 and Mr. Burian: — $218,880. Pursuant to the Company’s Distribution-related agreements with Cablevision, the Company assumed the full liability related to such awards, but Cablevision funded to the Company $145,334, a pro rata portion of Mr. Burian’s award reflecting the portion of the performance period occurring prior to February 1, 2010, Mr. Burian’s start date with the Company. The performance awards granted by Cablevision to Messrs. Dolan and Ratner in 2008 were not assumed by the Company and remain a liability of Cablevision. For a further discussion of the treatment of the Cablevision long-term performance awards, see “Executive Compensation — Treatment of Legacy Cablevision Options, Rights, Restricted Stock, Restricted Stock Units and Other Awards.”

(6)	This column represents the sum of the increase during the Transition Period in the present value of each individual’s accumulated cash balance plan account and accumulated excess cash balance account. There were no above-market earnings on nonqualified deferred compensation. For more information regarding the NEOs’ pension benefits, please see the Pension Benefits table below. In addition, with respect to Mr. Pollichino, this column includes the increase during the Transition Period in the present value of his benefit under the MSG Holdings, L.P. Retirement Plan (which, effective March 1, 2011, was merged into the MSG Holdings, L.P. Cash Balance Plan and MSG Holdings, L.P. Excess Retirement Plan.

(7)	The table below shows the components of this column:

Name	Year	401(k) Plan Match (a)	Excess Savings Plan Match (a)	Life Insurance Premiums (b)	Deferred Compensation Awards (c)	Perquisites (d)	Total
James L. Dolan	Transition Period	—	$7,500	—	—	—	$7,500
Hank J. Ratner	Transition Period	$8,250	$9,750	$1,728	—	$32,560	$52,288
Robert M. Pollichino	Transition Period	$6,600	$4,074	$1,034	$2,931	—	$14,639
Lawrence J. Burian	Transition Period	$4,500	$4,645	$886	$2,536	—	$12,567
Joseph F. Yospe	Transition Period	$6,097	—	$590	—	—	$6,687

(a)	These columns represent, for each individual, a matching contribution by the Company on behalf of such individual under MSG’s 401(k) Plan or Excess Savings Plan, as applicable.

(b)	This column represents amounts paid for each of Messrs. Ratner, Pollichino, Burian and Yospe to participate in the Company’s group life insurance program.

(c)	This column represents amounts credited pursuant to the deferred compensation awards issued by Cablevision to each of Messrs. Pollichino and Burian by Cablevision in 2004. Pursuant to the Company’s Distribution-related agreements with Cablevision, the Company assumed the ongoing liabilities related to these awards, and Cablevision funded to the Company a pro rata portion of Mr. Burian’s award reflecting the portion that had accrued prior to February 1, 2010. The amounts allocated in the Transition Period on behalf of Messrs. Pollichino and Burian represent notional interest accruals (subject to vesting pursuant to the terms of the agreements) of $2,931 and $2,536, respectively. For more information regarding these deferred compensation accruals, see “Executive Compensation — Compensation Discussion and Analysis — Elements of In-Service Compensation — Outstanding Awards.”

(d)	This column represents, for the NEOs, the following aggregate estimated perquisites, as described in the table below. For more information regarding the calculation of these perquisites, please see “Executive Compensation — Compensation Discussion and Analysis — Elements of In-Service Compensation — Perquisites.”

Name	Year	Car and Driver (I)	Aircraft (II)	Other	Total
James L. Dolan	Transition Period	*	*	*	*
Hank J. Ratner	Transition Period	$3,502	$29,058	—	$32,560
Robert M. Pollichino	Transition Period	*	*	*	*
Lawrence J. Burian	Transition Period	*	*	*	*
Joseph F. Yospe	Transition Period	*	*	*	*

*	The aggregate value of the perquisites for the Transition Period for the individual is less than $5,000 (used one-half of the full year threshold given the six-month Transition Period.)

(I)	The amount in this table is calculated by using a mileage charge for the executive’s personal use of the vehicle.

(II)	As discussed under “Executive Compensation — Elements of In-Service Compensation — Perquisites — Aircraft Arrangements,” the amounts in the table reflect the incremental cost to the Company of personal use of Cablevision’s aircraft (which the Company uses pursuant to its time sharing arrangement with a Cablevision subsidiary, see “Relationship Among Cablevision, AMC Networks, Inc. and Us — Aircraft Arrangements” below). Incremental cost is determined as the actual costs incurred by the Company.

(8)	This row represents historical Cablevision information. The information has been provided by, or derived from information provided by, Cablevision. All of the information set forth for year 2009 reflects compensation earned during 2009 based upon services rendered to Cablevision and its subsidiaries (including MSG Holdings, L.P.) by our Executive Chairman and our President and Chief Executive Officer, and is based upon services rendered to MSG Holdings, L.P. while a subsidiary of Cablevision by our Executive Vice President and Chief Financial Officer. The services rendered by these executives in 2009 while a subsidiary of Cablevision, were in capacities not equivalent to the positions in which they serve the Company or our subsidiaries. We understand from Cablevision that the information as to stock awards and option awards reflects the grant date fair value of the awards, computed in accordance with FASB ASC Topic 718.

(9)	Mr. Burian was elected Executive Vice President, General Counsel and Secretary of the Company on January 12, 2010 and commenced employment with the Company on February 1, 2010, and Mr. Yospe was elected Senior Vice President, Controller and Principal Accounting Officer of the Company on February 26, 2010.

Grants of Plan-Based Awards

The table below presents information regarding awards granted during the Transition Period to each NEO under the Company’s plans, including estimated possible and future payouts under non-equity incentive plan awards and equity incentive plan awards of restricted stock units, restricted stock and stock options.

Name	Year	Grant Date	Estimated Future Payouts Under Non- Equity Incentive Plan Awards			All Other Stock Awards: Number of Shares of Stock or Units(#)	All Other Option Awards: Securities Underlying Options(#)	Exercise or Base Price of Option Awards ($/Sh)	Grant Date Fair Value of Stock and Option Awards ($)(1)
			Threshold($)	Target($)	Maximum($)
James L. Dolan	Transition Period	3/10/11(2)		500,000	1,000,000
	Transition Period	3/10/11(3)				31,380			862,322
Hank J. Ratner	Transition Period	3/10/11(2)		1,200,000	2,400,000
	Transition Period	3/10/11(3)				96,810			2,660,339
Robert M. Pollichino	Transition Period	3/10/11(2)		215,400	430,800
	Transition Period	3/10/11(3)				17,040			468,259
Lawrence J. Burian	Transition Period	3/10/11(2)		184,500	369,000
	Transition Period	3/10/11(3)				10,760			295,685
Joseph F. Yospe	Transition Period	3/10/11 (2)		92,250	184,500
	Transition Period	3/10/11(3)				7,360			202,253

(1)	This column reflects the aggregate grant date fair value of the restricted stock unit awards granted to each NEO in the Transition Period without any reduction for risk of forfeiture, as calculated in accordance with FASB ASC Topic 718 on the date of grant.

(2)	This row reflects the possible payouts with respect to grants of incentive awards under the Company’s CIP for performance in the Transition Period. Each of the executives is assigned a target bonus which is a percentage of the executive’s base salary paid during the Transition Period; there is no threshold amount for annual incentive awards. Under the terms of the awards, upon the achievement of the relevant performance targets, each NEO is eligible to receive an annual incentive award equal to the lesser of $10,000,000 or two times the executive’s target bonus, subject to the Compensation Committee’s discretion to reduce the award. The amounts of annual incentive awards actually paid in September 2011 for performance in the Transition Period are disclosed in the Non-Equity Incentive Plan Compensation column of the Summary Compensation Table above. For more information regarding the terms of these annual incentive awards, please see “Executive Compensation — Compensation Discussion and Analysis — Elements of In-Service Compensation — Annual Cash Incentives.”

(3)	This row reflects the number of restricted stock units awarded in the Transition Period. These grants of restricted stock units, which were made under the Company’s 2010 Employee Stock Plan, are expected to cliff vest on the third anniversary of the grant date and were subject to performance criteria which have been satisfied. See “— Compensation Discussion & Analysis—Elements of In-Service Compensation—Restricted Stock Units.”

Outstanding Equity Awards at June 30, 2011

The table below shows (i) each grant of stock options and stock appreciation rights that are unexercised and outstanding and (ii) the aggregate number of unvested restricted stock units and shares of unvested restricted stock (including Distribution-related shares) outstanding for each NEO, in each case as of June 30, 2011.

Name	Number of Securities Underlying Unexercised Options(#) Exercisable		Number of Securities Underlying Unexercised Options(#) Unexercisable		Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options(#)	Option Exercise Price($)	Option Expiration Date	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested(#)		Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Not Vested($) (1)
James L. Dolan								108,655	(4)	2,991,272
	41,666					7.49	6/25/2013
	30,000					7.27	10/1/2014
	15,000					10.78	11/8/2015
	18,600					10.78	10/1/2014
	30,000					10.78	11/8/2015
	66,000					14.25	06/05/2016
	150,516	(2)	75,259	(2)		7.12	09/05/2014
Hank J. Ratner								479,360	(5)	13,196,781
	8,333					7.27	10/01/2014
	16,666					10.78	11/08/2015
	12,500					10.78	11/08/2015
	15,500					10.78	10/01/2014
	55,000					14.25	06/05/2016
	134,350	(3)	67,175	(3)		7.12	09/05/2014
Robert M. Pollichino (7)								40,790	(4)	1,122,949
	1,875					7.27	10/01/2014
	2,000					10.78	11/08/2015
Lawrence J. Burian (7)								27,310	(4)	751,844
	500					7.27	10/01/2014
	1,000					10.78	11/08/2015
Joseph F. Yospe	—		—			—	—	15,560	(6)	428,367

(1)	Calculated using the closing price of Class A common stock on NASDAQ on June 30, 2011 of $27.53 per share.

(2)	225,775 Company stock options were granted to Mr. Dolan in connection with the Distribution with respect to a March 5, 2009 award of Cablevision stock options. Such Company stock options vest in three equal installments on each of March 5, 2010, March 5, 2011 and March 5, 2012. For a further discussion on Distribution-related equity awards, see “Executive Compensation — Treatment of Legacy Cablevision Options, Rights, Restricted Stock, Restricted Stock Units and Other Awards.”

(3)	201,525 Company stock options were granted to Mr. Ratner in connection with the Distribution with respect to a March 5, 2009 award of Cablevision stock options. Such Company stock options vest in three equal installments on each of March 5, 2010, March 5, 2011 and March 5, 2012. For a further discussion on Distribution-related equity awards, see “Executive Compensation — Treatment of Legacy Cablevision Options, Rights, Restricted Stock, Restricted Stock Units and Other Awards.”

(4)

With respect to Messrs. Dolan, Pollichino and Burian, the total in this column represents both restricted stock units granted as a long-term incentive award in March 2010 and March 2011, and Distribution-related shares issued as dividends on outstanding Cablevision restricted stock awards. With respect to each such individual, as of June 30, 2011: Mr. Dolan has 66,380 outstanding Company restricted stock units and 42,275 outstanding Distribution-related shares; Mr. Pollichino has 36,040 outstanding Company restricted stock units and 4,750 outstanding Distribution-related shares; and Mr. Burian has 22,760 outstanding Company restricted stock units and 4,550 outstanding Distribution-related shares. For a further discussion of Distribution-related equity awards, see “Executive Compensation — Treatment of Legacy Cablevision Options, Rights, Restricted Stock, Restricted Stock Units and Other Awards.”

(5)	With respect to Mr. Ratner, the total in this column represents an award of 107,800 restricted stock units granted as a long-term incentive award in March 2010, 96,810 restricted stock units granted as a long-term incentive award in March 2011, a special one-time award of 118,500 restricted stock units and 118,500 shares of restricted stock granted in March 2010, and 37,750 Distribution-related shares issued as dividends on outstanding Cablevision restricted stock awards. For a further discussion of Distribution-related equity awards, see “Executive Compensation — Treatment of Legacy Cablevision Options, Rights, Restricted Stock, Restricted Stock Units and Other Awards.”

(6)	With respect to Mr. Yospe, the total in this column represents an award of 8,200 restricted stock units granted by the Compensation Committee as a long-term incentive award in March 2010 and 7,360 restricted stock units granted as a long-term incentive award in March 2011.

(7)	As discussed in greater detail under “Executive Compensation — Treatment of Legacy Cablevision Options, Rights, Restricted Stock, Restricted Stock Units and Other Awards,” Messrs. Pollichino and Burian hold certain Cablevision equity-based awards which, following the Distribution, are subject to continued employment by the Company. As of June 30, 2011, (i) Mr. Pollichino held 15,500 Cablevision stock options (all of which were vested), and 19,000 shares of Cablevision restricted stock; and (ii) Mr. Burian held no Cablevision stock options and 18,200 shares of Cablevision restricted stock. Outstanding Cablevision equity-based awards held by Messrs. Dolan and Ratner are subject to their respective continued employment by Cablevision.

Option Exercises and Stock Vested

The table below shows stock option exercises from January 1, 2011 through June 30, 2011 and restricted stock awards that vested during the same period.

	Option Exercises		Restricted Stock
Name	Number of Shares Acquired on Exercise	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (1)	Value Realized on Vesting ($) (2)
James L. Dolan	—	—	28,300	840,793
Hank J. Ratner	—	—	25,275	750,920
Robert M. Pollichino	—	—	2,375	70,561
Lawrence J. Burian	—	—	2,300	68,333
Joseph F. Yospe	—	—	—	—

(1)	This column represents Distribution-related shares of Company stock issued as a dividend on Cablevision restricted shares granted in March 2008. The restrictions on such Distribution-related shares lapsed in March 2011. For a more detailed discussion of Distribution-related equity awards, see “Executive Compensation— Treatment of Legacy Cablevision Options, Rights, Restricted Stock, Restricted Stock Units and Other Awards.”

(2)	Calculated using the closing price (per share) of the Class A common stock on NASDAQ on March 3, 2011, the vesting date.

Pension Benefits

The table below shows the present value of accumulated benefits payable to each of our NEOs, including the number of years of service credited to each NEO, under our defined benefit pension plans as of June 30, 2011.

Name	Plan Name	Number of Years Credited Service (#)		Present Value of Accumulated Benefit ($)(1)	Payments During Last Fiscal Year ($)
James L. Dolan	MSG Holdings, L.P. Cash Balance Pension Plan	0	(2)	—	—
	MSG Holdings, L.P. Excess Cash Balance Plan	2	(2)	35,918	—

Hank J. Ratner	MSG Holdings, L.P. Cash Balance Pension Plan	2	(3)	1,299	—
	MSG Holdings, L.P. Excess Cash Balance Plan	2	(3)	74,129	—

Robert M. Pollichino	MSG Holdings, L.P. Cash Balance Pension Plan	4	(4)	64,475	—
	MSG Holdings, L.P. Excess Cash Balance Plan	4	(4)	89,482	—
	MSG Holdings, L.P. Retirement Plan	10	(5)	257,336	—
	MSG Holdings, L.P. Excess Retirement Plan	10	(5)	820,086	—

Lawrence J. Burian	MSG Holdings, L.P. Cash Balance Pension Plan	11	(4)	103,512	—
	MSG Holdings, L.P. Excess Cash Balance Plan	11	(4)	67,476	—

Joseph J. Yospe	MSG Holdings, L.P. Cash Balance Pension Plan	1		—	—
	MSG Holdings, L.P. Excess Cash Balance Plan	1		—	—

(1)	Additional information concerning Pension Plans and Postretirement Plan Assumptions is set forth in Note 15 to our financial statements included in our Transition Report on Form 10-K/T.

(2)	Mr. Dolan does not participate in the MSG Holdings, L.P. Cash Balance Pension Plan (“MSG Cash Balance Pension Plan”). He commenced participation in the MSG Holdings, L.P. Excess Cash Balance Plan (the “MSG Excess Cash Balance Plan”) in connection with the Distribution. Amounts accrued by Mr. Dolan prior to the Distribution under both the Cablevision Cash Balance Pension Plan and the Cablevision Excess Cash Balance Plan remain in such plans. Mr. Dolan continues to participate in the Cablevision Cash Balance Pension Plan and the Cablevision Excess Cash Balance Plan in connection with his Cablevision employment.

(2)	Mr. Ratner commenced participation in the MSG Cash Balance Plan and the MSG Excess Cash Balance Plan in connection with the Distribution. Amounts accrued by Mr. Ratner prior to the Distribution under both the Cablevision Cash Balance Pension Plan and the Cablevision Excess Cash Balance Plan remain in such plans. Mr. Ratner continues to participate in the Cablevision Excess Cash Balance Plan in connection with his Cablevision employment.

(3)	In connection with the Distribution, Messrs. Pollichino and Burian’s accrued benefits under each of the Cablevision Cash Balance Pension Plan and Cablevision Excess Cash Balance Plan were transferred to the MSG Cash Balance Pension Plan and MSG Excess Cash Balance Plan, respectively. Their number of years of credited service under each of the MSG Cash Balance Pension Plan and the MSG Excess Cash Balance Plan include the period of their participation in the Cablevision plans prior to the Distribution.

(4)	Accruals under both the MSG Holdings, L.P. Retirement Plan (the “MSG Retirement Plan”) and MSG Holdings, L.P. Excess Retirement Plan (the “MSG Excess Retirement Plan”) were frozen as of December 31, 2007.

We maintain several benefit plans for our executives. The material terms and conditions are discussed below.

MSG Cash Balance Pension Plan

The MSG Cash Balance Pension Plan is a tax-qualified defined benefit plan that generally covers regular full-time and part-time non-union employees of the Company and certain of its affiliates who have completed one year of service. A notional account is maintained for each participant under the plan, including the

NEOs (other than Mr. Dolan), which consists of (i) annual allocations made by the Company as of the end of each year on behalf of each participant who has completed 800 hours of service during the year that range from 3% to 9% of the participant’s compensation, based on the participant’s age and (ii) monthly interest credits based on the average of the annual rate of interest on the 30-year U.S. Treasury Bonds for the months of September, October and November of the prior year. Compensation includes all direct cash compensation received while a participant as part of the participant’s primary compensation structure (excluding bonuses, fringe benefits, and other compensation that is not received on a regular basis), and before deductions for elective deferrals (in accordance with the Internal Revenue Code limits, the maximum compensation taken into account in determining benefits is limited to $245,000 in 2011).

A participant’s interest in the cash balance plan is subject to vesting limitations for the first three years of employment. A participant’s account will also vest in full upon his or her termination due to death, disability or retirement after attaining age 65. Upon retirement or other termination of employment with the Company, the participant may elect a distribution of the vested portion of the cash balance account. Any amounts remaining in the plan will continue to be credited with interest until the account is paid. The normal form of benefit payment for an unmarried participant is a single life annuity and the normal form of benefit payment for a married participant is a 50% joint and survivor annuity. The participant, with spousal consent if applicable, can waive the normal form and elect a single life annuity or a lump sum. Effective on March 1, 2011, the MSG Retirement Plan (as described below) was merged into the MSG Cash Balance Pension Plan. The merged plan remains named the MSG Cash Balance Pension Plan, but provides the same benefits that were previously provided by the two separate plans.

MSG Excess Cash Balance Plan

The MSG Excess Cash Balance Plan is a non-qualified deferred compensation plan that is intended to provide eligible participants, including each of the NEOs, with the portion of their overall benefit that they would accrue under the MSG Cash Balance Pension Plan but for Internal Revenue Code limits on the amount of “compensation” (as defined in the MSG Cash Balance Pension Plan) that can be taken into account in determining benefits under tax-qualified plans ($245,000 in 2011). The Company maintains a notional excess cash balance account for each eligible participant, and for each calendar year, credits these accounts with the portion of the allocation that could not be made on his behalf under the MSG Cash Balance Pension Plan due to the compensation limitation. In addition, the Company credits each notional excess cash balance account monthly with interest at the same rate used under the MSG Cash Balance Pension Plan. A participant vests in the excess cash balance account according to the same schedule in the MSG Cash Balance Pension Plan. The excess cash balance account, to the extent vested, is paid in a lump sum to the participant as soon as practicable following his or her retirement or other termination of employment with the Company.

MSG Retirement Plan

The MSG Retirement Plan is a tax-qualified defined benefit plan covering substantially all of our non-union full-time and eligible part-time employees, including Mr. Pollichino, who were hired prior to January 1, 2001. Effective as of January 1, 2001, membership in the plan was frozen and benefit accruals under the plan continued only for employees who were already active participants in the plan as of December 31, 2000. As of December 31, 2007, the plan was amended to freeze all benefit accruals effective January 1, 2008 and eliminate the ability of participants to earn benefits for future service under this plan.

The plan provides a benefit at retirement equal to (i) 2% of a participant’s final average pay (as defined in the plan) multiplied by years of benefit service up to 20 years; plus (ii) 1% of the participant’s final average pay multiplied by years of benefit service (as defined in the plan) in excess of 20 years; minus (iii) 1.25% of the participant’s Social Security benefit multiplied by total benefit service up to 40 years. Final average pay is based on the highest average compensation paid during 60 consecutive months out of the last 120 months of benefit service. Compensation means the basic cash remuneration paid to the participant, including annual bonus, commissions and overtime pay, and before deductions for elective deferrals (up to applicable Internal Revenue Code limits).

As a result of plan participants’ benefits under the plan being frozen, any pay earned and service completed after that date will not be taken into account when determining the amount of a participant’s benefit under the plan. Participants will continue to earn eligibility towards early retirement as long as they remain our employees. Normal retirement under the plan is age 65; however, participants who have attained age 55 and completed at least 10 years of vesting service may retire prior to age 65 and receive a reduced benefit. Pursuant to these plan terms, Mr. Pollichino is eligible for an early retirement benefit under the MSG Retirement Plan.

The normal form of benefit is a single life annuity for an unmarried participant and a 50% joint and survivor annuity for a married participant. The participant, with the spouse’s consent if married, may waive the normal form and elect an optional form of payment, including a single life annuity, a 50%, 75% or 100% joint and survivor annuity, a 10-year certain and life annuity, a level income option that integrates with Social Security benefits, and a lump sum payment if the actuarial present value of the benefit does not exceed $10,000.

As discussed above, the MSG Retirement Plan was merged into the MSG Cash Balance Plan, effective March 1, 2011. This merger did not adversely impact any participant in either of the two plans.

MSG Excess Retirement Plan

The MSG Excess Retirement Plan is a non-qualified defined contribution plan that provides eligible participants, including Mr. Pollichino, with the portion of their benefit that cannot be paid to them under the Retirement Plan due to Internal Revenue Code limits on the amount of compensation that can be taken into account in determining benefits under tax-qualified plans. Future benefit accruals under the MSG Excess Retirement Plan ceased as of January 1, 2008 in conjunction with the cessation of future accruals under the MSG Retirement Plan.

Benefits are payable under the MSG Excess Retirement Plan upon the participant’s termination of employment. The normal form of payment under the MSG Excess Retirement Plan is a life annuity for all participants. Instead of the normal form of payment, participants may have instead elected a 50%, 75% or 100% joint and survivor annuity option or a 10-year certain and life annuity option. Based upon his age and years of benefit service, Mr. Pollichino’s monthly accrued benefit payable at age 65 under the plan is $9,825.

MSG Holdings, L.P. 401(k) Savings Plan (“MSG Savings Plan”)

Under the MSG Savings Plan, a tax-qualified retirement savings plan, participating employees, including the NEOs (other than Mr. Dolan), may contribute into their plan accounts a percentage of their eligible pay on a before-tax basis as well as a percentage of their eligible pay on an after-tax basis. The participants are eligible to receive a matching contribution from the Company of up to 50% of the first 6% of eligible pay contributed by participating employees. A participant is always fully vested in his own contributions, and the Company matching contributions cliff vest on the third anniversary of the date of hire (subject to full vesting upon his death, disability or retirement after attaining age 65). Prior to 2011, the MSG Savings Plan was operated as part of the Cablevision 401(k) Savings Plan (the “CVC Plan”). On February 1, 2011, MSG established its own plan and the related MSG assets in the CVC Plan were transferred to the MSG Savings Plan.

MSG Holdings, L.P. Excess 401(k) Savings Plan (“MSG Excess Savings Plan”)

The MSG Excess Savings Plan is an unfunded, non-qualified deferred compensation plan that operates in conjunction with the Company’s tax-qualified MSG Savings Plan. An employee is eligible to participate in the MSG Excess Plan for a calendar year if his compensation (as defined in the MSG Savings Plan) in the preceding year exceeded (or would have exceeded, if the employee had been employed for the entire year) the IRS limit on the amount of compensation that can be taken into account in determining contributions under tax-qualified retirement plans ($245,000 in 2011) and he makes an election to participate prior to the beginning of the year. An eligible employee whose contributions to the MSG Savings Plan are limited as a result of this compensation limit or as a result of reaching the maximum 401(k) deferral limit ($16,500 or $22,000 if 50 or over for 2011) can continue to make pre-tax contributions under the MSG Excess Savings Plan of up to 6% of his eligible pay. In addition, the Company will make matching contributions of up to 50% of the first 6% of eligible pay contributed by the employee. A participant is always fully vested in his own contributions and vests in the Company matching contributions on the third anniversary of the date of hire (subject to full vesting upon his death, disability or retirement after attaining age 65). Account balances under the MSG Excess Savings Plan are credited monthly with the rate of return earned by the Stable Value Fund offered as an investment alternative under the MSG Savings Plan. Distributions of vested benefits are made in a lump sum as soon as practicable after the participant’s termination of employment with the Company. Prior to 2011, the MSG Excess Savings Plan was operated as part of the Cablevision Excess 401(k) Savings Plan (the “CVC Excess Plan”). On February 1, 2011, MSG established its own plan and the related MSG assets in the CVC Excess Plan were transferred to the MSG Excess Savings Plan.

Nonqualified Deferred Compensation

The table below shows (i) the contributions made by each named executive officer and the Company in the Transition Period, (ii) aggregate earnings on each named executive officer’s account balance in the Transition Period and (iii) the account balance of each of our NEOs under the MSG Excess Savings Plan as of June 30, 2011.

Name	Plan Name	Executive Contributions in the Transition Period ($)(1)	Registrant Contributions in the Transition Period ($)(2)	Aggregate Earnings in the Transition Period ($)(3)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at End of the Transition Period ($)(4)
James L. Dolan	MSG Excess Savings Plan	15,000	7,500	393	—	62,843
Hank J. Ratner	MSG Excess Savings Plan	19,500	9,750	673	—	125,997
Robert M. Pollichino	MSG Excess Savings Plan	11,449	4,074	2,735	—	428,949
Lawrence J. Burian	MSG Excess Savings Plan	9,291	4,645	1,408	—	225,608
Joseph J. Yospe	MSG Excess Savings Plan	2,294	—	1	—	2,295

(1)	These amounts represent a portion of the executives’ salaries, which are included in the numbers reported in the “Salary” column of the Summary Compensation Table that the executives contributed to the MSG Excess Savings Plan.

(2)	These amounts are reported in the “All Other Compensation” column of the Summary Compensation Table. These amounts do not include deferred compensation awards credited in the Transition Period and included in the Summary Compensation Table under “All Other Compensation” and described in Note 7 to that table.

(3)	These amounts are not reported in the “All Other Compensation” column of the Summary Compensation Table.

(4)	Amounts accrued by Messrs. Dolan and Ratner under the Cablevision Excess Savings Plan prior to the Distribution were not transferred to the MSG Excess Savings Plan in connection with the spin-off of such plan and are therefore not reflected in this column. Such balances remain in the Cablevision Excess Savings Plan. Amounts accrued by Messrs. Pollichino and Burian under the Cablevision Excess Savings Plan prior to the Distribution were transferred over to the MSG Excess Savings Plan and are reflected in this column.

Employment Agreements

Each of our executive officers has entered into an employment agreement with the Company. As noted above in the Compensation Discussion and Analysis, Messrs. Dolan and Ratner also continue to serve as officers and employees of Cablevision. Such Cablevision employment is pursuant to written employment agreements by and between Cablevision and each of Messrs. Dolan and Ratner (which are not described herein). Set forth below is a description of the employment agreements between the Company and each of our NEOs.

James L. Dolan

The agreement provides for Mr. Dolan’s employment as Executive Chairman of the Company through December 31, 2014 at a minimum annual base salary of $500,000 (subject to annual review and potential increase in the discretion of the Compensation Committee) and an annual target bonus equal to 200% of his annual base salary (and a possible range of 0% to 400%) in the discretion of the Compensation Committee. It is also expected that Mr. Dolan will continue to be nominated for election as a director of the Company during the period he serves as Executive Chairman. Under the agreement, Mr. Dolan continues to be eligible to participate in all the Company’s employee benefits and retirement plans at the level available to other members of senior management of the Company subject to meeting the relevant eligibility requirements and the terms of the plans. In light of Mr. Dolan’s dual role at the Company and Cablevision, he does not meet the eligibility requirements of certain qualified and other employee benefit plans. In the event Mr. Dolan does not meet the requirements for the MSG Holdings, L.P. Salary Continuation Plan (short-term disability), any amount that otherwise would have been payable to Mr. Dolan under that plan in the event of a short-term disability will be payable by the Company in the amount and for the duration set forth in the plan. In addition, because Mr. Dolan does not participate in the MSG Holdings, L.P. 401(k) Savings Plan and the MSG Holdings, L.P. Cash Balance Pension Plan, his full Company base salary is used to determine his applicable benefits under the MSG Holdings, L.P. Excess Savings Plan and the MSG Holdings, L.P. Excess Cash Balance Plan. Any life and accidental death and dismemberment insurance provided by the Company will continue to be based on Mr. Dolan’s base salary.

Mr. Dolan is also eligible to participate in the Company’s long-term cash or equity programs and arrangements described above at the level determined by the Compensation Committee in its discretion consistent with the role and responsibilities of Executive Chairman. The agreement provided for one or more long-term cash and/or equity award with an aggregate target value of $1,750,000, as determined by the Compensation Committee in its discretion for 2010. Although not guaranteed, the agreement states the expectation that long-term cash or equity awards with similar target values as those granted to Mr. Dolan in 2010 will be made to him annually.

If, prior to December 31, 2014 (the “Scheduled Expiration Date”), Mr. Dolan’s employment with the Company is terminated (i) for any reason by him during the thirteenth calendar month following a Change in Control of the Company, (ii) by the Company or (iii) by him for Good Reason, and at the time of any such termination Cause does not exist, then, subject to his execution of the Company’s then standard separation agreement (modified to reflect terms of the agreement) which separation agreement will include, without limitation, general releases by him as well as non-competition, non-solicitation, non-disparagement, confidentiality and other provisions substantially similar to those set forth in the agreement (a “Separation Agreement”), the Company will provide him with the following benefits and rights:

(a)         A severance payment in an amount determined at the discretion of the Compensation Committee, but in no event less than two times the sum of his annual base salary and annual target bonus and will be made on the 90th day after the termination of his employment;

(b)         Each of the Company’s outstanding long-term cash performance awards granted under the plans of the Company will immediately vest in full and will be paid to the same extent and at the same time that other members of senior management receive payment for such awards as determined by the Compensation Committee (subject to the satisfaction of any applicable performance objectives);

(c)         Each of the Company’s outstanding long-term cash awards (including any deferred compensation awards under the long-term cash award program) that are not subject to performance criteria granted under the plans of the Company will immediately vest in full and will be paid on the 90th day after the termination of his employment;

(d)         (i) All of the time based restrictions on each of his outstanding restricted stock or restricted stock units granted to him under the plans of the Company will immediately be eliminated, (ii) payment and deliveries with respect to his restricted stock that are not subject to performance criteria will be made to him on the 90th day after the termination of his employment, (iii) the performance based restrictions with respect to his restricted stock and restricted stock units that are subject to performance criteria will lapse when and to the same extent that such restrictions lapse on such awards held by other executive officers as determined by the Compensation Committee (subject to satisfaction of any applicable performance objectives) and (iv) payments or deliveries with respect to restricted stock units that are subject to performance criteria will be made only if, when and to the same extent that payment or deliveries are made to other executive officers who hold such restricted stock units and in accordance with the terms of the award;

(e)         Each of his outstanding stock options and stock appreciation awards under the plans of the Company will immediately vest and become exercisable and he will have the right to exercise each of those options and stock appreciation awards for the remainder of the term of the option or award; and

(f)         A prorated annual bonus for the year in which such termination occurred (based upon the number of full calendar months during which Mr. Dolan was employed by the Company during the applicable year) to the same extent that other executive officers receive payment of bonuses for such year as determined by the Compensation Committee in its sole discretion (and subject to the satisfaction of any applicable performance objectives), payable at the same time annual bonuses for such year are payable to other executive officers, and, if not previously paid, his annual bonus for the preceding year, to the same extent that other members of senior management receive payment of annual bonuses for such preceding year as determined by the Compensation Committee in its sole discretion (and subject to the satisfaction of any applicable performance objectives), which annual bonus shall be payable at the same time annual bonuses for such preceding year are payable to other members of senior management.

If Mr. Dolan ceases to be an employee of the Company or any of its affiliates (other than Cablevision and its subsidiaries) prior to the Scheduled Expiration Date as a result of his death or physical or mental disability, Mr. Dolan (or his estate or beneficiary) will be provided with the benefits and rights set forth in (b) through (f) of the preceding paragraph, and, in the event of his death, such longer period to exercise his then outstanding stock options and stock appreciation awards as may otherwise be permitted under the applicable plan and award letter.

If, after the Scheduled Expiration Date, Mr. Dolan’s employment with the Company is terminated (i) for any reason by him during the thirteenth calendar month following a Change in Control of the Company, (ii) by the Company, (iii) by him for Good Reason, or (iv) as a result of his death or disability, and at the time of any such termination, Cause does not exist, then, subject to (except in the case of his death) his execution of a Separation Agreement, he or his estate or beneficiary, as the case may be, will be provided with the benefits and rights set forth above in (b) through (f) of the next preceding paragraph.

If, prior to or after the Scheduled Expiration Date, Mr. Dolan ceases to be employed by the Company for any reason other than his being terminated for Cause, he will have three years to exercise outstanding stock options and stock appreciation awards, unless he is afforded a longer period for exercise pursuant to his employment agreement or any applicable award letter. In no event, however, will stock options or stock appreciation rights remain exercisable beyond their regularly scheduled term (except as may otherwise be permitted under the applicable award in the case of death).

Upon the termination of Mr. Dolan’s employment with the Company, except as otherwise specifically provided in the employment agreement, his rights to benefits and payments under the Company’s pension and welfare plans (other than severance benefits) and any outstanding long-term cash or equity awards will be determined in accordance with the then current terms and provisions of such plans, agreements and awards under which such benefits and payments (including such long-term cash or equity awards) were granted.

In the employment agreement, the Company acknowledges that, in addition to Mr. Dolan’s services pursuant to the agreement, he will simultaneously serve, and is expected to devote most of his business time and attention to serving, as President and Chief Executive Officer of Cablevision. The Company recognizes and agrees that his responsibilities to Cablevision will preclude him from devoting a substantial portion of his time and attention to the Company’s affairs. The agreement states the Company’s recognition that there may be certain potential conflicts of interest and fiduciary duty issues associated with Mr. Dolan’s dual roles at the Company and Cablevision and that none of (i) his dual responsibilities at the Company and Cablevision, (ii) his inability to devote a substantial portion of his time and attention to the Company’s affairs, (iii) the actual or potential conflicts of interest and fiduciary duty issues that are waived in the Company’s Amended and Restated Certificate of Incorporation, or (iv) any actions taken, or omitted to be taken, by him in good faith to comply with his duties and responsibilities to the Company in light of his dual responsibilities to the Company and Cablevision will be deemed to be a breach by him of his obligations under the employment agreement nor will any of the foregoing constitute Cause as such term is defined in the employment agreement.

The employment agreement contains certain covenants by Mr. Dolan including a noncompetition agreement that restricts Mr. Dolan’s ability to engage in competitive activities until the first anniversary of the termination of his employment with the Company.

For purposes of the foregoing description, the following definitions apply:

“Cause” is defined as (1) commission of an act of fraud, embezzlement, misappropriation, willful misconduct, gross negligence or breach of fiduciary duty against the company or an affiliate thereof, or (2) commission of any act or omission that results in, or may reasonably be expected to result in, a conviction, plea of no contest, plea of nolo contendere or imposition of unadjudicated probation for any crime involving moral turpitude or any felony.

“Change in Control” of the Company means the acquisition, in a transaction or a series of related transactions, by any person or group, other than Charles F. Dolan or members of the immediate family of Charles F. Dolan or trusts for the benefit of Charles F. Dolan or his immediate family (or an entity or entities controlled by any of them) or any employee benefit plan sponsored or maintained by the Company, of the power to direct the management of the Company or substantially all its assets (as constituted immediately prior to such transaction or transactions).

Termination for “Good Reason” means that (1) without Mr. Dolan’s consent, (A) Mr. Dolan’s base salary or bonus target is reduced, (B) the Company requires that Mr. Dolan’s principal office be located outside of Nassau County or Manhattan, (C) the Company materially breaches its obligations to Mr. Dolan under his employment agreement, (D) Mr. Dolan is no longer the Executive Chairman of the Company, (E) Mr. Dolan no longer reports directly to the Board of the Company, or (F) Mr. Dolan’s responsibilities are materially diminished, (2) Mr. Dolan has given the Company written notice, referring specifically to this definition, that he does not consent to such action, (3) the Company has not corrected such action within 15 days of receiving such notice, and (4) Mr. Dolan voluntarily terminates his employment within 90 days following the happening of the action described in subsection (1) of this definition.

In addition, references in the foregoing description to stock options, stock appreciation and equity awards granted under plans of the Company shall not be deemed to refer to stock options and stock appreciation rights issued with respect to Cablevision stock options and stock appreciation rights in connection with the Distribution (“Distribution Awards”). Pursuant to Mr. Dolan’s employment agreement with Cablevision, in certain events of termination of his employment with Cablevision, his Distribution Awards will be subject to accelerated vesting.

Hank J. Ratner

Mr. Ratner’s employment agreement with the Company provides for his employment as President and Chief Executive Officer of the Company through December 31, 2014 at a minimum annual base salary of $1,200,000 (subject to annual review and potential increase in the discretion of the Compensation Committee) and an annual target bonus equal to 200% of his annual base salary (and a possible range of 0% to 400%) in the discretion of the Compensation Committee. He is entitled to participate in all of the Company’s employee benefits and retirement plans at the level available to other members of senior management (subject to meeting the relevant eligibility requirements and terms of the plans). Mr. Ratner is also eligible to participate in the Company’s long-term cash or equity programs described above. The agreement provided for one or more long-term cash and/or equity award with an aggregate target value of $5,400,000, as determined by the Compensation Committee in its discretion in 2010. Although not guaranteed, the agreement states the expectation that long-term cash or equity awards of target values similar to those granted to Mr. Ratner in 2010 will be made to him annually thereafter. Neither the scheduled expiration of the employment agreement nor Mr. Ratner’s rights in connection with the expiration will have any effect on any determination by the Compensation Committee with respect to the amount, terms or form of any long-term incentive awards granted to him in the future.

If, prior to December 31, 2014 (the “Scheduled Expiration Date”), Mr. Ratner’s employment with the Company is terminated (i) for any reason by him during the thirteenth calendar month following a Change in Control of the Company, (ii) by the Company, (iii) by him for Good Reason, or (iv) by Mutual Consent, and at the time of any such termination Cause does not exist, then, subject to his execution of a Separation Agreement with the Company, the Company will provide him with the following benefits and rights:

(a)         A severance payment in an amount determined at the discretion of the Compensation Committee, but in no event less than two times the sum of his annual base salary and annual target bonus and which will be made on the 90th day after termination of his employment;

(b)         Each of the Company’s outstanding long-term cash performance awards granted under the plans of the Company will immediately vest in full and will be paid only if, when and to the same extent that other similarly situated executives receive payment for such awards as determined by the Compensation Committee (subject to the satisfaction of any applicable performance objectives);

(c)         Each of the Company’s outstanding long-term cash awards (including any deferred compensation awards under the long-term cash award program) that are not subject to performance criteria granted under the plans of the Company will immediately vest in full and will be made on the 90th day after the termination of his employment;

(d)         (i) All of the time based restrictions on each of his outstanding restricted stock units granted to him under the plans of the Company will immediately be eliminated, (ii) deliveries with respect to his restricted stock that are not subject to performance criteria shall be made immediately after the effective date of the Separation Agreement, (iii) payment and deliveries with respect to his restricted stock units that are not subject to performance criteria shall be made on the 90th day after the termination of his employment, and (iv) payments or deliveries with respect to his restricted stock and restricted stock units that are subject to performance criteria shall be made only if, when and to the same extent that other similarly situated executives receive payment or deliveries for such awards as determined by the Compensation Committee (subject to satisfaction of any applicable performance objectives);

(e)         Each of his outstanding stock options and stock appreciation awards under the plans of the Company will immediately vest and become exercisable and he will have the right to exercise each of those options and stock appreciation awards for the remainder of the term of the option or award; and

(f)         A prorated annual bonus for the year in which such termination occurred (based upon the number of full calendar months during which Mr. Ratner was employed by the Company during the applicable year) only if, when and to the same extent that other similarly situated executives receive payment of bonuses for such year (without adjustment for Mr. Ratner’s individual performance) as determined by the Compensation Committee in its sole discretion (and subject to the satisfaction of any applicable performance objectives) and, if not previously paid, his annual bonus for the preceding year, if, when and to the same extent that other similarly situated executives receive payment of bonuses for such year (without adjustment for his individual performance) as determined by the Compensation Committee in its sole discretion (and subject to the satisfaction of any applicable performance objectives).

If Mr. Ratner ceases to be an employee of the Company or any of its affiliates (other than Cablevision and its subsidiaries) prior to the Scheduled Expiration Date as a result of his death or physical or mental disability, Mr. Ratner (or his estate or beneficiary) will be provided with the benefits and rights set forth in (b) through (f) of the preceding paragraph, and, in the event of his death, such longer period to exercise his then outstanding stock options and stock appreciation awards as may otherwise be permitted under the applicable plan and award letter.

If, after the Scheduled Expiration Date, Mr. Ratner’s employment with the Company is terminated (i) for any reason by him during the thirteenth calendar month following a Change in Control of the Company, (ii) by the Company, (iii) by him for Good Reason, (iv) by him without Good Reason but only if he had provided the Company with at least six-months’ advance written notice of his intent to so terminate his employment, or (v) as a result of his death or disability, and at the time of any such termination, Cause does not exist, then, subject to (except in the case of his death) his execution of a Separation Agreement, he or his estate or beneficiary, as the case may be, will be provided with the benefits and rights set forth above in (b) through (f) of the next preceding paragraph.

If, prior to or after the Scheduled Expiration Date, Mr. Ratner ceases to be employed by the Company for any reason other than his being terminated for Cause, he will have three years to exercise outstanding stock options and stock appreciation awards unless he is afforded a longer period for exercise pursuant to his employment agreement or any applicable award letter. In no event, however, will stock options or stock appreciation rights remain exercisable beyond their regularly scheduled term (except as may otherwise be permitted under the applicable award in the case of death).

Upon the termination of Mr. Ratner’s employment with the Company, except as otherwise specifically provided in the employment agreement, his rights to benefits and payments under the Company’s pension and welfare plans (other than severance benefits) and any outstanding long-term cash or equity awards shall be determined in accordance with the then current terms and provisions of such plans, agreements and awards under which such benefits and payments (including such long-term cash or equity awards) were granted.

The agreement provides that the Company will provide Mr. Ratner with the use of a driver and a car appropriate to his status and responsibilities.

In the agreement, the Company acknowledges that, in addition to Mr. Ratner’s services pursuant to the agreement, he will simultaneously serve, and is expected to devote a portion of his business time and attention to serving, as Vice Chairman of Cablevision. The Company recognizes and agrees that his responsibilities to Cablevision will preclude him from devoting all of his time and attention to the Company’s affairs. The agreement states the Company’s recognition that there may be certain potential conflicts of interest and fiduciary duty issues associated with Mr. Ratner’s dual roles at the Company and Cablevision and that none of (i) his dual responsibilities at the Company and Cablevision, (ii) his inability to devote all of his time and attention to the Company’s affairs, (iii) the actual or potential conflicts of interest and fiduciary duty issues that are waived in the Company’s Amended and Restated Certificate of Incorporation, or (iv) any actions taken, or omitted to be taken, by him in good faith to comply with his duties and responsibilities to the Company in light of his dual responsibilities to the Company and Cablevision, shall be deemed to be a breach by him of his obligations under the employment agreement nor shall any of the foregoing constitute Cause as such term is defined in the employment agreement.

The employment agreement contains certain covenants by Mr. Ratner including a noncompetition agreement that restricts Mr. Ratner’s ability to engage in competitive activities until the first anniversary of the termination of his employment with the Company.

For purposes of the foregoing description, the following definitions apply:

“Cause” is defined as (1) commission of an act of fraud, embezzlement, misappropriation, willful misconduct, gross negligence or breach of fiduciary duty against the Company or an affiliate thereof, or

(2) commission of any act or omission that results in, or may reasonably be expected to result in, a conviction, plea of no contest, plea of nolo contendere or imposition of unadjudicated probation for any crime involving moral turpitude or any felony.

“Change in Control” of the Company means the acquisition, in a transaction or a series of related transactions, by any person or group, other than Charles F. Dolan or members of the immediate family of Charles F. Dolan or trusts for the benefit of Charles F. Dolan or his immediate family (or an entity or entities controlled by any of them) or any employee benefit plan sponsored or maintained by the Company, of the power to direct the management of the Company or substantially all its assets (as constituted immediately prior to such transaction or transactions).

“Mutual Consent” means Mr. Ratner and the Company have mutually agreed in writing to terminate his employment with the Company and that such termination of employment shall not constitute a termination by the Company with or without Cause or by Mr. Ratner with or without Good Reason.

Termination for “Good Reason” means that (1) without Mr. Ratner’s consent, (A) his base salary or bonus target as an employee is reduced, (B) the Company requires that his principal office be located outside of Nassau County or Manhattan, (C) the Company materially breaches its obligations to Mr. Ratner under the employment agreement, (D) Mr. Ratner is no longer the President and Chief Executive Officer of the Company, (E) Mr. Ratner reports directly to someone other than the Chairman (or the Executive Chairman), or (F) Mr. Ratner’s responsibilities are materially diminished, (2) Mr. Ratner has given the Company written notice, referring specifically to this definition, that he does not consent to such action, (3) the Company has not corrected such action within 15 days of receiving such notice, and (4) Mr. Ratner voluntarily terminates his employment within 90 days following the happening of the action described in subsection (1) of this definition.

In addition, references in the forgoing description to stock options, stock appreciation and equity awards granted under plans of the Company shall not be deemed to refer to stock options and stock appreciation rights issued with respect to Cablevision stock options and stock appreciation rights in connection with the Distribution (“Distribution Awards”). Pursuant to Mr. Ratner’s employment agreement with Cablevision, in certain events of termination of his employment with Cablevision, his Distribution Awards will be subject to accelerated vesting.

Robert M. Pollichino

Mr. Pollichino’s employment agreement provides for his employment as Executive Vice President and Chief Financial Officer of the Company through February 9, 2013 at a minimum annual base salary of $700,000 (subject to annual review and increase in the discretion of the Company’s Compensation Committee) and an annual target bonus opportunity equal to 60% of his annual base salary in the discretion of the Company’s Compensation Committee. He is eligible for the Company’s standard benefits programs and to participate in the Company’s long-term incentive programs, in each case on the same basis as similarly situated executives at the Company. Any such awards would be subject to actual grant by the Compensation Committee in its sole discretion, would be pursuant to the plan document and would be subject to the terms and conditions established by the Compensation Committee in its sole discretion.

Mr. Pollichino’s employment agreement provides severance benefits if Mr. Pollichino’s employment is terminated prior to February 9, 2013 by (1) the Company, or (2) by Mr. Pollichino for Good Reason, if at the time of such termination under clause (1) or (2), Cause does not exist. These benefits consist of (1) the payment of an amount in cash equal to not less than two times the sum of Mr. Pollichino’s annual base salary and his annual target bonus as in effect at that time; (2) a prorated bonus (based upon the number of full calendar months during which Mr. Pollichino was employed by the Company during the applicable year), provided that such bonus will be payable if and when such bonuses are generally paid to similarly situated employees and will be based on his then current annual target bonus as well as Company and his business unit performance as determined by the Compensation Committee in its sole discretion, but without adjustment for his individual performance and, if not previously paid, his annual bonus for the preceding year, if, when and to the same extent that other similarly situated executives receive payment of bonuses for such year (without adjustment for his individual performance) as determined by the Compensation Committee in its sole discretion; (3) any vested stock options or stock appreciation rights that he has outstanding as of the time of such termination will remain exercisable until the earlier of the three-year anniversary of the termination date and the end of the original term of the applicable award and (4) the Compensation Committee will consider, in good faith, approving the vesting of his then outstanding equity and cash incentive awards on a pro rata basis, provided that, to the extent any such awards are subject to any performance criteria, any such pro rata vested portion as may be approved by the Compensation Committee shall be payable only if, when, and to the same extent as paid to other employees generally holding such awards subject to the satisfaction of the performance criteria. All payments described in this paragraph would be conditioned on Mr. Pollichino executing a separation agreement.

For purposes of Mr. Pollichino’s employment agreement the following definitions apply:

“Cause” is defined as (1) commission of an act of fraud, embezzlement, misappropriation, willful misconduct, gross negligence or breach of fiduciary duty against the Company or one of its affiliates or (2) commission of any act or omission that results in a conviction, plea of no contest, plea of nolo contendere or imposition of unadjudicated probation for any crime involving moral turpitude or any felony.

Termination for “Good Reason” means: (1) without Mr. Pollichino’s consent, (A) his base salary or annual target bonus is reduced or (B) he is no longer the Executive Vice President and Chief Financial Officer of the Company; (2) he gives written notice to the Company that he does not consent to such action; (3) the Company does not correct such action within 30 days of receiving his notice; and (4) he voluntarily terminates his employment within ninety (90) days of such action.

Lawrence J. Burian

Mr. Burian’s employment agreement provides for his employment as Executive Vice President, General Counsel and Secretary of the Company through February 9, 2013 at a minimum annual base salary of $600,000 (subject to annual review and increase in the discretion of our Compensation Committee) and an annual target bonus opportunity equal to 60% of his annual base salary in the discretion of the Company’s Compensation Committee. He is eligible for the Company’s standard benefits programs and to participate in the Company’s long-term incentive programs, in each case on the same basis as similarly situated executives at the Company. Any such awards would be subject to actual grant by the Compensation Committee in its sole discretion, would be pursuant to the plan document and would be subject to the terms and conditions established by the Compensation Committee in its sole discretion.

Mr. Burian’s employment agreement provides severance benefits if Mr. Burian’s employment is terminated prior to February 9, 2013 by (1) the Company, or (2) by Mr. Burian for Good Reason, if at the time of such termination under clause (1) or (2), Cause does not exist. These benefits consist of (1) the payment of an amount in cash equal to not less than two times the sum of Mr. Burian’s annual base salary and his annual target bonus as in effect at that time; (2) a prorated bonus (based upon the number of full calendar months during which Mr. Burian was employed by the Company during the applicable year), provided that such bonus will be payable if and when such bonuses are generally paid to similarly situated employees and will be based on his then current annual target bonus as well as Company and his business unit performance as determined by the Compensation Committee in its sole discretion, but without adjustment for his individual performance and, if not previously paid, his annual bonus for the preceding year, if, when and to the same extent that other similarly situated executives receive payment of bonuses for such year (without adjustment for his individual performance) as determined by the Compensation Committee in its sole discretion; (3) any vested stock options or stock appreciation rights that he has outstanding as of the time of such termination will remain exercisable until the earlier of the three-year anniversary of the termination date and the end of the original term of the applicable award; and (4) the Compensation Committee will consider, in good faith, approving the vesting of his then outstanding equity and cash incentive awards on a pro rata basis, provided that, to the extent any such awards are subject to any performance criteria, any such pro rata vested portion as may be approved by the Compensation

Committee shall be payable only if, when, and to the same extent as paid to other employees generally holding such awards subject to the satisfaction of the performance criteria. All payments described in this paragraph would be conditioned on Mr. Burian executing a separation agreement.

For purposes of Mr. Burian’s employment agreement the following definitions apply:

“Cause” is defined as (1) commission of an act of fraud, embezzlement, misappropriation, willful misconduct, gross negligence or breach of fiduciary duty against the Company or an affiliate thereof or (2) commission of any act or omission that results in a conviction, plea of no contest, plea of nolo contendere or imposition of unadjudicated probation for any crime involving moral turpitude or any felony.

Termination for “Good Reason” means: (1) without Mr. Burian’s consent, (A) his base salary or annual target bonus is reduced, (B) his title is reduced from Executive Vice President and General Counsel of the Company or (C) he is no longer the Company’s most senior legal officer; (2) he gives written notice to the Company that he does not consent to such action; (3) the Company does not correct such action within 30 days of receiving his notice; and (4) he voluntarily terminates his employment within 90 days of such action.

Joseph F. Yospe

Under an agreement entered into in connection with his appointment, Mr. Yospe received an initial base salary of $400,000 annually. He was eligible to participate in the Company’s discretionary annual bonus program with an annual target bonus opportunity equal to 45% of his base salary. Bonus payments were based on actual salary paid during the year for which they are awarded; provided, however, that pursuant to his agreement, the bonus payment for 2010 was based on his full annual salary of $400,000. Bonus payments depended on a number of factors, including Company, unit and individual performance. The decision on whether or not to pay a bonus, and the amount of that bonus, if any, was made by the Company in its sole discretion. Mr. Yospe is eligible for our standard benefits program. He was also eligible, subject to his continued employment by the Company and actual grant by the Compensation Committee, to participate in such long-term incentive programs that were made available in the future to similarly situated executives at the Company. Any such awards would have been subject to actual grant by the Compensation Committee, and would have been pursuant to the applicable plan document and the terms and conditions established by the Compensation Committee in its sole discretion. Any long-term incentive awards were expected to be subject to three-year cliff vesting.

If, prior to the one-year anniversary of Mr. Yospe’s start date, his employment was involuntarily terminated by the Company for any reason other than Cause, the Company was obligated to pay severance in an amount equal to his base salary plus his target annual bonus, each as then in effect (the “Severance Amount”). Sixty percent of the Severance Amount would have been payable on the six-month anniversary of the date on which his employment is so terminated (the “Termination Date”) and the remaining 40% of the Severance Amount would have been payable on the twelve-month anniversary of the Termination Date. Payment of any Severance Amount would have been subject to Mr. Yospe’s execution of a severance agreement to the Company’s satisfaction.

For the purposes of the employment agreement, “Cause” meant, as determined by the Company, Mr. Yospe’s (i) commission of an act of fraud, embezzlement, misappropriation, willful misconduct, gross negligence or breach of fiduciary duty against the Company or an affiliate thereof, or (ii) commission of any act or omission that results in a conviction, plea of no contest, plea of nolo contendere, or imposition of unadjudicated probation for any crime involving moral turpitude or any felony.

Mr. Yospe’s employment agreement expired on February 26, 2011.

Termination and Severance

This section describes the payments that would be received by executive officers upon various terminations of employment scenarios. The information under “Separation from the Company” assumes that the

NEO was employed by the Company under his applicable agreement, and his employment terminated as of June 30, 2011. This information is presented to illustrate the payments such executives would have received from the Company under the various termination scenarios.

Separation from the Company

Payments may be made to NEOs upon the termination of their employment with the Company depending upon the circumstances of their termination, which include termination by the Company without cause, termination by the employee for good reason, other voluntary termination by the employee, retirement, death, disability, or termination following a change in control of the Company or following a going-private transaction. Certain of these circumstances are addressed in employment agreements between the Company and the NEOs. For a description of termination provisions in the employment agreements, see “Employment Agreements” above. In addition, award agreements for long-term incentives also address some of these circumstances.

Quantification of Termination and Severance

The following tables set forth a quantification of estimated severance and other benefits payable to the NEOs under various circumstances regarding the termination of their employment. In calculating these severance and other payments, we have taken into consideration or otherwise assumed the following:

•	Termination of employment occurred after the close of business on June 30, 2011.
•	We have valued equity awards using the closing market price of Class A Common Stock on NASDAQ on June 30, 2011, the last trading day of the Transition Period, of $27.53.
•	We have valued stock options at their intrinsic value, equal to the difference between $27.53 and the per share exercise price, multiplied by the number of shares underlying the stock options.
•

In the event of termination of employment, the payment of certain long-term incentive awards and other amounts may be delayed, depending upon the terms of each specific award agreement, the provisions of the applicable NEO’s employment agreement and the applicability of Code Section 409A. In quantifying aggregate termination payments, we have not taken into account the timing of the payments and we have not discounted the value of payments that would be made over time, except where otherwise disclosed.

•	We have assumed that all performance metrics for performance-based awards are achieved (but not exceeded).

Benefits Payable as a Result of Voluntary Termination of Employment by Employee*

Elements	James L. Dolan	Hank J. Ratner	Robert M. Pollichino		Lawrence J. Burian		Joseph F. Yospe
Severance	—	—	—		—		—
Pro rata bonus	—	—	—		—		—
Unvested restricted stock	—	—	—		—		—
Unvested stock options	—	—	—		—		—
Performance awards	—	—	—		—		—
Deferred compensation award	—	—	$685,920	(1)	$593,456	(1)	—
Health insurance benefits	—	—	—		—		—

*	The amounts in this table do not include any pension or other vested retirement benefits.

(1)	Represents the then-current amount of his deferred compensation award due and payable upon a termination as of June 30, 2011.

Benefits Payable as a Result of Termination of Employment by Employee Due to Retirement*

Elements	James L. Dolan	Hank J. Ratner	Robert M. Pollichino	Lawrence J. Burian		Joseph F. Yospe
Severance	—	—	—	—		—
Pro rata bonus	—	—	—	—		—
Unvested restricted stock	—	—	—	—		—
Unvested stock options	—	—	—	—		—
Performance awards	—	—	—	—		—
Deferred compensation award	—	—	$685,920(1)	$593,456	(1)	—
Health insurance benefits	—	—	$148,000(2)	—		—

*	The amounts in this table do not include any pension or other vested retirement benefits.

(1)	Represents the then-current award amount of his deferred compensation award due and payable upon a termination as of June 30, 2011.

(2)	Represents the present value of Mr. Pollichino’s benefits under the Madison Square Garden Retiree Medical Program. Among the NEOs, only Mr. Pollichino is eligible to participate.

Benefits Payable as a Result of Termination of Employment by the Company for Cause

In the event of termination by MSG for Cause, no executive officer would have been entitled to any payments at June 30, 2011.

Benefits Payable as a Result of Termination of Employment by the Company Without Cause*

Elements	James L. Dolan	Hank J. Ratner	Robert M. Pollichino (7)	Lawrence J. Burian (7)	Joseph F. Yospe
Severance	$3,000,000(1)	$7,200,000(1)	$2,297,600(1)	$1,968,000(1)	—
Pro rata bonus	$675,000(2)	$1,620,000(2)	$288,210(2)	$246,925(2)	—
Unvested restricted stock	$1,827,441(3)	$12,157,523(4)	—	—	—
Unvested stock options	—	—	—	—	—
Performance awards	$1,050,000(5)	$3,240,000(5)	—	—	—
Deferred compensation award	—	—	$685,920(6)	$593,456(6)	—
Health insurance benefits	—	—	—	—	—

*	The amounts in this table do not include any pension or other vested retirement benefits.

(1)	Represents severance equal to two times the sum of his annual base salary and annual target bonus.

(2)	Represents a pro rata annual bonus for the year in which the termination occurred, payable to the same extent as annual bonuses are paid to the other executives, and in the case of Messrs. Ratner, Pollichino and Burian, without regard to personal performance metrics.

(3)	Represents the full vesting of the 2010 grant of 35,000 restricted stock units and the 2011 grant of 31,380 restricted stock units, with a value of $963,550 and $863,891, respectively.

(4)	Represents the full vesting of the 2010 grant of 226,300 restricted stock units (including the restricted stock unit portion of the one-time special grant made in 2010), the 2010 grant of 118,500 shares of restricted stock (as part of the one-time special grant), and the 2011 grant of 96,810 restricted stock units, with a value of $6,230,039, $ 3,262,305, and $2,665,179, respectively.

(5)	Represents the full target value of his 2010 performance award.

(6)	Represents the then-current amount of his deferred compensation award due and payable upon a termination as of June 30, 2011.

(7)	Upon a termination without cause of either Mr. Pollichino or Mr. Burian, the Compensation Committee is required to consider, in good faith, approving the vesting of their then-outstanding equity and cash performance awards on a pro-rata basis, subject to the satisfaction of any applicable performance criteria.

Benefits Payable as a Result of Termination of Employment by Employee for Good Reason*

Elements	James L. Dolan	Hank J. Ratner	Robert M. Pollichino (7)	Lawrence J. Burian (7)	Joseph F. Yospe
Severance	$3,000,000(1)	$7,200,000(1)	$2,297,600(1)	$1,968,000(1)	—
Pro rata bonus	$675,000(2)	$1,620,000(2)	$288,210(2)	$246,925(2)	—
Unvested restricted stock	$1,827,441(3)	$12,157,523(4)	—	—	—
Unvested stock options	—	—	—	—	—
Performance awards	$1,050,000(5)	$3,240,000(5)	—	—	—
Deferred compensation award	—	—	$685,920(6)	$593,456(6)	—
Health insurance benefits	—	—	—	—	—

*	The amounts in this table do not include any pension or other vested retirement benefits.

(1)	Represents severance equal to two times the sum of his annual base salary and annual target bonus.

(2)	Represents a pro rata annual bonus for the year in which the termination occurred, payable to the same extent as annual bonuses are paid to the other executives, and in the case of Messrs. Ratner, Pollichino and Burian, without regard to personal performance metrics.

(3)	Represents the full vesting of the 2010 grant of 35,000 restricted stock units and the 2011 grant of 31,380 restricted stock units, with a value of $963,550 and $863,891, respectively.

(4)	Represents the full vesting of the 2010 grant of 226,300 restricted stock units (including the restricted stock unit portion of the one-time special grant made in 2010), the 2010 grant of 118,500 shares of restricted stock (as part of the one-time special grant), and the 2011 grant of 96,810 restricted stock units with a value of $6,230,039, $ 3,262,305, and $2,665,179, respectively.

(5)	Represents the full target value of his 2010 performance award.

(6)	Represents the then-current amount of his deferred compensation award due and payable upon a termination as of June 30, 2011.

(7)	Upon a termination by either Mr. Pollichino or Mr. Burian with good reason, the Compensation Committee is required to consider, in good faith, approving the vesting of their then-outstanding equity and cash performance awards on a pro-rata basis, subject to the satisfaction of any applicable performance criteria.

Benefits Payable as a Result of Termination of Employment Due to Death*

Elements	James L. Dolan	Hank J. Ratner	Robert M. Pollichino	Lawrence J. Burian	Joseph F. Yospe
Severance	—	—	—	—	—
Pro rata bonus	$675,000(1)	$1,620,000(1)	—	—	—
Unvested restricted stock	$1,827,441(2)	$12,157,523(3)	$1,122,949(2)	$751,844(2)	$428,367(2)
Unvested stock options	—	—	—	—	—
Performance awards	$1,050,000(4)	$3,240,000(4)	$493,333(5)	$380,000(5)	$123,000(6)
Deferred compensation award	—	—	$750,199(7)	$649,129(7)	—
Health insurance benefits	—	—	—	—	—

*	The amounts in this table do not include any pension or other vested retirement benefits.

(1)	Represents a pro rata annual bonus for the year in which the termination occurred, payable to the same extent as annual bonuses are paid to the other executives, and in the case of Mr. Ratner, without regard to personal performance metrics.

(2)	Represents the full vesting of the 2010 and 2011 grants of restricted stock units, which for Messrs. Dolan, Pollichino, Burian and Yospe are: Mr. Dolan – 35,000 and 31,380, respectively; Mr. Pollichino – 19,000 and 17,040, respectively; Burian – 12,000 and 10,760, respectively; and Mr. Yospe – 8,200 and 7,360, respectively. Additionally, amounts for Messrs. Pollichino and Burian include the lapsing of the restrictions on their 4,750 and 4,550 Distribution-related shares, respectively. Not included on this table for Messrs. Pollichino and Burian are 19,000 and 18,200 Cablevision restricted shares, respectively, which would also vest upon a termination of such NEO’s Company employment due to death.

(3)	Represents the full vesting of the 2010 grant of 226,300 restricted stock units (including the restricted stock unit portion of the one-time special grant made in 2010), the 2010 grant of 118,500 shares of restricted stock (as part of the one-time special grant), and the 2011 grant of 96,810 restricted stock units with a value of $6,230,039, $3,262,305, and $2,665,179, respectively.

(4)	Represents the full target value of his 2010 performance award.

(5)	Represents the pro-rata target value of his 2009 Cablevision performance award, and the pro rata target value of his 2010 Company performance award. In the case of Mr. Pollichino, the Company has assumed the full liability for the Cablevision award and, in the case of Mr. Burian, the Company received a pro rata amount from Cablevision to reflect the portion of the performance period in such Cablevision award occurring prior to February 1, 2010, Mr. Burian’s start date with the Company.

(6)	Represents the pro rata target value of his 2010 Company performance award.

(7)	Represents the then-current amount of his deferred compensation award due and payable upon a termination due to death as of June 30, 2011.

Benefits Payable as a Result of Termination of Employment Due to Disability*

Elements	James L. Dolan	Hank J. Ratner	Robert M. Pollichino (5)	Lawrence J. Burian (5)	Joseph F. Yospe
Severance	—	—	—	—	—
Pro rata bonus	$625,000(1)	$1,620,000(1)	—	—	—
Unvested restricted stock	$1,827,441(2)	$12,157,523(3)	—	—	—
Unvested stock options	—	—	—	—	—
Performance awards	$1,050,000(4)	$3,240,000(4)	—	—	—
Deferred compensation award	—	—	$750,199(6)	$649,129(6)	—
Health insurance benefits	—	—	—	—	—

*	The amounts in this table do not include any pension or other vested retirement benefits.

(1)	Represents a pro rata annual bonus for the year in which the termination occurred, payable to the same extent as annual bonuses are paid to the other executives, and in the case of Mr. Ratner, without regard to personal performance metrics.

(2)	Represents the full vesting of the 2010 grant of 35,000 restricted stock units and the 2011 grant of 31,380 restricted stock units, with a value of $963,550 and $863,891, respectively.

(3)	Represents the full vesting of the 2010 grant of 226,300 restricted stock units (including the restricted stock unit portion of the one-time special grant made in 2010), the 2010 grant of 118,500 shares of restricted stock (as part of the one-time special grant), and the 2011 grant of 96,810 restricted stock units with a value of $6,230,039, $3,262,305, and $2,665,179, respectively.

(4)	Represents the full target value of his 2010 performance award.

(5)	A termination by the Company of any of Messrs. Pollichino or Burian due to such NEO’s disability, would be treated under their respective employment agreements as a termination by the Company without cause, other than with respect to the deferred compensation award. For details on the amounts due upon such a termination by the Company without cause, please see the Benefits Payable as a Result of Termination of Employment by the Company Without Cause table.

(6)	Represents the then-current amount of his deferred compensation award due and payable upon a termination due to disability as of June 30, 2011.

Benefits Payable as a Result of Termination of Employment from the Company in Connection with a Change in Control or Going Private Transaction (1)*

Elements	James L. Dolan(2)	Hank J. Ratner (2)	Robert M. Pollichino (3)	Lawrence J. Burian (3)	Joseph F. Yospe
Severance	$3,000,000(4)	$7,200,000(4)	$2,297,600(4)	$1,968,000(4)	—
Pro rata bonus	$625,000(5)	$1,620,000(5)	$288,210(5)	$246,925(5)	—
Unvested restricted stock	$1,827,441(6)	$12,157,523(7)	$992,181(8)	$626,583(8)	$428,367(8)
Unvested stock options	—	—	—	—	—
Performance awards	$1,050,000(9)	$3,240,000(9)	$570,000(9)	$360,000(9)	$246,000(9)
Deferred compensation award	—	—	$750,199(10)	$649,129(10)	—
Health insurance benefits	—	—	—	—	—

*	The amounts in this table do not include any pension or other vested retirement benefits.

(1)	The amounts payable as a result of termination of employment by the executive or the Company following a going private transaction are generally equal to or less than the amounts payable as a result of termination of employment by the executive or the Company following a change in control. Notwithstanding the amounts set forth in this table, if any payment otherwise due to any of Messrs. Dolan, Ratner, Pollichino or Burian would result in the imposition of an excise tax under Code Section 4999, then the Company will instead pay to the applicable NEO either (a) the amounts set forth in this table, or (b) the maximum amount that could be paid to such NEO without the imposition of the excise tax, whichever results in a greater amount of after-tax proceeds to such NEO.

(2)	If either of Messrs. Dolan or Ratner is terminated without cause or resigns with good reason following a change in control or a going private transaction, then he would be entitled to the amounts above. Additionally, if either of Messrs. Dolan or Ratner resigns without good reason in the thirteenth month following a change in control, he would be entitled to the amounts above.

(3)	If either of Messrs. Pollichino or Burian is terminated without cause or resigns with good reason following a change in control or a going private transaction, then he would be entitled to the amounts above.

(4)	Represents severance equal to two times the sum of his annual base salary and annual target bonus.

(5)	Represents a pro rata annual bonus for the year in which the termination occurred, payable to the same extent as annual bonuses are paid to the other executives, and in the case of Messrs. Ratner, Pollichino and Burian, without regard to personal performance metrics.

(6)	Represents the full vesting of the 2010 grant of 35,000 restricted stock units and the 2011 grant of 31,380 restricted stock units, with a value of $963,550 and $863,891, respectively.

(7)	Represents the full vesting of the 2010 grant of 226,300 restricted stock units (including the restricted stock unit portion of the one-time special grant made in 2010), the 2010 grant of 118,500 shares of restricted stock (as part of the one-time special grant), and the 2011 grant of 31,380 restricted stock units with a value of $6,230,039, $3,262,305, and $2,665,179, respectively.

(8)	Represents the value of the 2010 grant of 19,000, 12,000 and 8,200 restricted stock units and the 2011 grant of 17,040; 10,760; and 7,360 restricted stock units for each of Messrs. Pollichino, Burian and Yospe, respectively. Upon a change in control or going private transaction, Messrs. Pollichino, Burian and Yospe will be entitled to either (in the successor entity’s discretion) (a) cash equal to the unvested units multiplied by the per share price paid in the change in control or going private transaction, or (b) only if the successor entity is a publicly traded company, a replacement unit award from the successor entity with the same terms. Any such cash award would be payable upon the earliest of (x) the date the units were originally scheduled to vest so long as the executive remains continuously employed, (y) a termination without cause or a resignation with good reason, or (z) only if the successor entity elects clause (b) above, upon a resignation without good reason that is at least six months, but no more than nine months following the change in control or going private transaction.

(9)	Represents the 2010 cash performance award target, which becomes payable upon a change in control, regardless of whether the applicable executive’s employment is terminated, or upon a going private transaction if the applicable executive is employed through January 1, 2013 or is terminated without Cause or resigns for Good Reason prior to such date.

(10)	Represents the then-current amount of his deferred compensation award due and payable upon a termination in connection with a change in control as of June 30, 2011.

Equity Compensation Plan Information

Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights (1)(a)	Weighted-average Exercise Price of Outstanding Options, Warrants and Rights (b)	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column (a)) (2)(c)
Equity compensation plans approved by security holders
Class A Common Stock Equity compensation plans not approved by security holders(3)	1,901,596	$9.30	3,371,355
Total	1,901,596	$9.30	3,371,355

(1)	Includes the following plans: Employee Stock Plan and the Director Stock Plan. Approximately 1,845,000 shares of this amount relate to options held by Cablevision and AMC Networks’ employees. Excludes approximately 31,613 stock appreciation rights which, by their terms, may only be settled in cash.

(2)	In September 2011, the Compensation Committee granted awards of restricted stock units covering an aggregate of 735,490 shares. The number of shares remaining available for future issuance in column (c) has not been reduced to reflect these shares.

(3)	The plans included in this row have yet to be approved by the Company’s post-Distribution security holders. Prior to the Distribution, the plans were approved by CSC Holdings, LLC, a subsidiary of Cablevision and the sole shareholder of the Company at that time.

PROPOSAL 3 — PROPOSAL TO APPROVE THE COMPANY’S 2010 EMPLOYEE STOCK PLAN

Prior to the Distribution, CSC Holdings, LLC (“CSC”), a subsidiary of Cablevision and the sole shareholder of the Company at that time, approved The Employee Stock Plan. As previously disclosed and permitted by NASDAQ and IRS rules, we are seeking shareholder approval of the Employee Stock Plan at our first annual shareholders meeting as a public company. The Employee Stock Plan is being submitted for the approval of the stockholders of the Company in order to comply with NASDAQ rules and Section 162(m) of the Code of 1986, as amended. If the Employee Stock Plan is not approved, then Code Section 162(m) provides that the Company will be unable to obtain tax deductions for certain compensation expenses associated with awards granted under the Employee Stock Plan to certain of our executive officers. While there can be no assurance that the Company will be able to claim a tax deduction in respect of awards under the Employee Stock Plan, the Board of Directors believes it is in the Company’s best interest to be in a position to do so and, therefore, recommends that the stockholders vote to approve the Employee Stock Plan.

The purpose of the Employee Stock Plan is to (i) compensate employees of the Company and its affiliates who are responsible for the management and growth of the business of the Company and its affiliates, and (ii) advance the interest of the Company by encouraging and enabling the acquisition of a personal proprietary interest in the Company by employees upon whose judgment and keen interest the Company and its affiliates are largely dependent for the successful conduct of their operations. It is anticipated that the acquisition of such a proprietary interest in the Company will stimulate the efforts of these employees on behalf of the Company and its affiliates, and strengthen their desire to remain with the Company and its affiliates. It is also expected that the opportunity to acquire such a proprietary interest will enable the Company and its affiliates to attract and retain desirable personnel and will better align the interests of participating employees with those of the Company’s stockholders. The Employee Stock Plan provides for grants of incentive stock options (as defined in Section 422 of the Internal Revenue Code), non-qualified stock options, stock appreciation rights, restricted shares, restricted stock units and other equity-based awards (collectively, “Awards”). The Employee Stock Plan will terminate, and no more Awards will be granted after February 9, 2020 (unless sooner terminated by our Board or our Compensation Committee). The termination of the Employee Stock Plan will not affect previously granted Awards.

The primary aspects of the Employee Stock Plan are set forth below. The summary is qualified in its entirety by the Employee Stock Plan which is set forth in Annex A to this proxy statement.

Shares Subject to the Employee Stock Plan; Other Limitations

The Employee Stock Plan is administered by the Company’s Compensation Committee. Awards may be granted under the Employee Stock Plan to such employees of the Company and its affiliates as the Compensation Committee may determine. An “affiliate” is defined in the Employee Stock Plan to mean any entity controlling, controlled by, or under common control with the Company or any other affiliate and also includes any entity in which the Company owns at least five percent of the outstanding equity interests. The total number of shares of the Company’s Class A Common Stock that may be issued pursuant to Awards under the Employee Stock Plan may not exceed an aggregate of 7,000,000, which may be either treasury shares or authorized and unissued shares. To the extent that (i) an Award is paid, settled or exchanged or expires, lapses, terminates or is cancelled for any reason without the issuance of shares, (ii) any shares under an Award are not issued because of payment or withholding obligations or (iii) restricted shares revert back to the Company prior to the lapse of the restrictions or are applied by the Company for purposes of tax withholding obligations, then the Compensation Committee may also grant Awards with respect to such shares or restricted shares. Awards payable only in cash or property other than shares do not reduce the aggregate remaining number of shares with respect to which Awards may be made under the Employee Stock Plan and shares relating to any other Awards that are settled in cash or property other than shares, when settled, will be added back to the aggregate remaining number of shares with respect to which Awards may be made under the Employee Stock Plan. Any shares underlying Awards that the Company becomes obligated to make through the assumption of, or in substitution for, outstanding awards previously granted by an acquired entity shall not count against the shares available to be delivered pursuant to Awards under the Employee Stock Plan. No single employee may be issued Awards during any one calendar year for, or that relate to, a number of shares exceeding 2,000,000. In the event that any dividend or other distribution (whether in the form of cash, shares, other securities, or other property), recapitalization, forward or reverse stock split, reorganization, merger, consolidation, spin-off, combination, repurchase, share exchange, liquidation, dissolution or other similar corporate transaction or event affects shares such that the failure to make an adjustment to an Award would not appropriately protect the rights represented by the Award in accordance with the essential intent and principles thereof (each such event, an “Adjustment Event”), then the Compensation

Committee will, in such manner as it may determine to be equitable in its sole discretion, adjust any or all of the terms of an outstanding Award (including, without limitation, the number of shares covered by such outstanding Award, the type of property to which the Award is subject and the exercise price of such Award).

As of June 30, 2011, there were outstanding options to acquire approximately 1,882,000 shares of the Company’s Class A Common Stock, stock appreciation rights with respect to approximately 31,000 shares of the Company’s Class A Common Stock, 1,271,000 restricted stock units and 119,000 restricted shares of the Company’s Class A Common Stock issued under the Employee Stock Plan. These amounts include options and stock appreciation rights issued in connection with the Distribution. No options or stock appreciation rights have been issued since the Distribution. As of June 30, 2011, there were 3,223,922 shares available for issuance under the Employee Stock Plan.

Awards

All employees of the Company and its affiliates will be eligible to receive Awards under the Employee Stock Plan. Under the Employee Stock Plan, the Company may grant options and stock appreciation rights, which will be exercisable at a price determined by the Compensation Committee on the date of the Award grant, which price will be no less than the fair market value of a share of Class A Common Stock on the date the option or stock appreciation right is granted. Other than in the case of the death of a participant, such options and stock appreciation rights may be exercised for a term fixed by the Compensation Committee but no longer than ten years from the date of grant. An award agreement may provide that, in the event the participant dies while the option or stock appreciation right is outstanding, the option or stock appreciation right will remain outstanding until the first anniversary of the participant’s death, whether or not such first anniversary occurs after such ten-year period. Upon its exercise, a stock appreciation right will be settled (and an option may be settled, in the Compensation Committee’s discretion) for an amount equal to the excess of the fair market value of a share of Class A Common Stock on the date of exercise over the exercise price of the stock appreciation right (or option).

The Company may also grant restricted shares and restricted stock units. A restricted share is a share of Class A Common Stock that is registered in the participant’s name, but that is subject to certain transfer and/or forfeiture restrictions for a period of time as specified in the applicable award agreement. The recipient of a restricted share will have the rights of a shareholder, subject to any restrictions and conditions specified by the Compensation Committee in the recipient’s award agreement. Notwithstanding the previous sentence, unless the Compensation Committee determines otherwise, all ordinary cash dividends paid upon any restricted share prior to its vesting will be retained by the Company for the account of the relevant participant and upon vesting will be paid to the relevant participant.

A restricted stock unit is an unfunded, unsecured right to receive a share of Class A Common Stock (or cash or other property) at a future date upon the satisfaction of the conditions specified by the Compensation Committee in the award agreement. Unless otherwise provided by the Compensation Committee, a restricted stock unit will also carry a dividend equivalent right representing an unfunded and unsecured promise to pay to the relevant participant, upon the vesting of the restricted stock unit, an amount equal to the ordinary cash dividends that would have been paid upon any share underlying a restricted stock unit had such shares been issued.

The Compensation Committee may grant other equity-based or equity-related awards to participants subject to terms and conditions it may specify. These awards may entail the transfer of shares or payment in cash based on the value of shares.

Under the Employee Stock Plan, the Compensation Committee will have the authority, in its discretion, to add performance criteria as a condition to any employee’s ability to exercise a stock option or stock appreciation right, or the vesting or payment of any restricted shares or restricted stock units, granted under the Employee Stock Plan. Additionally, the Employee Stock Plan specifies certain performance criteria that may, in the case of certain executive officers of the Company, be conditions precedent to the vesting of awards granted to such executives under the Employee Stock Plan. The Employee Stock Plan provides that such performance criteria may be determined by reference to the performance of the Company, an affiliate or a business unit, product, team, venue, production, event, network or service thereof or any combination of the foregoing. Such criteria may also be measured on a per customer, subscriber, sponsor, viewer (or available viewer), basic or diluted share basis or any combination of the foregoing and may reflect absolute performance, incremental performance or comparative performance to other companies (or their products or services) determined on a gross, net, GAAP or non-GAAP basis, with respect to one or more of the following: (i) net or operating income or other measures of profit; (ii) measures of revenue; (iii) earnings before interest, taxes, depreciation and amortization (EBITDA); (iv) cash flow, free cash flow, adjusted operating cash flow and similar measures; (v) return on equity, investment, assets or capital; (vi) gross or operating margins or savings; (vii) performance relative to budget, forecast or market expectations; (viii) market share or penetration, subscriber or customer acquisition or retention, ratings, viewership, facilities utilization or attendance; (ix) sports team performance; (x) operating metrics relating to sales, subscriptions, sponsorships or customer service or satisfaction; (xi) capital spending management, network upgrades, facility maintenance, construction or renovation or product or service deployments; (xii) achievement of strategic business objectives such as acquisitions, dispositions or investments; (xiii) a specified increase in the fair market value of the Company’s Class A Common Stock; (xiv) a specified increase in the private market value of the Company; (xv) the price of the Company’s Class A Common Stock; (xvi) earnings per share; and/or (xvii) total shareholder return.

Amendment; Termination

The Board or the Compensation Committee may discontinue the Employee Stock Plan at any time and from time to time may amend or revise the terms of the Employee Stock Plan or any award agreement, as permitted by applicable law, except that it may not (a) make any amendment or revision in a manner unfavorable to a participant (other than if immaterial), without the consent of the participant or (b) make any amendment or revision without the approval of the stockholders of the Company if such approval is required by the rules of NASDAQ. The consent of the participant will not be required solely pursuant to the previous sentence in respect of any adjustment made in light of an Adjustment Event, except to the extent the terms of an award agreement expressly refer to an Adjustment Event, in which case such terms will not be amended in a manner unfavorable to a participant (other than if immaterial) without such participant’s consent.

U.S. Federal Tax Implications of Certain Awards under the Plan

The following summary generally describes the principal Federal (but not state and local) income tax consequences of certain awards under the Plan. It is general in nature and is not intended to cover all tax consequences that may apply to a particular participant or the Company. The provisions of the Internal Revenue Code and the regulations thereunder relating to these matters are complex and their impact in any one case may depend upon the particular circumstances.

Incentive Stock Options

An employee will not be subject to tax upon the grant of an incentive stock option (an “ISO”) or upon the exercise of an ISO. However, the excess of the fair market value of the shares on the date of exercise over the exercise price paid will be included in the employee’s alternative minimum taxable income. Whether the employee is subject to the alternative minimum tax will depend on his or her particular circumstances. The employee’s basis in the shares received will be equal to the exercise price paid, and the holding period in such shares will begin on the day following the date of exercise. If an employee disposes of the shares on or after (i) the second anniversary of the date of grant of the ISO and (ii) the first anniversary of the date of exercise of the ISO (the “statutory holding period”), the employee will recognize a capital gain or loss in an amount equal to the difference between the amount realized on such disposition and his or her basis in the shares.

Nonstatutory Stock Options

For the grant of an option that is not intended to be (or does not qualify as) an ISO, an employee will not be subject to tax upon the grant of such an option (a “nonstatutory stock option”). Upon exercise of a nonstatutory stock option, an amount equal to the excess of the fair market value of the shares acquired on the date of exercise over the exercise price paid is taxable to an employee as ordinary income, and such amount is generally deductible by the Company. This amount of income will be subject to income tax withholding and employment taxes. An employee’s basis in the shares received will equal the fair market value of the shares on the date of exercise, and an employee’s holding period in such shares will begin on the day following the date of exercise.

Restricted Stock

An employee will not be subject to tax upon receipt of an award of shares subject to forfeiture conditions and transfer restrictions (the “restrictions”) under the Plan unless the employee makes the election referred to below. Upon lapse of the restrictions, an employee will recognize ordinary income equal to the fair market value of the shares on the date of lapse (less any amount the employee may have paid for the shares), and such income will be subject to income tax withholding and employment taxes. An employee’s basis in the shares received will be equal to the fair market value of the shares on the date the restrictions lapse, and an employee’s holding period in such shares begins on the day after the restrictions lapse. If any dividends are paid on such shares prior to the lapse of the restrictions they will be includible in an employee’s income during the restricted period as additional compensation (and not as dividend income) and will be subject to income tax withholding and employment taxes.

If permitted by the applicable award agreement, an employee may elect, within thirty days after the date of the grant of the restricted stock, to recognize immediately (as ordinary income) the fair market value of the shares awarded (less any amount an employee may have paid for the shares), determined on the date of grant (without regard to the restrictions). Such income will be subject to income tax withholding and employment taxes at such time. This election is made pursuant to Section 83(b) of the Code and the regulations thereunder. If an employee makes this election, the employee’s holding period will begin the day after the date of grant, dividends paid on the shares will be subject to the normal rules regarding distributions on stock, and no additional income will be recognized by the employee upon the lapse of the restrictions. However, if the employee forfeits the restricted shares before the restrictions lapse, no deduction or capital loss will be available to the employee (even though the employee previously recognized income with respect to such forfeited shares).

In the taxable year in which an employee recognizes ordinary income on account of shares awarded to the employee, the Company generally will be entitled to a deduction equal to the amount of income recognized by the employee. In the event that the restricted shares are forfeited by an employee after having made the Section 83(b) election referred to above, the Company generally will include in our income the amount of our original deduction.

Stock Appreciation Rights

An employee will not be subject to tax upon the grant of a stock appreciation right. Upon exercise of a stock appreciation right, an amount equal to the cash and/or the fair market value (measured on the date of exercise) of shares receivable by the employee in respect of a stock appreciation right will be taxable to the employee as ordinary income, and such amount generally will be deductible by the Company. This amount of income will be subject to income tax withholding and employment taxes. An employee’s basis in any shares received will be equal to the fair market value of such shares on the date of exercise, and an employee’s holding period in such shares will begin on the day following the date of exercise.

Restricted Stock Units

An employee will not be subject to tax upon the grant of a restricted stock unit. Upon vesting of a restricted stock unit, the fair market value of the shares covered by the award on the vesting date will be subject to employment taxes. Upon distribution of the shares and/or cash underlying a restricted stock unit, an employee will recognize as ordinary income an amount equal to the cash and/or fair market value (measured on the

Distribution date) of the shares received, and such amount will generally be deductible by the Company. This amount of income will generally be subject to income tax withholding on the date of distribution. An employee’s basis in any shares received will be equal to the fair market value of the shares on the date of distribution, and an employee’s holding period in such shares will begin on the date of distribution. If any dividend equivalent amounts are paid to an employee, they will be includible in the employee’s income as additional compensation (and not as dividend income) and will be subject to income and employment tax withholding.

Disposition of Shares

Unless stated otherwise above, upon the subsequent disposition of shares acquired under any of the preceding awards, an employee will recognize capital gain or loss based upon the difference between the amount realized on such disposition and the employee’s basis in the shares, and such amount will be long-term capital gain or loss if such shares were held for more than 12 months. Currently, capital gain is generally taxed at a maximum rate of 15% if the property is held more than one year.

Section 162(m) Deductibility Rules

The Company generally will be entitled to a tax deduction equal to the amount recognized as ordinary income by the employee in connection with the exercise of an option or stock appreciation right. The Company generally is not entitled to a tax deduction with respect to any amount that represents compensation in excess of $1 million paid to “covered employees” that is not “qualified performance-based compensation” under Section 162(m) of the Code. Under current regulations interpreting Section 162(m), the grant by a committee of “outside directors” of at-or above-the-money options or stock appreciation rights under a stockholder approved plan that expressly limits the amount of grants that can be made to any individual employee over a specified period of time is considered “qualified performance-based compensation.”

New Plan Benefits

For a discussion of new plan benefits, see “New Plan Benefits Table” below.

Approval of this proposal requires the favorable vote of a majority of the votes cast by the holders of Class A Common Stock and Class B Common Stock, voting together as a single class. In accordance, with our Amended and Restated Certificate of Incorporation, holders of Class A Common Stock will have one vote per share and holders of Class B Common Stock will have ten votes per share.

The Board unanimously recommends that you vote FOR this proposal.

PROPOSAL 4 — PROPOSAL TO APPROVE THE COMPANY’S 2010 CASH INCENTIVE PLAN

Prior to the Distribution, CSC as the sole shareholder of the Company at that time approved the CIP. The primary aspects of the CIP are as follows, and such summary is qualified in its entirety by the CIP as set forth in Annex B to this proxy statement. As previously disclosed and permitted by IRS rules, we are seeking shareholder approval of the CIP at our first annual shareholders meeting as a public company. The CIP is being submitted for the approval of the stockholders of the Company in order to comply with Section 162(m) of the Code. If the CIP is not so approved, then Code Section 162(m) provides that the Company will be unable to obtain tax deductions for certain compensation expenses associated with awards granted to certain of our executive officers under the CIP. While there can be no assurance that the Company will be able to claim a tax deduction in respect of awards under the Employee Stock Plan, the Board of Directors believes it is in the Company’s best interest to be in a position to do so and therefore, recommends that the stockholders vote to approve the CIP.

Overview

The purposes of the CIP are to (i) advance the interest of the Company and its stockholders by providing a means to motivate employees of the Company and its affiliates, upon whose judgment, initiative and efforts the continued success, growth and development of the Company is dependent; (ii) link the rewards of those employees of the Company and its affiliates to the achievement of specific performance objectives and goals when so desired; (iii) assist the Company and its affiliates in maintaining a competitive total compensation program that serves to attract and retain the most highly qualified individuals; and (iv) permit the grant and payment of awards that are deductible to the Company pursuant to Section 162(m) of the Internal Revenue Code when so desired. The CIP provides for cash awards. No awards shall be made under this Plan after February 9, 2015.

CIP Awards

The Plan is administered by the Company’s Compensation Committee. Awards may be granted under the CIP to such employees of the Company or an affiliate of the Company, as the Compensation Committee may determine. An “affiliate” is defined in the CIP to mean any entity controlling, controlled by, or under common control with the Company or any other affiliate and also includes any entity in which the Company owns at least five percent of the outstanding equity interests. All individuals are eligible to participate in the CIP. The CIP provides for two types of cash awards: Long-Term Incentive Awards and Annual Incentive Awards. Long-Term Incentive Awards may be subject to such terms and conditions (including the performance criteria described below) as the Compensation Committee determines; however, no Long-Term Incentive Award will cover a period of more than ten years. In no event may any covered employee be granted in any fiscal year of the Company Long-Term Incentive Awards that are intended to satisfy the requirements of Section 162(m) exceeding in the aggregate $10 million. Annual Incentive Awards may also be subject to such terms and conditions (including the performance criteria described below) as the Compensation Committee determines. In no event may any covered employee be granted in any fiscal year of the Company Annual Incentive Awards that are intended to satisfy the requirements of Section 162(m) exceeding in the aggregate $10 million.

The Compensation Committee may establish one or more conditions which must be satisfied in order for an employee to be entitled to an award under the CIP. The CIP specifies that, to the extent that an award under the CIP is intended to qualify for deductibility under Section 162(m), the payment of the award will be conditioned on the satisfaction of one or more of the performance criteria listed below over a period or periods selected by the Compensation Committee. The performance criteria may be determined by reference to the performance of the Company, an affiliate or a business unit, product, team, venue, production, event, network or service thereof or any combination of the foregoing. Such criteria may also be measured on a per customer, subscriber, sponsor, viewer (or available viewer), basic or diluted share basis or any combination of the foregoing and may reflect absolute performance, incremental performance or comparative performance to other companies (or their products or services) determined on a gross, net, GAAP or non-GAAP basis, with respect to one or more of the following: (i) net or operating income or other measures of profit; (ii) measures of revenue; (iii) earnings before interest, taxes, depreciation and amortization (EBITDA); (iv) cash flow, free cash flow, adjusted operating cash flow and similar measures; (v) return on equity, investment, assets or capital; (vi) gross or operating margins or savings; (vii) performance relative to budget, forecast or market expectations; (viii) market share or penetration, subscriber or customer acquisition or retention, ratings, viewership, facilities utilization or attendance; (ix) sports team performance; (x) operating metrics relating to sales, subscriptions, sponsorships or customer service or satisfaction; (xi) capital spending management, network upgrades, facility maintenance, construction or renovation or product or service deployments; (xii) achievement of strategic business objectives such as acquisitions, dispositions or investments; (xiii) a specified increase in the fair market value of the Company’s Class A Common Stock; (xiv) a specified increase in the private market value of the Company; (xv) the price of the Company’s Class A Common Stock; (xvi) earnings per share; and/or (xvii) total shareholder return.

If the Compensation Committee establishes conditions to the entitlement of a Long-Term Incentive Award or Annual Incentive Award for a covered employee relating to the achievement of performance criteria, the Compensation Committee must determine whether the performance criteria have been met with respect to the employee and, if they have, so certify and ascertain the amount of the applicable Long-Term Incentive Award or Annual Incentive Award. No Long-Term Incentive Award or Annual Incentive Award (if contingent on such performance criteria) will be paid until such certification is made by the Compensation Committee.

Amendment; Termination

The Board or the Compensation Committee may discontinue the CIP at any time and from time to time may amend or revise the terms of the CIP, as permitted by applicable law, except that it may not amend or revise, in any manner unfavorable to a recipient (other than if immaterial), any Long-Term Incentive Award, without the consent of the recipient of that Long-Term Incentive Award.

New Plan Benefits

For a discussion of new plan benefits, see “New Plan Benefits Table” below.

Approval of this proposal requires the favorable vote of a majority of the votes cast by the holders of Class A Common Stock and Class B Common Stock, voting together as a single class. In accordance, with our Amended and Restated Certificate of Incorporation, holders of Class A Common Stock will have one vote per share and holders of Class B Common Stock will have ten votes per share.

The Board unanimously recommends that you vote FOR this proposal.

PROPOSAL 5 — PROPOSAL TO APPROVE THE COMPANY’S 2010 STOCK PLAN FOR NON-EMPLOYEE DIRECTORS

Prior to the Distribution, CSC, as the sole shareholder of the Company approved The Madison Square Garden Company 2010 Stock Plan for Non-Employee Directors (the “Director Stock Plan”). The primary aspects of the Director Stock Plan are as follows, and such summary is qualified in its entirety by the Director Stock Plan as set forth in Annex C to this proxy statement. As previously disclosed and permitted by NASDAQ rules, we are seeking shareholder approval of the Director Stock Plan at our first annual shareholders meeting as a public company. The Director Stock Plan is being submitted for the approval of the stockholders of the Company in order to comply with NASDAQ rules.

Overview

We believe that the Company’s ability to attract and retain capable persons as non-employee directors will be enhanced if it can provide its non-employee directors with equity-based awards and that the Company will benefit from encouraging a sense of proprietorship of such persons stimulating the active interest of such persons in the development and financial success of the Company. The Director Stock Plan provides for potential grants of non-qualified stock options, restricted stock units, restricted shares and other equity-based awards (collectively, “Director Awards”) to our non-employee directors. We currently have 11 non-employee directors. The Director Stock Plan will terminate, and no more Director Awards will be granted, after February 9, 2020 (unless sooner terminated by our Board or our Compensation Committee). The termination of the Director Stock Plan will not affect previously granted Director Awards.

Shares Subject to the Director Stock Plan; Other Limitations

The Director Stock Plan is administered by the Company’s Compensation Committee. The total number of shares of the Company’s Class A Common Stock that may be issued pursuant to Director Awards under the Director Stock Plan may not exceed an aggregate of 300,000, which may be either treasury shares or authorized and unissued shares. To the extent that (i) a Director Award is paid, settled or exchanged or expires, lapses, terminates or is cancelled for any reason without the issuance of shares or (ii) any shares under a Director Award are not issued because of payment or withholding obligations, then the Compensation Committee may also grant Director Awards with respect to such shares. Director Awards payable only in cash or property other than shares do not reduce the aggregate remaining number of shares with respect to which Director Awards may be made under the Director Stock Plan and shares relating to any other Director Awards that are settled in cash or property other than shares, when settled, will be added back to the aggregate remaining number of shares with respect to which Director Awards may be made under the Director Stock Plan. Any shares underlying Director Awards that the Company becomes obligated to make through the assumption of, or in substitution for, outstanding awards previously granted by an acquired entity shall not count against the shares available to be delivered pursuant to Awards under the Director Stock Plan. In the event that any dividend or other distribution (whether in the form of cash, shares, other securities, or other property), recapitalization, forward or reverse stock split, reorganization, merger, consolidation, spin-off, combination, repurchase, share exchange, liquidation, dissolution or other similar corporate transaction or event affects shares such that the failure to make an adjustment to a Director Award would not appropriately protect the rights represented by the Director Award in accordance with the essential intent and principles thereof (each such event, a “Director Stock Plan Adjustment Event”), then the Compensation Committee will, in such manner as it may determine to be equitable in its sole discretion, adjust any or all of the terms of an outstanding Director Award (including, without limitation, the number of shares covered by such outstanding Director Award, the type of property to which the Director Award is subject and the exercise price of such Director Award).

As of June 30, 2011, there were outstanding options to acquire approximately 20,000 shares of Class A Common Stock, and approximately 75,000 outstanding restricted shares and RSUs. These amounts include options and Distribution-related shares issued in connection with the Distribution. No options have been issued since the Distribution. Approximately 11 individuals are eligible to participate in the Director Stock Plan (excluding the 8 Cablevision directors who received awards in connection with the Distribution). As of June 30, 2011, there were 147,433 shares available for issuance under the Director Stock Plan.

Director Awards

Under the Director Stock Plan, the Company may grant stock options to participants. The options will be exercisable at a price determined by the Compensation Committee on the date of the Director Award grant, which price will be no less than the fair market value of a share of Class A Common Stock on the date the option is granted, and will otherwise be subject to such terms and conditions as specified by the Compensation Committee, provided that, unless determined otherwise by the Compensation Committee, such options will be fully vested and exercisable on the date of grant. Each option granted pursuant to the Director Stock Plan will terminate upon the earlier to occur of (i) the expiration of ten years following the date upon which the option is granted and (ii) a period fixed by the Compensation Committee in the award agreement, however, an award agreement may provide that in the event that a participant dies while an option is exercisable, the option will remain exercisable by the participant’s estate or beneficiary only until the first anniversary of the participant’s date of death and whether or not such first anniversary occurs prior to or following the expiration of the relevant period referred to above. Upon its exercise, an option may be settled, in the Compensation Committee’s discretion, for a cash amount equal to the excess of the fair market value of a share of Class A Common Stock on the date of exercise over the exercise price of the option.

The Company may also grant restricted stock units to participants. A restricted stock unit is an unfunded, unsecured right to receive a share of Class A Common Stock (or cash or other property) at a future date upon the satisfaction of the conditions specified by the Compensation Committee in the award agreement. Unless otherwise provided by the Compensation Committee, such restricted stock units will be fully vested on the date of grant and will also carry a dividend equivalent right representing an unfunded and unsecured promise to pay to the relevant participant an amount equal to the ordinary cash dividends that would have been paid upon any share underlying a restricted stock unit had such shares been issued. If a restricted stock unit is not fully vested at the date of grant, the dividend equivalent right will not apply until such restricted stock unit is vested.

The Compensation Committee may grant other equity-based or equity-related awards (including without limitation restricted shares) to non-employee directors subject to terms and conditions it may specify. These awards may entail the transfer of shares or payment in cash based on the value of shares.

Amendment; Termination

The Board or the Compensation Committee may discontinue the Director Stock Plan at any time and from time to time may amend or revise the terms of the Director Stock Plan or any award agreement, as permitted by applicable law, except that it may not (a) make any amendment or revision in a manner unfavorable to a participant (other than if immaterial), without the consent of the participant or (b) make any amendment or revision without the approval of the stockholders of the Company if such approval is required by the rules of NASDAQ. Consent of the participant will not be required solely pursuant to the previous sentence in respect of any adjustment made in light of a Director Stock Plan Adjustment Event, except to the extent the terms of an award agreement expressly refer to a Director Stock Plan Adjustment Event, in which case such terms will not be amended in a manner unfavorable to a participant (other than if immaterial) without such participant’s consent.

U.S. Federal Tax Implications of Options and Restricted Stock Units Under the Director Stock Plan

The following summary generally describes the principal Federal (but not state and local) income tax consequences of the issuance and exercise of options and restricted stock units under the Director Stock Plan. It is general in nature and is not intended to cover all tax consequences that may apply to a particular participant or the Company. The provisions of the Internal Revenue Code and the regulations thereunder relating to these matters are complex and subject to change and their impact in any one case may depend upon the particular circumstances.

A non-employee director will not realize any income, and the Company will not be entitled to a deduction, at the time that a stock option is granted under the Director Stock Plan. Upon exercising an option, a non-employee director will realize ordinary income (not as capital gain), and the Company will be entitled to a corresponding deduction, in an amount equal to the fair market value on the exercise date of the shares subject to the option over the exercise price of the option. The non-employee director will have a basis in the shares received as a result of the exercise, for purposes of computing capital gain or loss, equal to the fair market value of those shares on the exercise date and the non-employee director’s holding period in the shares received will commence on the day after the date of exercise. If an option is settled by the Company in cash, shares or a combination thereof, the non-employee directors will recognize ordinary income at the time of settlement equal to the fair market value of such cash, shares or combination thereof, and the Company will be entitled to a corresponding deduction.

A non-employee director will not realize any income, and the Company will not be entitled to a deduction, at the time that a restricted stock unit is granted under the Director Stock Plan. Upon payment or settlement of a restricted stock unit award in Class A Common Stock or cash, the non-employee director will recognize ordinary income, and the Company will be entitled to a corresponding deduction, equal to the fair market value of any Class A Common Stock or cash received.

New Plan Benefits

For a discussion of new plan benefits, see “New Plan Benefits Table” below.

Approval of this proposal requires the favorable vote of a majority of the votes cast by the holders of Class A Common Stock and Class B Common Stock, voting together as a single class. In accordance, with our Amended and Restated Certificate of Incorporation, holders of Class A Common Stock will have one vote per share and holders of Class B Common Stock will have ten votes per share.

The Board unanimously recommends that you vote FOR this proposal.

NEW PLAN BENEFITS TABLE

The amount of each participant’s future awards under each of the Employee Stock Plan (See “Proposal 3 — Proposal to Approve the Company’s 2010 Employee Stock Plan”), the CIP (See “Proposal 4 — Proposal to Approve the Company’s 2010 Cash Incentive Plan”), and the Director Stock Plan (See “Proposal 5 — Proposal to Approve the Company’s 2010 Stock Plan for Non-Employee Directors”) will be determined based on the discretion of the Compensation Committee and therefore is not determinable at this time. The following table sets forth awards that were received by the persons and groups named below for the Transition Period under each such plan.

Name and Principal Position	Employee Stock Plan Dollar Value($)(1)	Employee Stock Plan Number of Units(1)	CIP Dollar Value ($) Long-Term Awards (2)	CIP Dollar Value ($) Annual Awards (1)	Director Stock Plan Dollar Value($)(3)	Director Stock Plan Number of Units(3)
James L. Dolan	862,322	31,380
Executive Chairman			—	675,000	—	—
Hank J. Ratner	2,660,339	96,810
President and Chief Executive Officer			—	1,620,000	—	—
Robert M. Pollichino	468,259	17,040
Executive Vice President and CFO			—	288,210	—	—
Lawrence J. Burian	295,685	10,760
Executive Vice President, General Counsel and Secretary			—	246,925	—	—
Joseph F. Yospe	202,253	7,360
Senior Vice President and Controller			—	125,870	—	—
All Executive Officers	4,651,540	169,270	—	3,035,063	—	—
All Non-Employee Directors	—	—	—	—	596,398	21,703
All Employees who are not Executive Officers	11,537,203	419,840	—	—	—	—

(1)	See “Executive Compensation Tables — Summary Compensation Table” and “Executive Compensation Tables —Grant of Plan-Based Awards” for additional information.
(2)	No long-term cash performance awards were granted under the CIP. In September 2011, long-term cash performance awards were granted under the CIP with respect to the fiscal year ending June 30, 2012 with target payouts as follows: Mr. Dolan – $875,000; Mr. Ratner – $2,700,000; Mr. Pollichino – $475,000; Mr. Burian – $375,000; Mr. Yospe – $205,000; All Executive Officers – $4,795,000; All Employees who are not Executive Officers – $12,344,167.
(3)	See “Board of Directors — Director Compensation Table” for additional information.

PROPOSAL 6 — NON-BINDING ADVISORY VOTE ON EXECUTIVE COMPENSATION

As required by Regulation 14A of the Exchange Act we are seeking stockholder approval, on an advisory basis, of the compensation of our named executive officers as disclosed under the “Executive Compensation” section of this proxy statement. Accordingly, for the reasons discussed in the “Compensation Discussion and Analysis” section of this proxy statement, we are asking our stockholders to vote “FOR” the adoption of the following resolution:

RESOLVED, that the stockholders of The Madison Square Garden Company (“MSG”) approve, on an advisory basis, the compensation of MSG’s named executive officers, as disclosed pursuant to Item 402 of Regulation S-K in MSG’s Proxy Statement for the 2011 Annual Meeting of Stockholders under the heading ‘Executive Compensation’.”

While we intend to carefully consider the voting results of this proposal, the vote is advisory in nature and therefore not binding on us, our Board of Directors or our Compensation Committee. Our Board and Compensation Committee value the opinions of all our stockholders and will consider the outcome of this vote when making future compensation decisions for our named executive officers.

Approval of this proposal requires the favorable vote of a majority of the votes cast by the holders of Class A Common Stock and Class B Common Stock, voting together as a single class. In accordance, with our Amended and Restated Certificate of Incorporation, holders of Class A Common Stock will have one vote per share and holders of Class B Common Stock will have ten votes per share.

The Board unanimously recommends that you vote FOR this proposal.

PROPOSAL 7 — NON-BINDING ADVISORY VOTE ON FREQUENCY OF THE STOCKHOLDER VOTE ON EXECUTIVE COMPENSATION

As required by Regulation 14A of the Exchange Act, we are seeking a stockholder vote, on an advisory basis, on the frequency with which we include in our proxy statement an advisory vote on executive compensation. By voting on this proposal, stockholders may indicate whether they prefer that we seek such an advisory vote every one, two or three years. Pursuant to Section 14A of the Exchange Act, we are required to hold at least once every six years an advisory stockholder vote to determine the frequency of the advisory stockholder vote on executive compensation.

After consideration of this proposal, our Board determined that an advisory vote on executive compensation that occurs every three years is the most appropriate alternative for the Company and therefore recommends a vote for a triennial advisory vote. In reaching its recommendation, our Board considered that a triennial advisory vote would permit the pay for performance elements of our compensation programs to be judged over a period of time. Our Board believes that a well-structured compensation program should include policies and practices that emphasize the creation of stockholder value over the long-term and that the effectiveness of such plans cannot be best evaluated on an annual or biennial basis.

While we intend to carefully consider the voting results of this proposal, the vote is advisory in nature and therefore not binding on us, our Directors or our Compensation Committee. Our Board and Compensation Committee value the opinions of our all our stockholders and will consider the outcome of this vote when deciding upon the frequency of stockholder votes on executive compensation.

Approval of this proposal requires the favorable vote of a majority of the votes cast by the holders of Class A Common Stock and Class B Common Stock, voting together as a single class. In accordance, with our Amended and Restated Certificate of Incorporation, holders of Class A Common Stock will have one vote per share and holders of Class B Common Stock will have ten votes per share.

The Board unanimously recommends that an advisory vote to approve the compensation of our named executive officers be held “Every Three Years.”

OUR EXECUTIVE OFFICERS

The following individuals are our executive officers:

James L. Dolan (1)	Executive Chairman
Hank J. Ratner	President and Chief Executive Officer
Robert M. Pollichino	Executive Vice President and Chief Financial Officer
Lawrence J. Burian	Executive Vice President, General Counsel and Secretary
Joseph F. Yospe	Senior Vice President, Controller and Principal Accounting Officer
Robert J. Lynn	Senior Vice President, Treasury and Investor Relations

(1)	The biography for James L. Dolan appears above under “Proposal 1 — Election of Directors — Directors Elected by Class B Common Stockholders.”

HANK J. RATNER, 52, President and Chief Executive Officer of the Company since July 29, 2009. Vice Chairman of MSG Holdings, L.P. from November 2003 until the Distribution Date. Vice Chairman of Cablevision since December 2002. Vice Chairman of Rainbow Media Holdings, LLC, a former subsidiary of Cablevision, from June 2002 to June 2011. Director of Rainbow Media Holdings, Inc. from April 1997 to September 2003. Chief Operating Officer of Rainbow Media Holdings, Inc. from October 1999 to June 2002. Chief Operating Officer and Secretary of Rainbow Media Holdings, Inc. from October 1998 to October 1999. Executive Vice President & Secretary of Rainbow Media Holdings, Inc. from October 1997 to October 1998. Executive Vice President, Legal & Business Affairs and Secretary of Rainbow Media Holdings, Inc. from July 1993 to October 1997.

ROBERT M. POLLICHINO, 56, Executive Vice President and Chief Financial Officer of the Company since July 29, 2009. Executive Vice President, Finance of Madison Square Garden, L.P. since July 1998 until the Distribution Date. Senior Vice President of Rainbow Sports, a subsidiary of Rainbow Media Holdings, Inc., a former subsidiary of Cablevision, from November 1993 to June 1998. Vice President and General Manager of SportsChannel Associates from June 1988 to October 1993. Vice President, Finance and Administration of Cablevision Program Enterprises, the predecessor of Rainbow Media Holdings, Inc. from January 1980 to May 1988. Director, Finance of Cablevision Systems Corporation from March 1977 to December 1980. All of the foregoing companies are indirect subsidiaries of Cablevision.

LAWRENCE J. BURIAN, 41, Executive Vice President, General Counsel and Secretary of the Company since January 12, 2010. Senior Vice President, Associate General Counsel and Business Affairs of Cablevision from January 2005 until February 2010. Vice President and Associate General Counsel of Cablevision from February 2002 to December 2004. Assistant General Counsel of Cablevision from February 2000 to January 2002. Associate at Davis Polk & Wardwell LLP from August 1995 to February 2000 and September 1994 to January 1995. Law Clerk to Justice Aharon Barak, Deputy President (later President) of the Supreme Court of Israel from January 1995 to June 1995.

JOSEPH F. YOSPE, 53, Senior Vice President, Controller and Principal Accounting Officer of the Company since February 26, 2010. Senior Vice President, Corporate Controller and Chief Accounting Officer of ABM Industries Incorporated from January 2008 to February 2010 and Senior Vice President from October 2007 to December 2007. Assistant Controller and then Vice President and Assistant Controller of Interpublic Group of Companies, Inc. from September 2004 to September 2007. Corporate Controller of Genmab A/S from September 2002 to September 2004.

ROBERT J. LYNN, 47, Senior Vice President, Treasury and Investor Relations of the Company since May 24, 2010. Previously, Mr. Lynn was Senior Vice President, Treasurer of Cenveo, Inc. from October 2005 to May 2010. Prior to that, he was Director, Global Cash & Liquidity International Paper Company from June 2001 to October 2005.

RELATIONSHIP BETWEEN US AND CABLEVISION AND AMC NETWORKS INC.

As a result of the Distribution, Cablevision no longer holds a common stock ownership interest in us. However, both Cablevision and we continue to be under the control of Charles F. Dolan, members of his family and certain related family entities. For purposes of governing the ongoing relationships between Cablevision and us and to provide for our orderly transition from a wholly-owned subsidiary of Cablevision to a separate, publicly listed company, Cablevision and we have entered into the agreements described in this section. Prior to the AMC Distribution, AMC Networks, as a subsidiary of Cablevision, performed certain of the services under the agreements described below. As a result of the AMC Distribution, AMC Networks performs certain services under those agreements as a stand-alone company. Certain of the agreements summarized in this section are included as exhibits to our Annual Report on Form 10-K, and the following summaries of those agreements are qualified in their entirety by reference to the agreements as filed. Additional information concerning the arrangements between us and each of Cablevision and AMC Networks is set forth in Note 9 and Note 17 to our financial statements included in our Transition Report in Form 10-K/T.

Distribution Agreement

On January 12, 2010, we entered into the Distribution Agreement with Cablevision as part of a series of transactions pursuant to which we acquired the subsidiaries of Cablevision that own, directly or indirectly, all of the partnership interests in MSG Holdings, L.P.

Under the Distribution Agreement, Cablevision provides us with indemnities with respect to liabilities, damages, costs and expenses arising out of any of (i) Cablevision’s businesses (other than businesses of ours), (ii) certain identified claims or proceedings, (iii) any breach by Cablevision of its obligations under the Distribution Agreement, (iv) any untrue statement or omission in our Registration Statement on Form 10 filed with the SEC or in the related Information Statement relating to Cablevision and its subsidiaries and (v) indemnification obligations we may have to the NBA or NHL that result from acts or omissions of Cablevision. We provide Cablevision with indemnities with respect to liabilities, damages, costs and expenses arising out of any of (i) our businesses, (ii) any breach by us of our obligations under the Distribution Agreement and (iii) any untrue statement or omission in the Registration Statement or Information Statement other than any such statement or omission relating to Cablevision and its subsidiaries. For purposes of these indemnities, our Fuse programming business is treated as a business of Cablevision prior to its transfer to Madison Square Garden and as a business of ours thereafter.

In the Distribution Agreement we release Cablevision from any claims we might have arising out of:

•	the management of the businesses and affairs of the Company at or prior to the Distribution;
•	the terms of the Distribution, our Amended and Restated Certificate of Incorporation, our by-laws and the other agreements entered into in connection with the Distribution; and
•	any decisions that have been made, or actions taken, relating to the Company or the Distribution.

The Distribution Agreement also provides for access to records and information, cooperation in defending litigation, as well as methods of resolution for certain disputes.

Transition Services Agreement

On January 12, 2010, we entered into a Transition Services Agreement with Cablevision under which, in exchange for the fees specified in such agreement, Cablevision has agreed to provide transition services with regard to such areas as tax, information technology, insurance and employee recruiting, compensation and benefits. We have agreed to provide transition services to Cablevision with regard to those information technology systems that we and Cablevision may share. The Company and Cablevision, as parties receiving services under the agreement, agree to indemnify the party providing services for losses incurred by such party that arise out of or are otherwise in connection with the provision by such party of services under the agreement, except to the extent that such losses result from the providing party’s gross negligence, willful misconduct or breach of its obligations under the agreement. Similarly, each party providing services under the agreement agrees to indemnify the party receiving services for losses incurred by such party that arise out of or are otherwise in connection with the indemnifying party’s provision of services under the agreement if such losses result from the providing party’s gross negligence, willful misconduct or breach of its obligations under the agreement. We believe that the terms and conditions of the Transition Services Agreement are as favorable to us as those available from unrelated parties for a comparable arrangement. In connection with the AMC Distribution and pursuant to an agreement between Cablevision and AMC Networks, certain of the services covered in the Transition Services Agreement which relate to affiliate billing, certain software maintenance and IT hosting will be provided to the Company by AMC Networks.

Tax Disaffiliation Agreement

On January 12, 2010, we entered into a Tax Disaffiliation Agreement with Cablevision that governs Cablevision’s and our respective rights, responsibilities and obligations with respect to taxes and tax benefits, the filing of tax returns, the control of audits and other tax matters following the Distribution. References in this summary description of the Tax Disaffiliation Agreement to the terms “tax” or “taxes” mean taxes as well as any interest, penalties, additions to tax or additional amounts in respect of such taxes.

We and our eligible subsidiaries previously joined with Cablevision in the filing of a consolidated return for U.S. federal income tax purposes and in the filing of certain consolidated, combined, and unitary returns for state, local, and other applicable tax purposes. However, for periods (or portions thereof) beginning after the Distribution, we generally will not join with Cablevision in the filing of any federal, state, local or other applicable consolidated, combined or unitary tax returns.

Under the Tax Disaffiliation Agreement, except for certain New York City income taxes, Cablevision is responsible for all of our U.S. federal, state, local and other applicable income taxes for any taxable period or portion of such period that ended on or before the Distribution Date. We are responsible for all of our other taxes (including certain New York City income taxes) for all taxable periods that ended on or before the Distribution Date, and all taxes that are attributable to us or one of our subsidiaries after the Distribution Date.

Notwithstanding the Tax Disaffiliation Agreement, under U.S. Treasury Regulations, each member of a consolidated group is severally liable for the U.S. federal income tax liability of each other member of the consolidated group. Accordingly, with respect to periods in which we have been included in Cablevision’s consolidated group, we could be liable to the U.S. government for any U.S. federal income tax liability incurred, but not discharged, by any other member of such consolidated group. However, if any such liability were imposed, we would generally be entitled to be indemnified by Cablevision for tax liabilities allocated to Cablevision under the Tax Disaffiliation Agreement.

We are responsible for filing all tax returns for all periods ending after the Distribution Date that include us or one of our subsidiaries other than any consolidated, combined or unitary income tax return for periods after such date (if any) that includes us or one of our subsidiaries, on the one hand, and Cablevision or one of its subsidiaries (other than us or any of our subsidiaries), on the other hand. We also are responsible for filing, for all periods, all returns related to certain New York City income taxes that include us or one of our subsidiaries. Where possible, we have waived the right to carry back any losses, credits, or similar items to periods ending prior to or on the Distribution Date, however, if we cannot waive the right, we would be entitled to receive the resulting refund or credit, net of any taxes incurred by Cablevision with respect to the refund or credit.

Generally, we have the authority to conduct all tax proceedings, including tax audits, relating to taxes or any adjustment to taxes for which we are responsible for filing a return under the Tax Disaffiliation Agreement, and Cablevision has the authority to conduct all tax proceedings, including tax audits, relating to taxes or any adjustment to taxes for which Cablevision is responsible for filing a return under the Tax Disaffiliation Agreement. However, if one party acknowledges a liability to indemnify the other party for a tax to which such proceeding relates, and provides evidence to the other party of its ability to make such payment, the first-mentioned party will have the authority to conduct such proceeding. The Tax Disaffiliation Agreement further provides for cooperation between Cablevision and the Company with respect to tax matters, the exchange of information and the retention of records that may affect the tax liabilities of the parties to the agreement.

Finally, the Tax Disaffiliation Agreement requires that none of Cablevision, the Company or any of our respective subsidiaries will take, or fail to take, any action where such action, or failure to act, would be inconsistent with or preclude the Distribution from qualifying as a tax-free transaction to Cablevision and to its stockholders under Section 355 of the Code, or would otherwise cause holders of Cablevision stock receiving our stock in the Distribution to be taxed as a result of the Distribution and certain transactions undertaken in connection with the Distribution. Additionally, for the two-year period following the Distribution, we may not engage in certain activities that may jeopardize the tax-free treatment of the Distribution to Cablevision and its stockholders, unless we receive Cablevision’s consent or otherwise obtain a ruling from the IRS or a legal opinion, in either case reasonably satisfactory to Cablevision, that the activity will not alter the tax-free status of the Distribution to Cablevision and its stockholders. Such restricted activities include:

•	entering into any transaction pursuant to which 50% or more of our shares or assets would be acquired, whether by merger or otherwise, unless certain tests are met;
•	issuing equity securities, if any such issuances would, in the aggregate, constitute 50% or more of the voting power or value of our capital stock;
•	certain repurchases of our common shares;
•	ceasing to actively conduct our business;
•	amendments to our organizational documents (i) affecting the relative voting rights of our stock or (ii) converting one class of our stock to another;
•	liquidating or partially liquidating; and
•	taking any other action that prevents the Distribution and related transactions from being tax-free.

Moreover, we must indemnify Cablevision and its subsidiaries, officers and directors for any taxes, resulting from our action or failure to act, if such action or failure to act precludes the Distribution from qualifying as a tax-free transaction (including taxes imposed as a result of a violation of the restrictions set forth above). Cablevision must indemnify us and our subsidiaries, officers and directors for any taxes, resulting from action or failure to act, if such action or failure to act precludes the Distribution from qualifying as a tax-free transaction (including taxes imposed as a result of a violation of the restrictions set forth above).

Employee Matters Agreement

On January 12, 2010, we entered into an Employee Matters Agreement with Cablevision that allocates assets, liabilities and responsibilities with respect to certain employee compensation and benefit plans and programs and certain other related matters. Prior to the Distribution, our employees participated in various Cablevision retirement, health and welfare, and other employee benefit plans. After the Distribution, our employees generally participate in similar plans and arrangements established and maintained by the Company; however, we continued into 2011 to be a participating company in certain Cablevision employee benefit plans during a transition period. We and Cablevision each have responsibility for our respective employees and compensation plans. In addition, in connection with the AMC Distribution, we entered into an Equity Administration Agreement with AMC Networks that sets forth the responsibilities and liabilities of the parties regarding vesting, exercise and forfeiture of stock options, stock appreciation rights and restricted shares: (i) of the Company that are held by employees or former employees of AMC Networks and (ii) of AMC Networks that are held by employees or former employees of the Company.

Aircraft Arrangements

The Company has entered into a Time Sharing Agreement with CSC Transport, Inc. (“CSC Transport”), a subsidiary of Cablevision, pursuant to which CSC Transport leases to the Company on a “time-sharing” basis any aircraft owned or operated by Cablevision (currently a Gulfstream Aerospace G-V aircraft (the “G-V”) and four helicopters). The Company pays CSC Transport an amount equal to the actual non-fuel expenses of each flight it elects to utilize and 200% of the actual fuel usage for such flights, but not exceeding the maximum amount payable under Federal Aviation Administration rules. In calculating the amounts payable under the agreement, the Company and CSC Transport allocate in good faith the treatment of any flight that is for the benefit of the Company and Cablevision.

The Company and CSC Transport have also entered into an Aircraft Management Agreement, pursuant to which CSC Transport has agreed to manage the Company’s Boeing 737-400 for the 2010 to 2015 period. The agreement provides for an annual management fee of $210,000 (with an annual CPI based increase) in addition to reimbursement of certain expenses.

Affiliation Agreement

An affiliation agreement between the Company and Cablevision took effect on January 1, 2010, with respect to the carriage of the MSG and MSG Plus program services on Cablevision’s cable systems in the New York, Connecticut and New Jersey tri-state area. This agreement has a term of ten years, obligates Cablevision to carry such program services on its cable systems and provides for the payment by Cablevision to the Company of a per subscriber license fee, which fee is increased each year during the term of the agreement.

Other Arrangements and Agreements with Cablevision

The Company has also entered into a number of commercial and technical arrangements and agreements with Cablevision and its subsidiaries, none of which are material to the Company. These include, but are not limited to, arrangements for the Company’s use of equipment, offices and other premises, provision of transport services and vendor services, access to technology, coordination in respect of certain litigation matters and for Cablevision’s sponsorship of the Company and its professional sports teams. Following the AMC Distribution, certain commercial and technical arrangements formerly provided by AMC Networks as a subsidiary of Cablevision are provided by AMC Networks as a stand-alone company. These include, but are not limited to, arrangements for the Company’s use of equipment, offices and other premises, lease of transponders, provision of technical and vendor services, lease of titles in film and other libraries and access to technology.

Dolan Family Arrangements

The Company has entered into a Time Sharing Agreement with Dolan Family Office, LLC (“DFO LLC”), a company controlled by Charles F. Dolan, a director of the Company. Under this agreement, DFO LLC has agreed to sublease to the Company on a “time sharing” basis, a Gulfstream Aerospace GIV-SP aircraft. The Company pays DFO LLC an amount equal to the actual non-fuel expenses of each flight it elects to utilize and 200% of the actual fuel usage for such flights, but not exceeding the maximum amount payable under Federal Aviation Administration rules. The Company paid DFO LLC $234,203 for use of the GIV-SP aircraft during the Transition Period. In addition, from time to time, certain other services of the Company may be made available to members of the Dolan family and to entities owned by them. It is the policy of the Company to receive reimbursement for the costs of these services. See “Stock Ownership Table” for a description of registration rights agreements among the Dolan family interests and the Company.

Other

Since 2005, Charles Tese, the brother of Vincent Tese, a director of the Company, has been employed by MSG Holdings, L.P., a subsidiary of the Company, in a non-executive officer position. From January 1, 2011 to June 30, 2011, Mr. Charles Tese earned a salary of $55,098. Mr. Vincent Tese also serves as a director of Cablevision.

CERTAIN RELATIONSHIPS AND POTENTIAL CONFLICTS OF INTEREST

Our Executive Chairman, James L. Dolan, also serves as the President and Chief Executive Officer of Cablevision and our President and Chief Executive Officer, Hank J. Ratner, serves as Vice Chairman of Cablevision. Eight of the members of our Board (including James L. Dolan) also serve as directors of Cablevision, and several of our directors serve as officers and/or employees of Cablevision concurrently with their service on our Board. Seven members of our Board also serve as directors of AMC Networks (a public company which was spun off by Cablevision on June 30, 2011 and which is controlled by the Dolan Family). Therefore, these officers and directors may have actual or apparent conflicts of interest with respect to matters involving or affecting the Company, on the one hand, and Cablevision or AMC Networks, on the other hand. For example, there is the potential for a conflict of interest when we and Cablevision and/or AMC Networks look at certain acquisitions and other corporate opportunities that may be suitable for both companies. Also, conflicts may arise if there are issues or disputes under the commercial arrangements that exist between Cablevision and us. In addition, certain of our officers and directors own Cablevision and/or AMC Networks stock, or stock and options to purchase Cablevision and AMC Networks stock, as well as cash performance awards with any payout based on Cablevision’s performance. These ownership interests could create actual, apparent or potential conflicts of interest when these individuals are faced with decisions that could have different implications for the Company and Cablevision or AMC Networks. See “Related Party Transaction Approval Policy” below for a discussion of certain procedures we instituted to help ameliorate any such potential conflicts that may arise. Under the Employee Matters Agreement, executives who are employed by both the Company and Cablevision are considered Cablevision employees with respect to all amounts and awards outstanding as of the Distribution Date, and we are not responsible for any costs associated with any cash or equity incentive award outstanding as of the Distribution Date with respect to any such executive.

The Company’s Amended and Restated Certificate of Incorporation acknowledges that the Company may have overlapping directors and officers with Cablevision and its subsidiaries and that the Company may engage in material business transactions with such entities. The Company has renounced its rights to certain business opportunities and the Company’s Amended and Restated Certificate of Incorporation provides that in certain circumstances our directors and officers will not have liability to the Company or its stockholders for breach of any fiduciary duty by reason of the fact that any such individual directs a corporate opportunity to Cablevision or any of its subsidiaries instead of the Company, or does not refer or communicate information regarding such corporate opportunity to the Company. In connection with the AMC Distribution, our Board adopted resolutions which put in place arrangements similar to the foregoing provisions on corporate opportunities with respect to directors and officers of the company who are also directors or officers of AMC Networks. Our Amended and Restated Certificate of Incorporation also expressly validates certain contracts, agreements, arrangements and transactions (and amendments, modifications or terminations thereof) between the Company and Cablevision and/or any of its subsidiaries and will provide that, to the fullest extent permitted by law, the actions of the overlapping directors and officers in connection therewith are not breaches of fiduciary duties owed to the Company or its stockholders.

RELATED PARTY TRANSACTION APPROVAL POLICY

We have adopted a written policy whereby an Independent Committee of our Board, which may be the Audit Committee, reviews and approves or takes such other action as it may deem appropriate with respect to transactions involving the Company and its subsidiaries, on the one hand, and in which any director, officer, greater than 5% stockholder of the Company or any other “related person” as defined in Item 404 has or will have a direct or indirect material interest. This approval requirement covers any transaction that meets the related party disclosure requirements of the SEC as set forth in Item 404, which currently apply to transactions (or any series of similar transactions) in which the amount involved exceeds $120,000. To simplify the administration of the approval process under this policy, an Independent Committee may, where appropriate, establish guidelines for certain of those transactions. The policy does not cover decisions on compensation or benefits or the hiring or retention of any person. The hiring or retention of executive officers is determined by our full Board. Compensation of executive officers is subject to the approval of our Compensation Committee. This policy also does not cover any pro rata distributions to all Company stockholders, including a pro rata distribution of our Class A Common Stock to holders of our Class A Common Stock and our Class B Common Stock to holders of our Class B Common Stock. No director on an Independent Committee will participate in the consideration of a related party transaction with that director or any related person of that director.

Our Board has also adopted a special approval policy for transactions with Cablevision and AMC Networks and their respective subsidiaries whether or not such transactions qualify as “related party” transactions described above. Under this policy, an Independent Committee, which may be the Audit Committee, oversees approval of all transactions and arrangements between the Company and its subsidiaries, on the one hand, and each of Cablevision and its subsidiaries and AMC Networks and its subsidiaries, on the other hand, in which the amount exceeds the dollar threshold set forth in Item 404 (currently $120,000). To simplify the administration of the approval process under this policy, an Independent Committee may, where appropriate, establish guidelines for certain of these transactions. The approval requirement does not apply to the implementation and administration of the intercompany arrangements described above under the related party transaction approval policy but does cover any amendments, modifications, terminations or extensions, other than ministerial, nonsubstantive amendments or modifications, as well as the handling and resolution of any disputes. Our executive officers and directors who are also senior executives or directors of Cablevision and AMC Networks may participate in the negotiation, execution, implementation, amendment, modification, or termination of intercompany arrangements, as well as in any resolution of disputes thereunder, on behalf of either the Company, Cablevision and AMC Networks, in each case under the direction of an Independent Committee or the comparable committee of the board of directors of Cablevision and AMC Networks.

Our related party transaction approval policy cannot be amended or terminated without the prior approval of a majority of the Company’s independent directors and by a majority of the directors elected by our Class B Common Stockholders. For purposes of this policy, “independent directors” means those directors who have been determined by our Board to be independent directors for purposes of NASDAQ’s corporate governance standards.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act of 1934 requires our directors, certain executive officers, and persons who own more than 10 percent of the outstanding common stock to file reports of ownership and changes in ownership with the SEC. The SEC regulations require Madison Square Garden to identify anyone who failed to file a required report or filed a late report during the Transition Period. Based solely on a review of reports filed under Section 16(a) of the Exchange Act, the Company is aware of no such failure.

STOCK OWNERSHIP TABLE

The table sets forth certain information as of September 12, 2011 with respect to the beneficial ownership of the Company’s Class A Common Stock and Class B Common Stock by (i) each person the Company believes beneficially holds more than 5% of any class of the outstanding shares of the Company’s based solely on the Company’s review of SEC filings; (ii) each director or director nominee of the Company and (iii) each named executive officer of the Company.

Name and Address	Title of Stock Class (1)	Beneficial Ownership	Percent of Class	Combined Voting Power of All Classes of Stock Beneficially Owned (1)(2)
Dolan Family Group (3)	Class A Common Stock	2,221,234	3.6%	69.6%
340 Crossways Park Drive	Class B Common Stock	13,588,555	100%
Woodbury, NY 11797
Charles F. Dolan (3)(4)(5)(6)(8)	Class A Common Stock	847,977	1.4%	41.2%
340 Crossways Park Drive	Class B Common Stock	8,074,392	59.4%
Woodbury, NY 11797
Helen A. Dolan (3)(4)(5)(6)(8)	Class A Common Stock	847,977	1.4%	41.2%
340 Crossways Park Drive	Class B Common Stock	8,074,392	59.4%
Woodbury, NY 11797
Charles F. Dolan 2011	Class A Common Stock	—	—	14.7%
Grantor Retained	Class B Common Stock	2,912,019	21.4%
Annuity Trust #1M (3)(4)
340 Crossways Park Drive
Woodbury, NY 11797
Helen A. Dolan 2011	Class A Common Stock	—	—	8.2%
Grantor Retained	Class B Common Stock	1,621,534	11.9%
Annuity Trust #1M (3)(5)
340 Crossways Park Drive
Woodbury, NY 11797
Charles F. Dolan 2011	Class A Common Stock	—	—	6.8%
Grantor Retained	Class B Common Stock	1,339,869	9.9%
Annuity Trust #2M (3)(4)
340 Crossways Park Drive
Woodbury, NY 11797
Helen A. Dolan 2011	Class A Common Stock	—	—	1.7%
Grantor Retained	Class B Common Stock	328,464	2.4%
Annuity Trust #2M (3)(5)
340 Crossways Park Drive
Woodbury, NY 11797
James L. Dolan	Class A Common Stock	589,345	*	5.1%
(3)(6)(7)(8)(9)(16)(20)(30)	Class B Common Stock	942,114	6.9%
PO Box 420
Oyster Bay, New York 11771
Hank J. Ratner (6)(7)(10)	Class A Common Stock	599,859	*	*
	Class B Common Stock	—	—

Name and Address	Title of Stock Class (1)	Beneficial Ownership	Percent of Class		Combined Voting Power of All Classes of Stock Beneficially Owned (1)(2)
Robert M. Pollichino (6)(7)	Class A Common Stock	12,565	*		*
	Class B Common Stock	—	—
Lawrence J. Burian (6)(7)	Class A Common Stock	12,249	*		*
	Class B Common Stock	—	—
Joseph F. Yospe (7)	Class A Common Stock	—	—		—
	Class B Common Stock	—	—
Kristin A. Dolan (3)(6)(7)(8)	Class A Common Stock	589,345		*	5.1%
(9)(16)(20)(30)	Class B Common Stock	942,114	6.9%
PO Box 420
Oyster Bay, New York 11771
Thomas C. Dolan (3)(8)(17)	Class A Common Stock	80,653		*	4.7%
(22)(29)	Class B Common Stock	926,958	6.8%
340 Crossways Park Drive
Woodbury, NY 11797
Deborah A. Dolan-Sweeney	Class A Common Stock	83,334		*	4.7%
(3)(6)(8)(13)(15)(21)(26)	Class B Common Stock	918,981	6.8%
340 Crossways Park Drive
Woodbury, NY 11797
Marianne Dolan Weber	Class A Common Stock	57,477		*	4.5%
(3)(8)(12)(22)(27)	Class B Common Stock	890,802	6.6%
340 Crossways Park Drive
Woodbury, NY 11797
Brad Dorsogna (14)	Class A Common Stock	2,677	*		*
	Class B Common Stock	—	—
Charles P. Dolan (3)(34)	Class A Common Stock	664	*		*
	Class B Common Stock	—	—
Richard D. Parsons (8)	Class A Common Stock	—	—		—
	Class B Common Stock	—	—
Alan D. Schwartz (8)	Class A Common Stock	—	—		—
	Class B Common Stock	—	—
Brian G. Sweeney	Class A Common Stock	83,334		*	4.7%
(3)(6)(8)(13)(15)(21)(26)	Class B Common Stock	918,981	6.8%
340 Crossways Park Drive
Woodbury, NY 11797
Vincent Tese (8)(11)	Class A Common Stock	11,804	*		*
	Class B Common Stock	—	—
Wilt Hildenbrand (35)	Class A Common Stock	39,318	*		*
	Class B Common Stock	—	—

Name and Address	Title of Stock Class (1)	Beneficial Ownership	Percent of Class	Combined Voting Power of All Classes of Stock Beneficially Owned (1)(2)
All executive officers and	Class A Common Stock	2,338,172	3.8%	60.5%
directors as a group (4) – (30)	Class B Common Stock	11,735,247	86.4%
(34)(35)
Patrick F. Dolan (3)(18)(21)(28)	Class A Common Stock	85,148	*	4.5%
340 Crossways Park Drive	Class B Common Stock	886,015	6.5%
Woodbury, NY 11797
Kathleen M. Dolan (3)(14)(19)	Class A Common Stock	277,808	*	27.9%
(20)(25)	Class B Common Stock	5,499,007	40.5%
340 Crossways Park Drive
Woodbury, NY 11797
Paul J. Dolan (3)(20)	Class A Common Stock	187,826	*	9.4%
340 Crossways Park Drive	Class B Common Stock	1,845,939	13.6%
Woodbury, NY 11797
Mary S. Dolan (3)(21)	Class A Common Stock	105,524	*	9.2%
340 Crossways Park Drive	Class B Common Stock	1,804,996	13.3%
Woodbury, NY 11797
Matthew J. Dolan (3)(22)	Class A Common Stock	89,837	*	9.2%
340 Crossways Park Drive	Class B Common Stock	1,817,760	13.4%
Woodbury, NY 11797
Lawrence J. Dolan (3)(23)	Class A Common Stock	81,020	*	9.5%
340 Crossways Park Drive	Class B Common Stock	1,872,506	13.8%
Woodbury, NY 11797
David M. Dolan (3)(24)	Class A Common Stock	389,417	*	9.7%
340 Crossways Park Drive	Class B Common Stock	1,872,506	13.8%
Woodbury, NY 11797
Charles F. Dolan Children	Class A Common Stock	47,864	*	4.7%
Trust FBO Kathleen M. Dolan (3)(25)	Class B Common Stock	918,981	6.8%
340 Crossways Park Drive
Woodbury, NY 11797
Charles F. Dolan Children	Class A Common Stock	47,864	*	4.7%
Trust FBO Deborah A.	Class B Common Stock	918,981	6.8%
Dolan-Sweeney (3)(26)
340 Crossways Park Drive
Woodbury, NY 11797
Charles F. Dolan Children	Class A Common Stock	47,864	*	4.5%
Trust FBO Marianne Dolan	Class B Common Stock	890,802	6.6%
Weber (3)(27)
340 Crossways Park Drive
Woodbury, NY 11797
Charles F. Dolan Children	Class A Common Stock	47,864	*	4.5%
Trust FBO Patrick F. Dolan (3) (28)	Class B Common Stock	886,015	6.5%
340 Crossways Park Drive
Woodbury, NY 11797

Name and Address	Title of Stock Class (1)	Beneficial Ownership	Percent of Class	Combined Voting Power of All Classes of Stock Beneficially Owned (1)(2)
Charles F. Dolan Children	Class A Common Stock	39,886	*	4.7%
Trust FBO Thomas C. Dolan (3)(29)	Class B Common Stock	926,958	6.8%
(3)(29)
340 Crossways Park Drive
Woodbury, NY 11797
Charles F. Dolan Children	Class A Common Stock	39,886	*	4.7%
Trust FBO James L. Dolan (3)(30)	Class B Common Stock	926,958	6.8%
340 Crossways Park Drive
Woodbury, NY 11797
GAMCO Investors, Inc. (31)	Class A Common Stock	4,826,838	7.8%	2.4%
GAMCO Asset	Class B Common Stock	—	—
Management Inc. (31)
One Corporate Center
Rye, NY 10580
ClearBridge Advisors, LLC (32)	Class A Common Stock	4,449,191	7.2%	2.3%
620 8th Avenue	Class B Common Stock	—	—
New York, NY 10018
T. Rowe Price Associates, Inc. (33)	Class A Common Stock	7,508,294	12.1%	3.8%
100 East Pratt Street	Class B Common Stock	—	—
Baltimore, MD 21202

*	Less than 1%

(1)	Beneficial ownership of a security consists of sole or shared voting power (including the power to vote or direct the vote) and/or sole or shared investment power (including the power to dispose or direct the disposition) with respect to the security through any contract, arrangement, understanding and relationship or otherwise. Unless indicated, beneficial ownership disclosed consists of sole voting and investment power. Beneficial ownership of Class A Common Stock is exclusive of the shares of Class A Common Stock that are issuable upon conversion of shares of Class B Common Stock. Share ownership reflects rounding for share based compensation in the aggregate, not by specific tranche or award.

(2)	Shares of Class B Common Stock are convertible into shares of Class A Common Stock at the option of the holder on a share for share basis. The holder of one share of Class A Common Stock has one vote per share at a meeting of our stockholders and the holder of one share of Class B Common Stock has 10 votes per share at a meeting of our stockholders, except in the separate elections of directors. Holders of Class A Common Stock have the right to elect 25% of our Board rounded up to the nearest whole director and the holders of Class B Common Stock have the right to elect the remaining members of our Board.

(3)

Members of the Dolan family have formed a “group” for purposes of Section 13(d) of the Securities Exchange Act. The members of this group (the “Group Members”) are: the Charles F. Dolan 2011 Grantor Retained Annuity Trust #1M (the “CFD 2011 GRAT #1M”) and the Charles F. Dolan 2011 Grantor Retained Annuity Trust #2M (the “CFD 2011 GRAT #2M”); Helen A. Dolan, individually and as a Trustee of the Helen A. Dolan 2011 Grantor Retained Annuity Trust #1M (the “HAD 2011 GRAT #1M”) and Helen A. Dolan, individually and as a Trustee of the Helen A. Dolan 2011 Grantor Retained Annuity Trust #2M (the “HAD 2011 GRAT #2M”); James L. Dolan; Thomas C. Dolan; Patrick F. Dolan; Kathleen M. Dolan, individually and as a Trustee of the Charles F. Dolan Children Trust FBO

Kathleen M. Dolan, the Charles F. Dolan Children Trust FBO Deborah Dolan-Sweeney, the Charles F. Dolan Children Trust FBO Marianne Dolan Weber, the Charles F. Dolan Children Trust FBO Patrick F. Dolan, the Charles F. Dolan Children Trust FBO Thomas C. Dolan and the Charles F. Dolan Children Trust FBO James L. Dolan (hereinafter collectively referred to as the “Dolan Children Trusts,” and individually, a “Dolan Children Trust”) and as sole Trustee of the Ryan Dolan 1989 Trust and the Tara Dolan 1989 Trust; Marianne Dolan Weber; Deborah A. Dolan-Sweeney; Lawrence J. Dolan, as Trustee of the Charles F. Dolan 2009 Family Trust FBO Patrick F. Dolan, the Charles F. Dolan 2009 Family Trust FBO Thomas C. Dolan, the Charles F. Dolan 2009 Family Trust FBO James L. Dolan, the Charles F. Dolan 2009 Family Trust FBO Marianne Dolan Weber, the Charles F. Dolan 2009 Family Trust FBO Kathleen M. Dolan and the Charles F. Dolan 2009 Family Trust FBO Deborah Dolan-Sweeney (collectively, the “2009 Family Trusts” and individually, a “2009 Family Trust”); David M. Dolan, as a Trustee of the 2009 Family Trusts; Paul J. Dolan, as a Trustee of the Dolan Children Trust FBO Kathleen M. Dolan and the Dolan Children Trust FBO James L. Dolan; Matthew J. Dolan, as a Trustee of the Dolan Children Trusts FBO Marianne Dolan Weber and the Dolan Children Trust FBO Thomas C. Dolan; and Mary S. Dolan, as a Trustee of the Dolan Children Trust FBO Deborah A. Dolan-Sweeney and the Dolan Children Trust FBO Patrick F. Dolan; Dolan Children Trust FBO Kathleen M. Dolan; Dolan Children Trust FBO Marianne Dolan Weber; Dolan Children Trust FBO Deborah A. Dolan-Sweeney; Dolan Children Trust FBO James L. Dolan; Dolan Children Trust FBO Thomas C. Dolan; Dolan Children Trust FBO Patrick F. Dolan; 2009 Family Trust FBO James L. Dolan; 2009 Family Trust FBO Marianne Dolan Weber; 2009 Family Trust FBO Deborah A. Dolan-Sweeney; Ryan Dolan 1989 Trust; Tara Dolan 1989 Trust; CFD 2011 GRAT #1M; and HAD 2011 GRAT #1M. The Group Members may be deemed to beneficially own an aggregate of (i) 1,798,378 shares of Class A Common Stock (including 955,565 shares of Class A Common stock owned of record in the aggregate, 105,500 shares of unvested restricted stock and options to purchase 737,313 shares of Class A Common Stock that are exercisable within sixty days of September 12, 2011; and (ii) 13,588,555 shares of Class B Common Stock and the equal number of shares of Class A common Stock issuable upon conversion thereof. Group Members in the aggregate may be deemed to have the current shared power to vote or direct the vote of and to dispose of or direct the disposition of 13,588,555 shares of Class B Common Stock (representing all outstanding Class B Common Stock) and the equal number of shares of Class A Common Stock issuable upon conversion thereof by reason of the terms of an agreement among the group members. Individuals who are Group Members solely in their capacity as trustees of trusts that are Group Members may be deemed to beneficially own an additional 422,856 shares of Class A Common Stock.

(4)

Charles F. Dolan may be deemed to have (a) the sole power to vote or direct the vote of and to dispose of or to direct the disposition of 470,870 shares of Class A Common Stock (including 52,664 shares of Class A Common Stock owned of record personally, 41,425 shares of unvested restricted stock owned of record personally and options owned of record personally to purchase 376,781 shares of Class A Common Stock that are exercisable within sixty days of September 12, 2011) and 4,251,888 shares of Class B Common Stock and the equal number of shares of Class A Common Stock issuable upon conversion thereof (including 1,339,869 shares of Class B Common Stock owned of record by the CFD 2011 GRAT #2M and 2,912,019 shares of Class B Common Stock owned of record by the CFD 2011 GRAT #1M) and (b) the current shared power to vote or direct the vote of and to dispose of or direct the disposition of 377,107 shares of Class A Common Stock (including 297,337 shares of Class A Common Stock owned of record by the Dolan Family Foundation and 79,770 shares of Class A Common Stock owned of record by the 2009 Family Trusts) and 3,822,504 shares of Class B Common Stock and the equal number of shares of Class A Common Stock issuable upon conversion thereof (1,621,534 shares of Class B Common Stock owned by the HAD 2011 GRAT #1M, 328,464 shares of Class B Common Stock owned by the HAD 2011 GRAT #2M and 1,872,506 shares of Class B Common Stock owned by the 2009 Family Trusts). Includes an aggregate 1,872,506 shares of Class B Common Stock owned of record by the 2009 Family Trusts which Charles F. Dolan may be deemed to have the right to acquire because he has the right to substitute assets with each of the trusts, subject to the trustees’ reasonable satisfaction that the substitute assets received by the trust are of equal value to the trust property exchanged therefor. He disclaims beneficial ownership of 297,337 shares of Class A Common Stock owned of record by the Dolan Family Foundation and 79,770 shares of Class A Common Stock owned of record by the 2009 Family Trusts, and 3,822,504 shares of Class B Common Stock and the equal number of shares of Class A Common Stock issuable upon conversion thereof (including 1,621,534 shares of Class B Common Stock owned by the HAD 2011 GRAT #1M, 328,464 shares of Class B Common Stock owned by the HAD 2011 GRAT #2M and 1,872,506 shares of Class B Common Stock owned of record by the 2009 Family Trusts).

(5)	Helen A. Dolan may be deemed to have (a) the sole power to vote or direct the vote of 1,949,998 shares of Class B Common Stock and the equal number of shares of Class A Common Stock issuable upon conversion thereof (including 1,621,534 shares of Class B Common Stock owned by the HAD 2011 GRAT #1M and 328,464 shares of Class B Common Stock owned by the HAD 2011 GRAT #2M, and (b) the current shared power to vote or direct the vote of and to dispose of or direct the disposition of 847,977 shares of Class A Common Stock (including 297,337 shares of Class A Common Stock owned of record by the Dolan Family Foundation, 79,770 shares of Class A Common Stock owned of record by the 2009 Family Trusts, 52,664 shares of Class A Common Stock, 41,425 shares of unvested restricted stock and options to purchase 376,781 shares of Class A Common Stock exercisable within sixty days of September 12, 2011 owned of record personally by her spouse, Charles F. Dolan) and 6,124,394 shares of Class B Common Stock and the equal number of shares of Class A Common Stock issuable upon conversion thereof (including 1,339,869 shares of Class B Common Stock owned of record by the CFD 2011 GRAT #2M, 2,912,019 shares of Class B Common Stock owned of record by the CFD 2011 GRAT #1M and 1,872,506 shares of Class B Common Stock owned of record by the 2009 Family Trusts). Includes an aggregate 1,872,506 shares of Class B Common Stock owned of record by the 2009 Family Trusts which Helen A. Dolan’s spouse, Charles F. Dolan, may be deemed to have the right to acquire because he has the right to substitute assets with each of the trusts, subject to the trustees’ reasonable satisfaction that the substitute assets received by the trust are of equal value to the trust property exchanged therefor. She disclaims beneficial ownership of 297,337 shares of Class A Common Stock owned of record by the Dolan Family Foundation, 79,770 shares of Class A Common Stock owned of record by the 2009 Family Trusts, 52,664 shares of Class A Common Stock, 41,425 shares of unvested restricted stock and options to purchase 376,781 shares of Class A Common Stock exercisable within sixty days of September 12, 2011 owned of record personally by her spouse, and 6,124,394 shares of Class B Common Stock and the equal number of shares of Class A Common Stock issuable upon conversion thereof (including 1,339,869 shares of Class B Common Stock owned of record by the CFD 2011 GRAT #2M Trust, 2,912,019 shares of Class B Common Stock owned of record by the CFD 2011 GRAT #1M, and 1,872,506 shares of Class B Common Stock owned of record by the 2009 Family Trusts).

(6)	Includes shares of Class A Common Stock issuable upon the exercise of options granted in respect of stock options that were issued pursuant to the Cablevision 2006 Employee Stock Plan and predecessor plans, which on September 12, 2011, were unexercised but were exercisable within a period of 60 days. These amounts include the following number of shares of Class A Common Stock for the following individuals: Charles F. Dolan, 376,781; James L. Dolan, 351,782; Hank J. Ratner, 242,349; Robert M. Pollichino, 3,875; Brian G. Sweeney, 3,750; and Lawrence J. Burian, 1,500; all executive officers and directors as a group 989,946.

(7)	Does not include unvested restricted stock units granted under the Company’s Employee Stock Plan. The excluded number of restricted stock units for the following individuals is Mr. James L. Dolan, 103,700; Mr. Hank Ratner, 438,250; Mr. Robert Pollichino, 56,300; Mr. Lawrence J. Burian, 38,760; and Mr. Joseph F. Yospe, 24,310.

(8)	Does not include restricted stock units granted under the Company’s 2010 Stock Plan for Non-Employee Directors. The excluded number of restricted stock units for the following individuals are: Mr. Charles F. Dolan, 6,996; Mr. Thomas C. Dolan, 6,996; Ms. Deborah Dolan-Sweeney, 6,996; Mr. Brian Sweeney, 6,996; Mr. Brad Dorsogna, 6,996; Ms. Marianne Dolan Weber, 6,996; Ms. Kristin A. Dolan, 6,996; Mr. Richard D. Parsons, 6,996; Mr. Alan D. Schwartz, 6,996; Mr. Vincent Tese, 6,996 and Mr. Charles P. Dolan, 5,445.

(9)	James L. Dolan may be deemed to have (a) the sole power to vote or direct the vote of and to dispose of or to direct the disposition of 541,999 shares of Class A Common Stock (including 145,817 shares of Class A Common Stock owned of record personally, 2,125 shares of Class A Common Stock held as custodian for one or more minor children, 42,275 shares of unvested restricted stock owned of record personally and options owned of record personally to purchase 351,782 shares of Class A Common Stock that are exercisable within sixty days of September 12, 2011 and 15,156 shares of Class B Common Stock and the equal number of shares of Class A Common Stock issuable upon conversion thereof owned of record personally and (b) the current shared power to vote or direct the vote of and to dispose of or direct the disposition of 47,346 shares of Class A Common Stock (including 1,250 shares of Class A Common Stock owned jointly with his spouse, 1,962 shares of Class A Common Stock owned of record personally by his spouse, 3,225 shares of unvested restricted stock owned of record personally by his spouse, 398 shares of Class A Common Stock owned of record by his spouse through a 401(k) plan, 625 shares of Class A Common Stock owned of record by members of his household, and 39,886 shares of Class A Common Stock owned of record by the Dolan Children Trust for his benefit) and 926,958 shares of Class B Common Stock and the equal number of shares of Class A Common Stock issuable upon conversion thereof owned of record by the Dolan Children Trust for his benefit. He disclaims beneficial ownership of 2,125 shares of Class A Common Stock held as custodian for one or more minor children, 1,962 shares of Class A common Stock owned of record personally by his spouse, 625 shares of Class A Common Stock owned of record by members of his household, 3,225 shares of unvested restricted stock owned of record personally by his spouse, 398 shares of Class A Common Stock owned of record by his spouse through a 401(k) plan, and 39,886 shares of Class A Common Stock and 926,958 shares of Class B Common Stock and the equal number of shares of Class A Common Stock issuable upon conversion thereof owned of record by the Dolan Children Trust for his benefit.

(10)	Includes an aggregate of 1,164 shares of Class A Common Stock owned by his children, of which Mr. Ratner disclaims beneficial ownership. Includes 1,387 shares of Class A Common Stock owned of record through a 401(k) plan.

(11)	Vincent Tese may be deemed to have the sole power to vote or direct the vote of and to dispose of or to direct the disposition of 13,857 shares of Class A Common Stock (including 5,823 shares of Class A Common Stock owned of record personally and options owned of record personally to purchase 5,981 shares of Class A Common Stock that are exercisable within sixty days of September 12, 2011).

(12)

Marianne Dolan Weber may be deemed to have (a) the sole power to vote or direct the vote of and to dispose of or to direct the disposition of 8,988 shares of Class A Common Stock (including 6,363 shares of Class A Common Stock owned of record personally, 625 shares of Class A Common Stock held as custodian for one or more minor children and options owned of record personally to purchase 2,000 shares of Class A Common Stock that are exercisable within sixty days of September 12, 2011) and (b) the current shared power to vote or direct the vote of and to dispose of or direct the disposition of 48,489 shares of Class A Common Stock (including 625 shares of Class A Common Stock owned of record personally by her spouse or jointly and 47,864 shares of Class A Common Stock owned of record by the Dolan Children Trust for her benefit) and 890,802 shares of Class B Common Stock and the equal number of shares of Class A Common Stock issuable upon conversion thereof owned of record by the Dolan Children Trust for her benefit. She disclaims beneficial ownership of 625 shares of Class A Common Stock owned of record personally by her spouse or jointly, 625 shares of Class A Common

Stock held as custodian for one or more minor children, 47,864 shares of Class A Common Stock owned of record by the Dolan Children Trust for her benefit and 890,802 shares of Class B Common Stock and the equal number of shares of Class A Common Stock issuable upon conversion thereof owned of record by the Dolan Children Trust for her benefit.

(13)	Brian G. Sweeney may be deemed to have (a) the sole power to vote or direct the vote of and dispose or direct the disposition of 27,823 shares of Class A Common Stock (including 19,523 shares of Class A Common Stock, 4,550 unvested shares of restricted stock and options owned of record personally to purchase 3,750 shares of Class A Common Stock that are exercisable within sixty days of September 12, 2011) and (b) the shared power to vote or direct the vote of and to dispose of or direct the disposition of 55,511 shares of Class A Common Stock (including 3,647 shares of Class A Common Stock owned by his spouse, Deborah A. Dolan-Sweeney, an aggregate of 4,000 shares Class A Common Stock held in trust for his children for which he serves as trustee and 47,864 shares of Class A Common Stock) and 918,981 shares of Class B Common Stock and the equal number of shares of Class A Common Stock issuable upon conversion thereof owned by the Dolan Children Trust for the benefit of his spouse. He disclaims beneficial ownership of the 3,647 shares of Class A Common Stock owned by his spouse, the 4,000 shares of Class A Common Stock held in trusts for his children for which he serves as trustee and 47,864 shares of Class A Common Stock owned by Dolan Children Trust for the benefit of his spouse and 918,981 shares of Class B Common Stock and the equal number of shares of Class A Common Stock issuable upon conversion thereof owned by the Dolan Children Trust for the benefit of his spouse.

(14)	Brad Dorsogna may be deemed to have sole power to vote or direct the vote of and to dispose of or direct the disposition of 1,427 shares of Class A Common Stock owned personally and shared power to direct the vote of and to dispose of or direct 1,250 shares of Class A Common Stock owned jointly with his former spouse and he disclaims beneficial ownership of 1,250 shares of Class A Common Stock held by his former spouse as custodian for their children.

(15)	Deborah A. Dolan-Sweeney may be deemed to have (a) the sole power to vote or direct the vote of and to dispose of or to direct the disposition of 3,647 shares of Class A Common Stock owned of record personally and (b) the current shared power to vote or direct the vote of and to dispose of or direct the disposition of 79,687 shares of Class A Common Stock (including 19,523 shares of Class A Common Stock, 4,550 shares of unvested restricted stock and options to purchase 3,750 shares of Class A Common Stock that are exercisable within sixty days of September 12, 2011 owned of record by her spouse, 4,000 shares of Class A Common Stock held by trusts for which her spouse serves as trustee and 47,864 shares of Class A Common Stock owned of record by the Dolan Children Trust for her benefit) and 918,981 shares of Class B Common Stock and the equal number of shares of Class A Common Stock issuable upon conversion thereof owned of record by the Dolan Children Trust for her benefit. She disclaims beneficial ownership of 19,523 shares of Class A Common Stock, 4,550 shares of unvested restricted stock and options to purchase 3,750 shares of Class A Common Stock that are exercisable within sixty days of September 12, 2011 owned of record by her spouse, 4,000 shares of Class A Common Stock held by trusts for which her spouse serves as trustee and 47,864 shares of Class A Common Stock and 918,981 shares of Class B Common Stock and the equal number of shares of Class A Common Stock issuable upon conversion thereof owned of record by the Dolan Children Trust for her benefit.

(16)

Kristin A. Dolan may be deemed to have (a) the sole power to vote or direct the vote of and to dispose of or to direct the disposition of 5,585 shares of Class A Common Stock (including 3,225 unvested shares of restricted stock, 1,962 shares held directly and 398 shares of Class A Common Stock held through a 401(k) plan) owned personally, and (b) the shared power to vote or direct the vote of and to dispose of or direct the disposition of 583,760 shares of Class A Common Stock (including 1,250 shares of Class A Common Stock owned jointly with her spouse, James L. Dolan, 145,817 shares of Class A Common Stock, 42,275 unvested shares of restricted stock and options to purchase 351,782 shares of Class A Common Stock that are exercisable within sixty days of September 12, 2011 owned of record by her spouse, 2,125 shares held by her spouse as custodian for one or more minor children, 625 shares of Class A Common Stock owned of record by members of her household and 39,886 shares of Class A Common Stock owned of record by the Dolan Children Trust for the benefit of her spouse) and 942,114 shares of Class B Common Stock and the equal number of shares of Class A Common Stock issuable upon conversion thereof (including 15,156 shares of Class B Common Stock owned of record by her spouse and 926,958 shares of Class B Common Stock owned by the Dolan Children Trust for the benefit of her spouse).

(17)	Thomas C. Dolan may be deemed to have the sole power to vote or direct the vote of and to dispose of or to direct the disposition of 40,767 shares of Class A Common Stock (including 31,292 shares owned of record personally and 9,475 shares of unvested restricted stock) and the shared power to vote or direct the vote of and to dispose of or to direct the disposition of 39,886 shares of Class A Common Stock and 926,958 shares of Class B Common Stock and the equal number of shares of Class A Common Stock issuable upon conversion thereof owned of record by the Dolan Children Trust for his benefit. He disclaims beneficial ownership of 39,886 shares of Class A Common Stock and 926,958 shares of Class B Common Stock and the equal number of shares of Class A Common Stock issuable upon conversion thereof owned of record by the Dolan Children Trust for his benefit.

(18)	Patrick F. Dolan may be deemed to have (a) the sole power to vote or direct the vote of and to dispose of or to direct the disposition of 34,852 shares of Class A Common Stock (including 26,677 shares of Class A Common Stock, 4,550 shares of unvested restricted stock, and options to purchase 3,000 shares of Class A Common Stock that are exercisable within sixty days of September 12, 2011 owned of record personally and 625 shares of Class A Common Stock held as custodian for one or more minor children) and (b) the current shared power to vote or direct the vote of and to dispose of or to direct the disposition of 50,296 shares of Class A Common Stock (including 1,250 shares owned jointly with his spouse, 625 shares owned of record by a member of his household and 557 shares owned of record by the Daniel P. Mucci Trust (the “Mucci Trust”) for which he serves as trustee and 47,864 shares of Class A Common Stock owned of record by the Dolan Children Trust for his benefit) and 886,015 shares of Class B Common Stock and the equal number of shares of Class A Common Stock issuable upon conversion thereof owned of record by the Dolan Children Trust for his benefit. He disclaims beneficial ownership of 625 shares of Class A Common Stock held as custodian for one or more minor children, 625 shares owned of record by a member of his household, 557 shares of Class A Common Stock held by the Mucci Trust, and 47,864 shares of Class A Common Stock and 886,015 shares of Class B Common Stock and the equal number of shares of Class A Common Stock issuable upon conversion thereof owned of record by the Dolan Children Trust for his benefit.

(19)	Kathleen M. Dolan may be deemed to have (a) the sole power to vote or direct the vote of and to dispose of or to direct the disposition of 5,330 shares of Class A Common Stock (including 4,080 shares of Class A Common Stock owned of record personally and 1,250 shares of Class A Common Stock held as custodian for one or more minor children) and an aggregate of 30,312 shares of Class B Common Stock and the equal number of shares of Class A Common Stock issuable upon conversion thereof owned of record by the Ryan Dolan 1989 Trust and the Tara Dolan 1989 Trust) and (b) the current shared power to vote or direct the vote of and to dispose of or direct the disposition of 272,478 shares of Class A Common Stock (including 1,250 shares of Class A Common Stock owned jointly with her former spouse and an aggregate of 271,228 shares of Class A Common Stock owned of record by the Dolan Children Trusts) and an aggregate of 5,468,695 shares of Class B Common Stock and the equal number of shares of Class A Common Stock issuable upon conversion thereof owned of record by the Dolan Children Trusts. She disclaims beneficial ownership of 1,250 shares of Class A Common Stock held as custodian for one or more minor children, an aggregate of 271,228 shares of Class A Common Stock owned of record by the Dolan Children Trusts and an aggregate of 5,499,007 shares of Class B Common Stock and the equal number of shares of Class A Common Stock issuable upon conversion thereof owned of record by the Dolan Children Trusts, the Ryan Dolan 1989 Trust and the Tara Dolan 1989 Trust.

(20)	Paul J. Dolan may be deemed to have (a) the sole power to vote or direct the vote of and to dispose of or to direct the disposition of 95,220 shares of Class A Common Stock (including 3,778 shares of Class A Common Stock held as custodian for one or more minor children and 91,442 shares of Class A Common Stock owned of record by the CFD Trust No. 10) and (b) the current shared power to vote or direct the vote of and to dispose of or direct the disposition of 92,606 shares of Class A Common Stock (including 4,856 shares of Class A Common Stock owned jointly with his spouse, an aggregate of 87,750 shares of Class A Common Stock owned of record by the Dolan Children Trusts for the benefit of Kathleen M. Dolan and James L. Dolan) and an aggregate of 1,845,939 shares of Class B Common Stock and the equal number of shares of Class A Common Stock issuable upon conversion thereof owned of record by the Dolan Children Trusts for the benefit of Kathleen M. Dolan and James L. Dolan. He disclaims beneficial ownership of 3,778 shares of Class A Common Stock held as custodian for one or more minor children, 91,442 shares of Class A Common Stock owned of record by the CFD Trust No. 10, an aggregate of 87,750 shares of Class A Common Stock owned of record by the Dolan Children Trusts for the benefit of Kathleen M. Dolan and James L. Dolan, and an aggregate of 1,845,939 shares of Class B Common Stock and the equal number of shares of Class A Common Stock issuable upon conversion thereof owned of record by the Dolan Children Trusts for the benefit of Kathleen M. Dolan and James L. Dolan.

(21)	Mary S. Dolan may be deemed (a) the sole power to vote or direct the vote and to dispose of or direct the disposition of 5,339 shares of Class A Common Stock held as custodian for one or more minor children and (b) the current shared power to vote or direct the vote of and to dispose of or direct the disposition of 100,185 shares of Class A Common Stock (including 4,457 shares of Class A Common Stock owned jointly with her spouse and an aggregate of 95,728 shares of Class A Common Stock owned of record by the Dolan Children Trusts for the benefit of Deborah Dolan-Sweeney and Patrick F. Dolan) and an aggregate of 1,804,996 shares of Class B Common Stock and the equal number of shares of Class A Common Stock issuable upon conversion thereof owned of record by the Dolan Children Trusts for the benefit of Deborah Dolan-Sweeney and Patrick F. Dolan. She disclaims beneficial ownership of 5,339 shares of Class A Common Stock held as custodian for one or more minor children, an aggregate of 95,728 shares of Class A Common Stock owned of record by the Dolan Children Trusts for the benefit of Deborah Dolan-Sweeney and Patrick F. Dolan and an aggregate of 1,804,996 shares of Class B Common Stock and the equal number of shares of Class A Common Stock issuable upon conversion thereof owned of record by the Dolan Children Trusts for the benefit of Deborah A. Dolan-Sweeney and Patrick F. Dolan.

(22)	Matthew J. Dolan may be deemed to have (a) the sole power to vote or direct the vote of and to dispose of or to direct the disposition of 2,087 shares of Class A Common Stock (including 1,225 shares of Class A Common Stock owned of record personally and 862 shares of Class A Common Stock held as custodian for a minor child) and (b) the current shared power to vote or direct the vote of and to dispose of or direct the disposition of 87,750 shares of Class A Common stock owned of record by the Dolan Children Trusts for the benefit of Marianne Dolan Weber and Thomas C. Dolan and an aggregate of 1,817,760 shares of Class B Common Stock and the equal number of shares of Class A Common Stock issuable upon conversion thereof owned of record by the Dolan Children Trusts for the benefit of Marianne Dolan Weber and Thomas C. Dolan. He disclaims beneficial ownership of 862 shares of Class A Common Stock held as custodian for a minor child, an aggregate of 87,750 shares of Class A Common Stock owned of record by the Dolan Children Trusts for the benefit of Marianne Dolan Weber and Thomas C. Dolan and an aggregate of 1,817,760 shares of Class B Common Stock and the equal number of shares of Class A Common Stock issuable upon conversion thereof owned of record by the Dolan Children Trusts for the benefit of Marianne Dolan Weber and Thomas C. Dolan.

(23)

Lawrence J. Dolan may be deemed to have the current shared power to vote or direct the vote of and to dispose of or direct the disposition of 81,020 shares of Class A Common Stock (including 1,250 shares of Class A Common Stock owned with his spouse and an aggregate of 79,770 shares of Class A Common Stock owned of record by the 2009 Family Trusts) and an aggregate of 1,872,506 shares of

Class B Common Stock and the equal number of shares of Class A Common Stock issuable upon conversion thereof owned of record by the 2009 Family Trusts. He disclaims beneficial ownership of an aggregate of 79,770 shares of Class A Common Stock owned of record by the 2009 Family Trusts and an aggregate of 1,872,506 shares of Class B Common Stock and the equal number of shares of Class A Common Stock issuable upon conversion thereof owned of record by the 2009 Family Trusts.

(24)	David M. Dolan may be deemed to have (a) the sole power to vote or direct the vote of and to dispose of or to direct the disposition of 302,647 shares of Class A Common Stock (including 3,442 shares of Class A Common Stock owned of record by the David M. Dolan Revocable Trust and 299,205 shares of Class A Common Stock owned of record by the Charles F. Dolan Charitable Remainder Trust) and (b) the current shared power to vote or direct the vote of and to dispose of or direct the disposition of 86,770 shares of Class A Common Stock (including 1,250 shares of Class A Common Stock owned jointly with his spouse, 5,250 shares of Class A Common Stock owned of record by the Ann H. Dolan Revocable Trust, 500 shares of Class A Common Stock held by his spouse as custodian for a minor child and an aggregate of 79,770 shares of Class A Common Stock owned of record by the 2009 Family Trusts) and an aggregate of 1,872,506 shares of Class B Common Stock and the equal number of shares of Class A Common Stock issuable upon conversion thereof owned of record by the 2009 Family Trusts. He disclaims beneficial ownership of 299,205 shares of Class A Common Stock owned of record by the Charles F. Dolan Charitable Remainder Trust, 5,250 shares of Class A Common Stock owned of record by the Ann H. Dolan Revocable Trust, 500 shares of Class A Common Stock held by his spouse as custodian for a minor child, an aggregate of 79,770 shares of Class A Common Stock owned of record by the 2009 Family Trusts, and an aggregate of 1,872,506 shares of Class B Common Stock and the equal number of shares of Class A Common Stock issuable upon conversion thereof owned of record by the 2009 Family Trusts.

(25)	Kathleen M. Dolan and Paul J. Dolan are the trustees of the Charles F. Dolan Children Trust FBO Kathleen M. Dolan and have the shared power to vote and dispose of the shares held by the trust.

(26)	Kathleen M. Dolan and Mary S. Dolan are the trustees of the Charles F. Dolan Children Trust FBO Deborah A. Dolan-Sweeney and have the shared power to vote and dispose of the shares held by the trust.

(27)	Kathleen M. Dolan and Matthew J. Dolan are the trustees of the Charles F. Dolan Children Trust FBO Marianne Dolan Weber and have the shared power to vote and dispose of the shares held by the trust.

(28)	Kathleen M. Dolan and Mary S. Dolan are the trustees of the Charles F. Dolan Children Trust FBO Patrick F. Dolan and have the shared power to vote and dispose of the shares held by the trust.

(29)	Kathleen M. Dolan and Matthew J. Dolan are the trustees of the Charles F. Dolan Children Trust FBO Thomas C. Dolan and have the shared power to vote and dispose of the shares held by the trust.

(30)	Kathleen M. Dolan and Paul J. Dolan are the trustees of the Charles F. Dolan Children Trust FBO James L. Dolan and have the shared power to vote and dispose of the shares held by the trust.

(31)	Based upon a Schedule 13D filed with the SEC on February 12, 2010 (the latest available), certain operating subsidiaries of GAMCO Investors, Inc. beneficially hold, or exercise investment discretion over various institutional accounts which would hold an aggregate of 4,826,838 shares of Class A Common Stock.

(32)	Based on a Schedule 13G filed with the SEC on February 11, 2011, ClearBridge Advisors, LLC (“ClearBridge Advisors”), an investment adviser, has sole voting power over 3,449,996 shares of Class A Common Stock and sole dispositive power over 4,449,191 shares of Class A Common Stock. ClearBridge Advisors is not affiliated with ClearBridge Compensation Group, the independent compensation consultant to the Compensation Committee of the Company’s Board.

(33)

Based upon a Schedule 13G (Amendment No. 1) filed with the SEC on February 11, 2011, T. Rowe Price Associates, Inc. (“Price Associates”) has sole voting power over 1,697,064 shares of our Class A Common Stock and sole dispositive power over 7,475,194 shares of Class A Common Stock. For purposes of the reporting requirements of the Exchange, Price Associates is deemed to be a beneficial owner of such securities; however, Price Associates expressly disclaims that it is, in fact, the beneficial owner of such securities.

(34)	Charles P. Dolan may be deemed to have sole power to vote or direct the vote of and to dispose of or direct the disposition of 664 shares of Class A Common Stock owned personally.

(35)	Wilt Hildenbrand, a director nominee, may be deemed to have the sole power to vote or direct the vote of and to dispose of or to direct the disposition of 39,318 shares of Class A Common Stock (including 28,718 shares of Class A Common Stock owned of record personally and options owned of record personally to purchase 10,600 shares of Class A Common Stock that are exercisable within sixty days of September 12, 2011).

Charles F. Dolan, members of his family and related family entities, by virtue of their ownership of Class B Common Stock, are able collectively to control stockholder decisions on matters on which holders of Class A Common Stock and Class B Common Stock vote together as a single class, and to elect up to 75% of the Company’s Board. In addition, Charles F. Dolan, members of the Dolan family and related family entities have entered into a Class B Stockholders Agreement which has the effect of causing the voting power of these Class B stockholders to be cast as a block on all matters to be voted on by holders of Class B Common Stock.

Charles F. Dolan, all other holders of Class B Common Stock (other than the Charles F. Dolan Children Trusts), the Dolan Children’s Foundation, the Dolan Family Foundation and the Company have entered into a registration rights agreement (the “Dolan Registration Rights Agreement”). Under this agreement, the Company will provide the parties to the Dolan Registration Rights Agreement (the “Dolan Parties”) (and, in certain cases, transferees and pledgees of shares of Class B Common Stock owned by these parties) with certain demand and piggy-back registration rights with respect to their shares of Class A Common Stock (including those issued upon conversion of shares of Class B Common Stock). As of September 12, 2011, the Dolan Parties owned approximately 8.1 million shares of Class B Common Stock (the “Dolan Shares”), which represented approximately 60% of our Class B Common Stock as well as approximately 1.8 million shares of Class A Common Stock, which represented approximately 3% of our Class A Common Stock. Such shares of Class B Common Stock and Class A Common Stock, collectively, represented approximately 13% of our Common Stock and 42% of the aggregate voting power of our Common Stock.

The Charles F. Dolan Children Trusts (the “Children Trusts”) and the Company have entered into a registration rights agreement (the “Children Trusts Registration Rights Agreement”). Under this agreement, the Company will provide the Children Trusts (and, in certain cases, transferees and pledgees of shares of Class B Common Stock owned by these parties) with certain demand and piggy-back registration rights with respect to their shares of Class A Common Stock (including those issued upon conversion of shares of Class B Common Stock). As of September 12, 2011, the Children Trusts owned 5,468,695 shares of Class B Common Stock (the “Children Trust Shares”), which represented approximately 40% of our Class B Common Stock, as well as 271,228 shares of Class A Common Stock, which represented approximately 0.4% of our Class A Common Stock. Such shares of Class B Common Stock and Class A Common Stock, collectively, represented approximately 8% of our Common Stock and 28% of the aggregate voting power of our Common Stock.

In the Children Trusts Registration Rights Agreement, each Children Trust has agreed that in the case of any sale or disposition of its shares of Class B Common Stock (other than to Charles F. Dolan or other Dolan family interests) by such Children Trust, or of any of the Children Trust Shares by any other Dolan family interest to which such shares of Class B Common Stock are transferred, such stock will be converted to Class A Common Stock. The Dolan Registration Rights Agreement does not include a comparable conversion obligation, and the conversion obligation in the Children Trusts Registration Rights Agreement does not apply to the Dolan Shares.

The Dolan Registration Rights Agreement and the Children Trusts Registration Rights Agreement are included as exhibits to our Annual Report on Form 10-K, and the foregoing discussion of those agreements is qualified in its entirety by reference to those agreements as filed.

OTHER MATTERS

Stockholder Proposals for 2012 Annual Meeting

Stockholders who, in accordance with Rule 14a-8 of the Exchange Act, wish to present proposals at our 2012 annual meeting and wish to have those proposals included in the proxy materials to be distributed by us in connection with our 2012 annual meeting must submit their proposals to The Madison Square Garden Company, Corporate Secretary, Two Penn Plaza, New York, New York 10121 on or before June 15, 2012. Any such proposal must meet the requirements set forth in the rules and regulations of the SEC, including Rule 14a-8, in order for such proposal to be eligible for inclusion in our 2012 proxy statement.

In accordance with our Amended By-Laws, in order for proposals to be properly brought before the 2012 annual meeting, notice of any proposal to be presented by any stockholder must be delivered to The Madison Square Garden Company, Corporate Secretary, Two Penn Plaza, New York, New York 10121, not less than 60 nor more than 90 days prior to the date of the annual meeting. If, however, the date of the meeting is publicly announced or disclosed less than 70 days prior to the date of the meeting, such notice must be given not more than ten days after such date is first announced or disclosed. Any stockholder who gives notice of any such proposal shall deliver the text of the proposal to be presented and a brief written statement of the reasons why such stockholder favors the proposal and set forth the stockholder’s name and address, the number and class of all shares of each class of stock of the Company beneficially owned by the stockholder and any material interest of such stockholder in the proposal (other than as a stockholder). Any stockholder desiring to nominate any person for election as a director of the Company shall deliver with such notice a statement in writing setting forth the name of the person to be nominated, the number and class of all shares of each class of stock of the Company beneficially owned by such person, the information regarding such person required by Item 401 of Regulation S-K adopted by the SEC (or the corresponding provisions of any regulation subsequently adopted by the SEC applicable to the Company), such person’s signed consent to serve as a director of the Company if elected, such stockholder’s name and address and the number and class of all shares of each class of stock of the Company beneficially owned by the stockholder.

Transition Report on Form 10-K/T

A copy of the Company’s Transition Report on Form 10-K/T for the six-months ended June 30, 2011, as filed with the SEC, will be sent to any stockholder, without charge, by regular mail or by e-mail upon written request addressed to The Madison Square Garden Company, attention Corporate Secretary, Two Penn Plaza, York, New York 10121. You also may obtain our Transition Report on Form 10-K/T over the Internet at the Securities and Exchange Commission’s website, www.sec.gov, or at www.themadisonsquaregardencompany.com by clicking on “Investors,” then “Financial Information” and follow the link from our “SEC Filings” page.

LAWRENCE J. BURIAN
Executive Vice President, General Counsel
and Secretary

New York, New York

October 13, 2011

Annex A

The Madison Square Garden Company 2010 Employee Stock Plan

1.            Purpose.  The purpose of The Madison Square Garden Company 2010 Employee Stock Plan is to compensate employees of the Company and its Affiliates who are and have been largely responsible for the management and growth of the business of the Company and its Affiliates and to advance the interest of the Company by encouraging and enabling the acquisition of a personal proprietary interest in the Company by employees upon whose judgment and keen interest the Company and its Affiliates are largely dependent for the successful conduct of their operations. It is anticipated that such compensation and the acquisition of such proprietary interest in the Company will stimulate the efforts of such employees on behalf of the Company and its Affiliates, and strengthen their desire to remain with the Company and its Affiliates. It is also expected that such compensation and the opportunity to acquire such a proprietary interest will enable the Company and its Affiliates to attract and retain desirable personnel.

2.            Definitions.  When used in this Plan, unless the context otherwise requires:

(a)        “Affiliate” shall mean (i) any Entity controlling, controlled by, or under common control with the Company or any other Affiliate and (ii) any Entity in which the Company owns at least five percent of the outstanding equity interest of such Entity.

(b)        “Award” shall mean an Option, Right, Restricted Share or Restricted Stock Unit or other equity based award which is granted or made under the Plan.

(c)        “Award Agreement” shall mean an agreement which may be entered into by a Participant under the Plan and the Company, setting forth the terms and provisions applicable to Awards granted to such Participant.

(d)        “Board of Directors” shall mean the Board of Directors of the Company, as constituted at any time.

(e)        “Committee” shall mean the Compensation Committee of the Board of Directors, as described in Section 3.

(f)        “Company” shall mean Madison Square Garden, Inc., a Delaware corporation.

(g)        “Consent” shall mean (i) any listing, registration or qualification requirement in respect of an Award or Share with respect to any securities exchange or under any federal, state or local law, rule or regulation, (ii) any and all written agreements and representations by the Participant with respect to the disposition of Shares, or with respect to any other matter, which the Committee may deem necessary or desirable to comply with the terms of any such listing, registration or qualification requirement or to obtain an exemption therefrom, (iii) any and all other consents, clearances and approvals in respect of an action under the Plan by any governmental or other regulatory body or any stock exchange or self-regulatory agency, (iv) any and all consents by the Participant to (A) the Company’s supplying to any third party recordkeeper of the Plan such personal information as the Committee deems advisable to administer the Plan and (B) the Company’s imposing sales and transfer procedures and restrictions on Shares delivered under the Plan and (v) any and all other consents or authorizations required to comply with, or required to be obtained under law.

(h)        “Entity” shall mean any business, corporation, partnership, limited liability company or other entity.

(i)        “Fair Market Value” on a specified date shall mean the closing price for a Share on the stock exchange, if any, on which such Shares are primarily traded, but if no Shares were traded on such date, the average of the bid and asked closing prices at which one Share is traded on the over-the-counter market, as reported on the National Association of Securities Dealers Automated Quotation System, or, if none of the above is applicable, the value of a Share as established by the Committee for such date using any reasonable method of valuation.

(j)        “GAAP” shall mean accounting principles generally accepted in the United States of America.

(k)        “Internal Revenue Code” shall mean the Internal Revenue Code of 1986, as amended.

(l)        “Options” shall mean the stock options granted pursuant to Section 6 hereof.

(m)        “Participant” shall mean any employee or former employee of the Company or any Affiliate who holds an outstanding Award granted under the Plan.

(n)        “Performance Criteria” shall mean a goal or goals established by the Committee and measured over a period or periods selected by the Committee, such goal(s) to constitute a requirement that must be met in connection with the vesting, exercise and/or payment of an Award under the Plan as specified by the Committee. To the extent that an Award of Restricted Shares or Restricted Stock Units or another stock based award (other than Options and Rights) is intended to satisfy the requirements for deductibility under Section 162(m) of the Internal Revenue Code, the payment of the Award will be conditioned on the satisfaction of one or more of the performance criteria listed below over a period or periods selected by the Compensation Committee. The performance criteria may be determined by reference to the performance of the Company, an affiliate or a business unit, product, team, venue, production, event, network or service thereof or any combination of the foregoing. Such criteria may also be measured on a per customer, subscriber, sponsor, viewer (or available viewer), basic or diluted share basis or any combination of the foregoing and may reflect absolute performance, incremental performance or comparative performance to other companies (or their products or services) determined on a gross, net, GAAP or non-GAAP basis, with respect to one or more of the following: (i) net or operating income or other measures of profit; (ii) measures of revenue; (iii) earnings before interest, taxes, depreciation and amortization (EBITDA); (iv) cash flow, free cash flow, adjusted operating cash flow and similar measures; (v) return on equity, investment, assets or capital; (vi) gross or operating margins or savings; (vii) performance relative to budget, forecast or market expectations; (viii) market share or penetration, subscriber or customer acquisition or retention, ratings, viewership, facilities utilization or attendance; (ix) sports team performance; (x) operating metrics relating to sales, subscriptions, sponsorships or customer service or satisfaction; (xi) capital spending management, network upgrades, facility maintenance, construction or renovation or product or service deployments; (xii) achievement of strategic business objectives such as acquisitions, dispositions or investments; (xiii) a specified increase in the fair market value of the Shares; (xiv) a specified increase in the private market value of the Company; (xv) the Share price; (xvi) earnings per share; and/or (xvii) total shareholder return.

(o)        “Plan” shall mean this The Madison Square Garden Company 2010 Employee Stock Plan, as amended from time to time.

(p)        “Restricted Period” shall mean the period of time during which Restrictions shall apply to a Restricted Share, as determined by the Committee pursuant to Section 9 hereof.

(q)        “Restricted Shares” shall mean the Shares awarded pursuant to Section 9 hereof that are subject to restrictions upon their sale, assignment, transfer, pledge or other disposal or encumbrance as determined by the Committee.

(r)        “Restricted Stock Units” shall mean awards made pursuant to Section 10 hereof, each such unit representing an unfunded and unsecured promise to deliver a Share (or cash or other property equal in value to the Share).

(s)        “Restrictions” shall mean the restrictions upon sale, assignment, transfer, pledge or other disposal or encumbrance on a Restricted Share as determined by the Committee in respect of an Award of a Restricted Share pursuant to Section 9 hereof.

(t)        “Rights” shall mean stock appreciation rights granted pursuant to Section 7 of the Plan.

(u)        “Share” shall mean a share of The Madison Square Garden Company Class A Common Stock, par value $0.01 per share.

(v)        “Subsidiary” shall mean any “subsidiary corporation,” as defined in Section 424(f) of the Internal Revenue Code.

3.        Administration.  (a) The Plan shall be administered by the Committee, which shall consist of at least two members of the Board of Directors who shall be appointed by, and shall serve at the pleasure of, the Board of Directors. Except as otherwise determined by the Board of Directors, the members of the Committee shall be “non-employee directors”, as defined in Rule 16b-3 of the Securities Exchange Act of 1934 (the “Exchange Act”), and “outside directors” as defined in Section 162(m) of the Internal Revenue Code; provided, however, that the failure of the Committee to be so comprised shall not cause any Award to be invalid. The Committee may delegate any of its powers under the Plan to a subcommittee of the Committee (which hereinafter shall also be referred to as the Committee). The Committee may also delegate to any person who is not a member of the Committee or to any administrative group within the Company, any of its powers, responsibilities or duties. In delegating its authority, the Committee shall consider the extent to which any delegation may cause Awards to fail to be deductible under Section 162(m) of the Internal Revenue Code or to fail to meet the requirements of Rule 16(b)-3(d)(1) or Rule 16(b)-3(e) under the Exchange Act.

(b)        The Committee shall have full authority, subject to the terms of the Plan (including Section 19), to (a) exercise all of the powers granted to it under the Plan, (b) construe, interpret and implement the Plan and all Awards and Award Agreements, (c) prescribe, amend and rescind rules and regulations relating to the Plan, including rules governing its own operations, (d) make all determinations necessary or advisable in administering the Plan, (e) correct any defect, supply any omission and reconcile any inconsistency in the Plan, (f) amend the Plan, (g) grant Awards and determine who shall receive Awards and the terms and conditions of such Awards, including, but not limited to, conditioning the exercise, vesting, payout or other term or condition of an Award on the achievement of Performance Criteria, (h) amend any outstanding Award in any respect, including, without limitation, to (1) accelerate the time or times at which the Award becomes vested or unrestricted or may be exercised or at which Shares are delivered under the Award (and, without limitation on the Committee’s rights, in connection with such acceleration, the Committee may provide that any Shares delivered pursuant to such Award shall be Restricted Shares, which are subject to vesting, transfer, forfeiture or repayment provisions similar to those in the Participant’s underlying Award) or (2) waive or amend any goals, restrictions, conditions or Performance Criteria (subject to the requirements of Section 162(m) of the Internal Revenue Code, if applicable to the Award) applicable to such Award, or impose new goals or restrictions and (i) determine at any time whether, to what extent and under what circumstances and method or methods (1) Awards may be (A) settled in cash, Shares, other securities, other Awards or other property, (B) exercised or (C) canceled, forfeited or suspended or (2) Shares, other securities, cash, other Awards or other property and other amounts payable with respect to an Award may be deferred either automatically or at the election of the participant or of the Committee. The enumeration of the foregoing powers is not intended and should not be construed to limit in any way the authority of the Committee under the Plan which is intended, to the fullest extent permitted by law, to be plenary. The Plan, and all such rules, regulations, determinations and interpretations, shall be binding and conclusive upon the Company, its stockholders and all Participants, and upon their respective legal representatives, heirs, beneficiaries, successors and assigns and upon all other persons claiming under or through any of them.

(c)        No member of the Board of Directors or the Committee or any employee of the Company or any of its Affiliates (each such person a “Covered Person”) shall have any liability to any person (including, without limitation, any Participant) for any action taken or omitted to be taken or any determination made in good faith with respect to the Plan or any Award. Each Covered Person shall be indemnified and held harmless by the Company against and from any loss, cost, liability or expense (including attorneys’ fees) that may be imposed upon or incurred by such Covered Person in connection with or resulting from any action, suit or proceeding to which such Covered Person may be a party or in which such Covered Person may be involved by reason of any action taken or omitted to be taken under the Plan and against and from any and all amounts paid by such Covered Person, with the Company’s approval, in settlement thereof, or paid by such Covered Person in satisfaction of any judgment in any such action, suit or proceeding against such Covered Person; provided that, the Company shall have the right, at its own expense, to assume and defend any such action, suit or proceeding and, once the Company gives notice of its intent to assume the defense, the Company shall have sole control over such defense with counsel of the Company’s choice. The foregoing right of indemnification shall not be available to a Covered Person to the extent that a court of competent jurisdiction in a final judgment or other final adjudication, in either case, not subject to further appeal, determines that the acts or omissions of such Covered Person giving rise to the indemnification claim resulted from such Covered Person’s bad faith, fraud or willful criminal act or omission. The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which Covered Persons may be entitled under the Company’s Certificate of Incorporation or by-laws, as a matter of law, or otherwise, or any other power that the Company may have to indemnify such persons or hold them harmless.

4.        Participants.  Except as hereinafter provided, all employees of the Company and its Affiliates shall be eligible to receive Awards under the Plan, except that Options that are intended to qualify as incentive stock options within the meaning of Section 422 of the Internal Revenue Code shall be granted only to employees of the Company or a Subsidiary. Nothing herein contained shall be construed to prevent the making of one or more Awards at the same or different times to the same employee.

5.        Share Limitations.  (a) The Committee may make Awards under this Plan for up to an aggregate number of 7,000,000 Shares, which may be either treasury Shares or authorized but unissued Shares. To the extent that (i) an Award shall be paid, settled or exchanged or shall expire, lapse, terminate or be cancelled for any reason without the issuance of Shares, (ii) any Shares under an Award are not issued because of payment or withholding obligations or (iii) Restricted Shares shall revert back to the Company prior to the lapse of the Restrictions or be applied by the Company for purposes of tax withholding obligations, then the Committee may also grant Awards with respect to such Shares or Restricted Shares. Awards payable only in cash or property other than Shares shall not reduce the aggregate remaining number of Shares with respect to which Awards may be made under the Plan and Shares relating to any other Awards that are settled in cash or property other than Shares, when settled, shall be added back to the aggregate remaining number of Shares with respect to which Awards may be made under the Plan. The maximum number of Shares that may be issued under the Plan shall be adjusted by the Committee as appropriate to account for the events provided for in Section 12 hereof. Any Shares with respect to which the Company becomes obligated to make Awards through the assumption of, or in substitution for, outstanding awards previously granted by an acquired entity, shall not count against the Shares available to be delivered pursuant to Awards under this Plan.

(b)        In no event shall any Participant be granted Awards during any one (1) calendar year for, or that relate to, an aggregate number of Shares exceeding 2,000,000. The maximum number of Shares underlying Awards that may be granted to an individual in any one (1) calendar year under the Plan shall be adjusted by the Committee as appropriate to account for the events provided for in Section 12 hereof.

6.        Options.  Options granted under the Plan shall be either incentive stock options, within the meaning of Section 422 of the Internal Revenue Code, or non-qualified options, as determined by the Committee in its sole discretion.

(a)        Terms and Conditions.  The form, terms and conditions of each Option shall be determined by the Committee and shall be set forth in an Award Agreement. Such terms and conditions may include, without limitation, provisions relating to the vesting and exercisability of such Options as well as the conditions or circumstances upon which such Options may be accelerated, extended, forfeited or otherwise modified. The Committee may, in its sole discretion, establish one or more conditions to the vesting or exercise of an Option including, without limitation, conditions the satisfaction of which are measured by Performance Criteria; provided that, if such Option is designated as an incentive stock option, then such condition or conditions shall not be inconsistent with Section 422 of the Internal Revenue Code. Unless the Award Agreement specifies that the Option is an incentive stock option, it shall be a non-qualified stock option. All or any part of any Options granted to any Participant may be made exercisable upon the occurrence of such special circumstances or events as determined in the sole discretion of the Committee.

(b)        Exercise Price for Options.  The exercise price per Share of the Shares to be purchased pursuant to any Option shall be fixed by the Committee at the time an Option is granted, but in no event shall it be less than the Fair Market Value of a Share on the day on which the Option is granted. Such exercise price shall thereafter be subject to adjustment as required by the Award Agreement relating to each Option or Section 12 hereof.

(c)        Duration of Options.  The duration of any Option granted under this Plan shall be for a period fixed by the Committee but shall, except as described in the next sentence, in no event be more than ten (10) years. Notwithstanding the foregoing, an Award Agreement may provide that, in the event the Participant dies while the Option is outstanding, the Option will remain outstanding until the first anniversary of the Participant’s date of death, and whether or not such first anniversary occurs prior to or following the expiration of ten (10) years from the date the Option was granted.

(d)        Incentive Stock Options Granted to Ten Percent Stockholders.  To the extent required by Section 422 of the Internal Revenue Code, no Option which is intended to qualify as an incentive stock option shall be granted under this Plan to any employee who, at the time the Option is granted, owns, or is considered owning, within the meaning of Section 422 of the Internal Revenue Code, shares possessing more than ten percent (10%) of the total combined voting power or value of all classes of stock of the Company or any Subsidiary, unless the exercise price under such Option is at least one hundred and ten percent (110%) of the Fair Market Value of a Share on the date such Option is granted and the duration of such option is no more than five (5) years.

(e)        Initial Exercisability Limitation.  The aggregate Fair Market Value (determined at the time that an Option is granted) of the Shares with respect to incentive stock options granted in any calendar year under all stock option plans of the Company or any corporation which (at the time of the granting of such incentive stock option) was a parent or Subsidiary of the Company, or of any predecessor corporation of any such corporation, which are exercisable for the first time by a Participant during any calendar year shall not exceed $100,000, or, if different, the maximum allowed under Section 422 of the Internal Revenue Code.

(f)        Settlement of an Option.  When an Option is exercised pursuant to Section 8 hereof, the Committee, in its sole discretion, may elect, in lieu of issuing Shares pursuant to the terms of the Option, to settle the Option by paying the Participant an amount equal to the product obtained by multiplying (i) the excess of the Fair Market Value of one Share on the date the Option is exercised over the exercise price of the Option (the “Option Spread”) by (ii) the number of Shares with respect to which the Option is exercised. The amount payable to the Participant in these circumstances shall be paid by the Company either in cash or in Shares having a Fair Market Value equal to the Option Spread, or a combination thereof, as the Committee shall determine at the time the Option is exercised or at the time the Option is granted.

7.        Rights.  The Committee may grant to employees the right to receive such number of Rights, as determined by the Committee in its sole discretion.

(a)        Terms and Conditions.  The form, terms and conditions of each Right shall be determined by the Committee and shall be set forth in an Award Agreement. Such terms and conditions may include, without limitation, provisions relating to the vesting and exercisability of such Rights as well as the conditions or circumstances upon which such Rights may be accelerated, extended, forfeited or otherwise modified. The Committee may, in its sole discretion, establish one or more conditions to the vesting or exercise of a Right including, without limitation, conditions the satisfaction of which are measured by Performance Criteria. All or any part of any outstanding Rights granted to any Participant may be made exercisable upon the occurrence of such special circumstances or events as determined in the sole discretion of the Committee.

(b)        Exercise Price for Rights.  The exercise price of each Right shall be fixed by the Committee at the time a Right is granted, but in no event shall it be less than the Fair Market Value of a Share on the day on which the Right is granted. Such exercise price shall thereafter be subject to adjustment as required by the Award Agreement relating to each Right or Section 12 hereof.

(c)        Duration of Rights.  The duration of any Right granted under this Plan shall be for a period fixed by the Committee but shall, except as described in the next sentence, in no event be more than ten (10) years. Notwithstanding the foregoing, an Award Agreement may provide that, in the event the Participant dies while the Right is outstanding, the Right will remain outstanding until the first anniversary of the Participant’s date of death, and whether or not such first anniversary occurs prior to or following the expiration of ten (10) years from the date the Right was granted.

(d)        Settlement of Rights.  Upon the exercise of any Rights, the Participant shall be entitled to receive from the Company an amount equal to the product obtained by multiplying (i) the excess of the Fair Market Value of one Share on the date the Rights are exercised over the exercise price of the related Right by (ii) the number of Shares to which such Rights are related. Such amount shall be paid in cash, in Shares having a Fair Market Value equal to such amount, or a combination of cash and Shares, as the Committee shall determine at the time the Right is exercised or at the time the Right is granted.

8.        Exercise of Options and Rights.  (a) An Option or Right shall be exercised by the delivery to any person who has been designated by the Company for the purpose of receiving the same, of a written notice duly signed by the Participant (or the representative of the estate or the heirs of a deceased Participant) to such effect (or electronic notice in a manner, if any, previously approved by the Company). Unless the Company chooses to settle an Option in cash, Shares or a combination thereof pursuant to Section 6(f) hereof, the Participant shall be required to deliver to the Company, within five (5) days of the delivery of the notice described above, either cash, a check payable to the order of the Company, Shares duly endorsed over to the Company (which Shares shall be valued at their Fair Market Value as of the date preceding the day of such exercise) or any combination of such methods of payment, which together amount to the full exercise price of the Shares purchased pursuant to the exercise of the Option. Notwithstanding the preceding sentence, the Company and the Participant may agree upon any other reasonable manner of providing for payment of the exercise price of the Option.

(b)        Except to the extent the Committee chooses to settle any Option or Right in cash pursuant to Section 6(f) or 7(d) hereof, within a reasonable time after exercise of an Option or Right the Company shall either issue to the Participant a certificate representing the Shares purchased pursuant to the exercise of the Option or Right or credit the number of such Shares to a book-entry account. To the extent the Committee chooses to settle any Option or Right in cash pursuant to Section 6(f) or 7(d), within a reasonable time after exercise of an Option or Right the Company shall cause to be delivered to the person entitled thereto a payment for the amount payable pursuant to the exercise of the Option or Right.

9.        Restricted Shares.  The Committee may grant to employees the right to receive such number of Restricted Shares, as determined by the Committee in its sole discretion.

(a)        Issuance; Terms and Conditions.  The form, terms and conditions of each Restricted Share shall be determined by the Committee and shall be set forth in an Award Agreement. Such terms and conditions may include, without limitation, the Restrictions upon such Restricted Shares, the dates as of which Restrictions upon such Restricted Shares will cease, and the conditions or circumstances upon which such Restricted Shares will be forfeited or otherwise modified. The Committee may, in its sole discretion, establish one or more Restrictions to the vesting of a Restricted Share that relate to the satisfaction of Performance Criteria.

(b)        Payment of Par Value.  To the extent a Participant is required by law to pay to the Company the par value of a Restricted Share, such Participant shall have forty-five (45) business days from the date of such grant to pay to the Company, in cash or by check, an amount equal to the par value of a Share multiplied by the number of Shares or Restricted Shares which have been granted to the employee by the Committee. In such instances, if the Participant fails to make payment to the Company for such Shares or Restricted Shares within forty-five (45) business days of the grant thereof, the Company shall withhold, or shall cause to be withheld, the amount of such payment from compensation otherwise due the employee from the Company or any Affiliate. Unless the Committee determines otherwise, a Participant’s prior service with the Company or any of its Affiliates shall be deemed sufficient consideration for such Restricted Shares and no payment therefore (including, without limitation, for the par value of the Restricted Shares) shall be due from the Participant. Subject to the provisions of Section 15 hereof, the Committee, in its sole discretion, shall either issue to the employee a certificate representing such Restricted Shares or credit the number of such Restricted Shares to a book-entry account upon the payment due, if any, pursuant to this paragraph.

(c)        Restriction on Shares.  In no event shall a Restricted Share be sold, assigned, transferred, pledged or otherwise disposed of or encumbered until the expiration of the Restricted Period which relates to such Restricted Share. All or any part of any outstanding Restricted Shares granted to any Participant may be vested in full and the Restrictions thereon shall lapse upon the occurrence of such special circumstances or events as determined in the sole discretion of the Committee.

(d)        Forfeiture of Restricted Shares.  If Restricted Shares are forfeited pursuant to the terms of the Plan or an Award Agreement, such Restricted Shares shall revert back and belong to the Company. In the event that any Restricted Shares should be forfeited by the Participant, revert back and belong to the Company, any stock certificate or certificates representing such Restricted Shares shall be cancelled and the Restricted Shares shall be returned to the treasury of the Company. Upon the reversion of such Restricted Shares, the Company shall repay to the employee or (in the case of death) to the representative of the employee’s estate, the full cash amount paid, if any, to the Company by the employee for such Restricted Shares pursuant to Section 9(b) hereof.

(e)        Right to Vote and Receive Dividends on Restricted Shares.  Each Participant shall, during the Restricted Period, be the beneficial and record owner of such Restricted Shares and shall have full voting rights with respect thereto. Unless the Committee determines otherwise, during the Restricted Period, all ordinary cash dividends (as determined by the Committee in its sole discretion) paid upon any Restricted Share shall be retained by the Company for the account of the relevant Participant. Such dividends shall revert back to the Company if for any reason the Restricted Share upon which such dividends were paid reverts back to the Company. Upon the expiration of the Restricted Period, all such dividends made on such Restricted Share and retained by the Company will be paid to the relevant Participant.

10.        Restricted Stock Units.  The Committee may grant employees such number of Restricted Stock Units as it may determine in its sole discretion.

(a)        Terms and Conditions.  The form, terms and conditions of each Restricted Stock Unit shall be determined by the Committee and shall be set forth in an Award Agreement. Such terms and conditions may include, without limitation, the conditions or circumstances upon which such Restricted Stock Unit will be paid, forfeited or otherwise modified, and the date or dates upon which any Shares, cash or other property shall be delivered to the Participant in respect of the Restricted Stock Units. The Committee may, in its sole discretion, establish one or more conditions to the vesting of a Restricted Stock Unit including, without limitation, conditions the satisfaction of which are measured by Performance Criteria. All or any part of any outstanding Restricted Stock Unit granted to any Participant may be vested in full or paid upon the occurrence of such special circumstances or events as determined in the sole discretion of the Committee.

(b)        Settlement of Restricted Stock Units.  The Committee, in its sole discretion, may instruct the Company to pay on the date when Shares would otherwise be issued pursuant to a Restricted Stock Unit, in lieu of such Shares, a cash amount equal to the number of such Shares multiplied by the Fair Market Value of a Share on the date when Shares would otherwise have been issued. If a Participant is entitled to receive other stock, securities or other property as a result of an adjustment, pursuant to Section 12 hereof, the Committee, in its sole discretion, may instruct the Company to pay, in lieu of such other stock, securities or other property, cash equal to the fair market value thereof as determined in good faith by the Committee. Until the delivery of such Shares, cash, securities or other property, the rights of a Participant with respect to a Restricted Stock Unit shall be only those of a general unsecured creditor of the Company.

(c)        Right to Receive Dividends on Restricted Stock Units.  Unless the Committee determines otherwise, during the period prior to payment of the Restricted Stock Unit, all ordinary cash dividends (as determined by the Committee in its sole discretion) that would have been paid upon any Share underlying a Restricted Stock Unit had such Shares been issued shall be paid only at the time and to the extent such Restricted Stock Unit is vested.

11.        Grant of Other Stock-Based Awards.  The Committee may grant other types of equity-based or equity-related Awards (including unrestricted Shares) in such amounts and subject to such terms and conditions as the Committee shall determine. Such Awards may entail the transfer of actual Shares, or payment in cash or otherwise of amounts based on the value of Shares.

12.        Certain Adjustments.  (a) In the event that any dividend or other distribution (whether in the form of cash, Shares, other securities, or other property), recapitalization, forward or reverse stock split, reorganization, merger, consolidation, spin-off, combination, repurchase, share exchange, liquidation, dissolution or other similar corporate transaction or event affects Shares such that the failure to make an adjustment to an Award would not fairly protect the rights represented by the Award in accordance with the essential intent and principles thereof (each such event, an “Adjustment Event”), then the Committee shall, in such manner as it may determine to be equitable in its sole discretion, adjust any or all of the terms of an outstanding Award (including, without limitation, the number of Shares covered by such outstanding Award, the type of property to which the Award is subject and the exercise price of such Award). In determining adjustments to be made under this Section 12(a), the Committee may take into account such factors as it determines to be appropriate, including without limitation (i) the provisions of applicable law and (ii) the potential tax or accounting consequences of an adjustment (or not making an adjustment) and, in light of such factors or others, may make adjustments that are not uniform or proportionate among outstanding Awards.

(b)        Fractional Shares or Securities.  Any fractional shares or securities payable upon the exercise of an Award as a result of an adjustment pursuant to this Section 12 shall, at the election of the Committee, be payable in cash, Shares, or a combination thereof, on such bases as the Committee may determine in its sole discretion.

13.        No Rights of a Stockholder.  A Participant shall not be deemed to be the holder of, or have any of the rights of a stockholder with respect to, any Shares subject to Options, Rights or Restricted Stock Units unless and until the Company shall have issued and delivered Shares to the Participant and said Participant’s name shall have been entered as a stockholder of record on the books of the Company. Thereupon, such Participant shall have full voting, dividend and other ownership rights with respect to such Shares. The Company will not be obligated to issue or deliver any Shares unless and until all legal matters in connection with the issuance and delivery of Shares have been approved by the Company’s counsel and the Company’s counsel determines that all applicable federal, state and other laws and regulations have been complied with and all listing requirements for relevant stock exchanges have been met.

14.        No Right to Continued Employment.  Nothing in the Plan or in any Award Agreement shall confer upon any Participant the right to continued employment by the Company or any Affiliate or affect any right which the Company or any Affiliate may have to terminate such employment.

15.        Issuance of Shares and Consents.  If the Committee shall at any time determine that any Consent is necessary or desirable as a condition of, or in connection with, the granting of any Award, the delivery of Shares or the delivery of any cash, securities or other property under the Plan, or the taking of any other action, then such action shall not be taken, in whole or in part, unless and until such Consent shall have been effected or obtained to the full satisfaction of the Committee. Any stock certificate representing Restricted Shares shall contain an appropriate legend referring to the Plan and the Restrictions upon such Restricted Shares. Simultaneously with delivery of any stock certificate for Restricted Shares, the Company may cause a stop transfer order with respect to such certificate to be placed with the transfer agent of the Shares.

16.        Withholding.  If the Company or an Affiliate shall be required to withhold any amounts by reason of a federal, state or local tax laws, rules or regulations in respect of any Award, the Company or an

Affiliate shall be entitled to deduct or withhold such amounts from any payments (including, without limitation Shares which would otherwise be issued to the Participant pursuant to the Award; provided that, to the extent desired for GAAP purposes, such withholding shall not exceed the statutory minimum amount required to be withheld) to be made to the Participant. In any event, the Participant shall make available to the Company or Affiliate, promptly when requested by the Company or such Affiliate, sufficient funds or Shares to meet the requirements of such withholding and the Company or Affiliate shall be entitled to take and authorize such steps as it may deem advisable in order to have such funds made available to the Company or Affiliate out of any funds or property due to the Participant.

17.        Right of Offset.  The Company shall have the right to offset against its obligation to deliver Shares, cash or other property under any Award any outstanding amounts of whatever nature that the Participant then owes to the Company or any of its Affiliates.

18.        Non-Transferability of Awards.  Unless the Committee shall permit (on such terms and conditions as it shall establish) an Award to be transferred to a member of the Participant’s immediate family or to a trust or similar vehicle for the benefit of members of the Participant’s immediate family (collectively, the “Permitted Transferees”), no Award shall be assignable or transferable except by will or by the laws of descent and distribution, and except to the extent required by law, no right or interest of any Participant shall be subject to any lien, obligation or liability of the Participant. All rights with respect to Awards granted to a Participant under the Plan shall be exercisable during the Participant’s lifetime only by such Participant or, if applicable, the Permitted Transferees.

19.        Administration and Amendment of the Plan.  The Board of Directors or the Committee may discontinue the Plan at any time and from time to time may amend or revise the terms of the Plan or any Award Agreement, as permitted by applicable law, except that it may not (a) make any amendment or revision in a manner unfavorable to a Participant (other than if immaterial), without the consent of the Participant or (b) make any amendment or revision without the approval of the stockholders of the Company if such approval is required by the rules of an exchange on which Shares are traded. Consent of the Participant shall not be required solely pursuant to the previous sentence in respect of any adjustment made pursuant to Section 12(a) except to the extent the terms of an Award Agreement expressly refer to an Adjustment Event, in which case such terms shall not be amended in a manner unfavorable to a Participant (other than if immaterial) without such Participant’s consent.

20.        Effective Date.  The Plan shall become effective upon approval by the stockholders of the Company.

21.        Severability.  If any of the provisions of this Plan or any Award Agreement is finally held to be invalid, illegal or unenforceable (whether in whole or in part), such provision shall be deemed modified to the extent, but only to the extent, of such invalidity, illegality or unenforceability and the remaining provisions shall not be affected thereby; provided that, if any of such provisions is finally held to be invalid, illegal, or unenforceable because it exceeds the maximum scope determined to be acceptable to permit such provision to be enforceable, such provision shall be deemed to be modified to the minimum extent necessary to modify such scope in order to make such provision enforceable hereunder.

22.        Plan Headings.  The headings in this Plan are for the purpose of convenience only and are not intended to define or limit the construction of the provisions hereof.

23.        Non-Uniform Treatment.  The Committee’s determinations under the Plan need not be uniform and may be made by it selectively among persons who receive, or are eligible to receive, Awards (whether or not such persons are similarly situated). Without limiting the generality of the foregoing, the Committee shall be entitled, among other things, to make non-uniform and selective determinations, amendments and adjustments, and to enter into non-uniform and selective Award Agreements, as to the persons to receive Awards under the Plan, and the terms and provisions of Awards under the Plan.

24.        Governing Law.  The Plan and any Award Agreements shall be governed by and construed in accordance with the laws of the State of Delaware, without reference to principles of conflict of laws.

25.        Successors and Assigns.  The terms of this Plan shall be binding upon and inure to the benefit of the Company and its successors and assigns.

26.        Duration.  This Plan shall remain in effect until February 9, 2020 unless sooner terminated by the Committee or the Board of Directors. Awards theretofore granted may extend beyond that date in accordance with the provisions of the Plan.

27.        Distribution Issuance.  (a) Notwithstanding Section 3 of the Plan, the Compensation Committee (the “Cablevision Committee”) of the Board of Directors of Cablevision Systems Corporation (“Cablevision”) may grant Awards with respect to outstanding equity awards of Cablevision in connection with the distribution by Cablevision to holders of its common stock of all of the outstanding Shares (such distribution, the “Distribution”). In this capacity, the Cablevision Committee shall have full authority to grant Awards in connection with the Distribution and determine the recipients, terms and conditions of such Awards, and each member of the Cablevision Committee shall be considered a “Covered Person” for purposes of Section 3(c) of the Plan.

(b)        Notwithstanding Section 6(b) and Section 7(b) of the Plan, the exercise price of each Option and Right granted by the Cablevision Committee in connection with the Distribution may be lesser than the Fair Market Value of a Share on the day on which the Option or Right is granted, in order to preserve the intrinsic value of the outstanding Cablevision equity awards prior to the Distribution.

Annex B

The Madison Square Garden Company 2010 Cash Incentive Plan

1.          Purpose.  The purposes of The Madison Square Garden Company 2010 Cash Incentive Plan are (a) to advance the interest of the Company and its shareholders by providing a means to motivate the employees of the Company and its Affiliates, upon whose judgment, initiative and efforts the continued success, growth and development of the Company is dependent; (b) to link the rewards of the employees of the Company and its Affiliates to the achievement of specific performance objectives and goals when so desired; (c) to assist the Company and its Affiliates in maintaining a competitive total compensation program that serves to attract and retain the most highly qualified individuals; and (d) to permit the grant and payment of awards that are deductible to the Company pursuant to Section 162(m) of the Internal Revenue Code when so desired.

2.          Definitions.  When used in this Plan, unless the context otherwise requires:

(a)         “Affiliate” shall mean (i) any Entity controlling, controlled by, or under common control with the Company or any other Affiliate and (ii) any Entity in which the Company owns at least five percent of the outstanding equity interest of such Entity.

(b)         “Annual Incentive Award” shall mean an annual incentive award to be earned (and therefore payable) in respect of a Participant’s performance over one Plan Year, granted pursuant to Section 6.

(c)         “Award” shall mean a cash award which is granted or made under the Plan including an Annual Incentive Award and a Long-Term Incentive Award.

(d)         “Board of Directors” shall mean the Board of Directors of the Company, as constituted at any time.

(e)         “Committee” shall mean the Compensation Committee of the Board of Directors, as described in Section 3.

(f)         “Company” shall mean The Madison Square Garden Company, a Delaware corporation.

(g)         “Covered Employee” shall mean any employee of the Company or its subsidiaries who, in the discretion of the Committee, is likely to be a “covered employee” under Section 162(m) of the Internal Revenue Code for the year in which an Award is payable and any employee of the Company or an Affiliate designated by the Committee as such, in its discretion, for purposes of an Award.

(h)         “Entity” shall mean any business, corporation, partnership, limited liability company or other entity.

(i)         “GAAP” shall mean accounting principles generally accepted in the United States of America.

(j)         “Internal Revenue Code” shall mean the Internal Revenue Code of 1986, as amended.

(k)         “Long-Term Incentive Award” shall mean a long-term incentive award to be earned over a period extending beyond one Plan Year, granted pursuant to Section 5.

(l)         “Participant” shall mean an employee of the Company or an Affiliate who is granted an Award by the Committee under the Plan.

(m)       “Performance Criteria” shall mean a goal or goals established by the Committee and measured over a period or periods selected by the Committee, such goal(s) to constitute a requirement that must be met in connection with the vesting, exercise and/or payment of an Award under the Plan as specified by the Committee. To the extent that an Award is intended to satisfy the requirements for deductibility under Section 162(m) of the Internal Revenue Code, the payment of the Award will be conditioned on the satisfaction of one or more of the performance criteria listed below over a period or periods selected by the Compensation Committee. The performance criteria may be determined by reference to the performance of the Company, an affiliate or a business unit, product, team, venue, production, event, network or service thereof or any combination of the foregoing. Such criteria may also be measured on a per customer, subscriber, sponsor, viewer (or available viewer), basic or diluted share basis or any combination of the foregoing and may reflect absolute performance, incremental performance or comparative performance to other companies (or their products or services) determined on a gross, net, GAAP or non-GAAP basis, with respect to one or more of the following: (i) net or operating income or other measures of profit; (ii) measures of revenue; (iii) earnings before interest, taxes, depreciation and amortization (EBITDA); (iv) cash flow, free cash flow, adjusted operating cash flow and similar measures; (v) return on equity, investment, assets or capital; (vi) gross or operating margins or savings; (vii) performance relative to budget, forecast or market expectations; (viii) market share or penetration, subscriber or customer acquisition or retention, ratings, viewership, facilities utilization or attendance; (ix) sports team performance; (x) operating metrics relating to sales, subscriptions, sponsorships or customer service or satisfaction; (xi) capital spending management, network upgrades, facility maintenance, construction or renovation or product or service deployments; (xii) achievement of strategic business objectives such as acquisitions, dispositions or investments; (xiii) a specified increase in the fair market value of the Company’s common stock; (xiv) a specified increase in the private market value of the Company; (xv) the price of the Company’s common stock; (xvi) earnings per share; and/or (xvii) total shareholder return.

(n)        “Permitted Transferees” shall have the meaning set forth in Paragraph 9 hereof.

(o)        “Plan” shall mean The Madison Square Garden Company 2010 Cash Incentive Plan, as it may be amended from time to time.

(p)        “Plan Year” shall mean the Company’s fiscal year.

3.          Administration.

(a)        The Plan shall be administered by the Committee, which shall consist of at least two members of the Board of Directors who shall be appointed by, and shall serve at the pleasure of, the Board of Directors. Except as otherwise determined by the Board of Directors, the members of the Committee shall be “outside directors” to the extent required by Section 162(m) of the Internal Revenue Code; provided, however, that the failure of the Committee to be so comprised shall not cause any Award to be invalid. The Committee may delegate any of its powers under the Plan to a subcommittee of the Committee (which hereinafter shall also be referred to as the Committee). The Committee may also delegate to any person who is not a member of the Committee or to any administrative group within the Company, any of its powers, responsibilities or duties. In delegating its authority, the Committee shall consider the extent to which any delegation may cause Awards to fail to be deductible under Section 162(m) of the Internal Revenue Code.

(b)        The Committee shall have full authority, subject to the terms of the Plan (including Section 10), to (a) exercise all of the powers granted to it under the Plan, (b) construe, interpret and implement the Plan, grant terms and grant notices, and all Awards and Award certificates, (c) prescribe, amend and rescind rules and regulations relating to the Plan, including rules governing its own operations, (d) make all determinations necessary or advisable in administering the Plan, (e) correct any defect, supply any omission and reconcile any inconsistency in the Plan, (f) amend the Plan, (g) grant Awards and determine who shall receive Awards and the terms and conditions of such Awards, including, but not limited to, conditioning the payout or other term or condition of an Award on the achievement of Performance Criteria, if so desired, (h) amend any outstanding Award in any respect including, without limitation, to (1) accelerate the time or times at which an Award is paid or (2) waive or amend any goals, restrictions, conditions or Performance Criteria (subject to the requirements of Section 162(m) of the Internal Revenue Code, if applicable to the Award) applicable to such Award, or impose new goals or restrictions and (i) determine at any time whether, to what extent and under what circumstances and method or methods (1) Awards may be paid, canceled, forfeited or suspended or (2) amounts payable with respect to an Award may be deferred either automatically or at the election of the participant or of the

Committee. The enumeration of the foregoing powers is not intended and should not be construed to limit in any way the authority of the Committee under the Plan which is intended, to the fullest extent permitted by law, to be plenary. The Plan, and all such rules, regulations, determinations and interpretations, shall be binding and conclusive upon the Company, its stockholders and all Participants, and upon their respective legal representatives, heirs, beneficiaries, successors and assigns and upon all other persons claiming under or through any of them.

(c)        No member of the Board of Directors or the Committee or any employee of the Company or any of its Affiliates (each such person a “Affected Person”) shall have any liability to any person (including, without limitation, any Participant) for any action taken or omitted to be taken or any determination made in good faith with respect to the Plan or any Award. Each Affected Person shall be indemnified and held harmless by the Company against and from any loss, cost, liability or expense (including attorneys’ fees) that may be imposed upon or incurred by such Affected Person in connection with or resulting from any action, suit or proceeding to which such Affected Person may be a party or in which such Affected Person may be involved by reason of any action taken or omitted to be taken under the Plan and against and from any and all amounts paid by such Affected Person, with the Company’s approval, in settlement thereof, or paid by such Affected Person in satisfaction of any judgment in any such action, suit or proceeding against such Affected Person; provided that, the Company shall have the right, at its own expense, to assume and defend any such action, suit or proceeding and, once the Company gives notice of its intent to assume the defense, the Company shall have sole control over such defense with counsel of the Company’s choice. The foregoing right of indemnification shall not be available to an Affected Person to the extent that a court of competent jurisdiction in a final judgment or other final adjudication, in either case, not subject to further appeal, determines that the acts or omissions of such Affected Person giving rise to the indemnification claim resulted from such Affected Person’s bad faith, fraud or willful criminal act or omission. The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which Affected Persons may be entitled under the Company’s Certificate of Incorporation or by-laws, as a matter of law, or otherwise, or any other power that the Company may have to indemnify such persons or hold them harmless.

4.          Participants.  All employees of the Company or an Affiliate shall be eligible to receive Awards under the Plan. Nothing herein contained shall be construed to prevent the making of one or more Awards at the same or different times to the same employee.

5.          Long–Term Incentive Awards.

(a)        Terms and Conditions.  The amount, form, terms and conditions of each Long-Term Incentive Award shall be determined by the Committee in its sole discretion and may be set forth in an Award certificate. Such terms and conditions may include, without limitation, the date or dates and the conditions or circumstances upon which such Award shall be paid to the Participant, forfeited or otherwise modified. The Committee may, in its sole discretion, establish one or more conditions to the entitlement of a Long-Term Incentive Award including, without limitation, conditions the satisfaction of which are measured by the achievement of Performance Criteria.

(b)        Duration of Awards.  The duration of any Long-Term Incentive Award granted under this Plan shall be for a period fixed by the Committee but shall in no event be more than ten years.

(c)        Dollar Limitation.  At the time a Long-Term Incentive Award is granted, the Committee shall determine whether it is intended to satisfy the requirements of Section 162(m) of the Internal Revenue Code. In no event shall any Covered Employee be granted, in any one Plan Year, Long-Term Incentive Awards intended to satisfy such requirements that provide for the maximum payment of an aggregate amount exceeding $10 million.

(d)        Committee Certification.  If the Company establishes conditions to the entitlement of a Long-Term Incentive Award relating to the achievement of Performance Criteria pursuant to Section 5(a), the Committee shall determine (in a writing consistent with the requirements of Section 162(m) of the Internal Revenue Code with respect to any Covered Employee) whether the Performance Criteria have been met with respect to any affected Participant and, if they have, so certify and ascertain the amount of the applicable Long-Term Incentive Award. No such Long-Term Incentive Award will be paid until such certification is made by the Committee.

(e)        Payment of Long-Term Incentive Awards.  Long-Term Incentive Awards shall be payable as soon as practicable following the certification by the Committee described in Section 5(d). All or any part of any outstanding Long-Term Incentive Awards granted to any Participant shall be payable upon the occurrence of such special circumstances or events as determined in the sole discretion of the Committee.

6.          Annual Incentive Awards.

(a)        Terms and Conditions.  The amount, form, terms and conditions of each Annual Incentive Award shall be determined by the Committee in its sole discretion and may be set forth in an Award certificate. Such terms and conditions may include, without limitation, the date or dates and the conditions upon which such Award shall be paid to the Participant or forfeited. The Committee may, in its sole discretion, establish one or more conditions to the entitlement of an Annual Incentive Award including, without limitation, conditions the satisfaction of which are measured by the achievement of Performance Criteria.

(b)        Dollar Limitation.  At the time an Annual Incentive Award is granted, the Committee shall determine whether it is intended to satisfy the requirements of Section 162(m) of the Internal Revenue Code. In no event shall any Covered Employee be granted, in respect of performance in any one Plan Year, Annual Incentive Awards intended to satisfy such requirements in a maximum amount exceeding in the aggregate $10 million.

(c)        Committee Certification.  If the Company establishes conditions to the entitlement of an Annual Incentive Award relating to the achievement of Performance Criteria pursuant to Section 6(a), the Committee shall determine (in a writing consistent with the requirements of Section 162(m) of the Internal Revenue Code with respect to any Covered Employee) whether the Performance Criteria have been met with respect to any affected Participant and, if they have, so certify and ascertain the amount of the applicable Annual Incentive Award. No Annual Incentive Award will be paid until such certification is made by the Committee.

(d)        Payment of Annual Incentive Awards.  Annual Incentive Awards shall be payable as soon as practicable following the certification by the Committee described in Section 6(c). All or any part of any outstanding Annual Incentive Awards granted to any Participant shall be payable upon the occurrence of such special circumstances or events as determined in the sole discretion of the Committee.

7.          No Right to Continued Employment.  Nothing in the Plan or in any Award certificate shall confer upon any Participant the right to continued employment by the Company or any Affiliate or affect any right which the Company or any Affiliate may have to terminate such employment.

8.          Withholding.  If the Company or an Affiliate shall be required to withhold any amounts by reason of federal, state or local tax laws, rules or regulations in respect of the payment of an Award to the Participant, the Company or an Affiliate shall be entitled to deduct or withhold such amounts from any cash payments made to the Participant. In any event, the Participant shall make available to the Company or Affiliate, promptly when requested by the Company or such Affiliate, sufficient funds to meet the requirements of such withholding and the Company or Affiliate shall be entitled to take and authorize such steps as it may deem advisable in order to have such funds made available to the Company or Affiliate out of any funds or property due to the Participant.

9.          Non-Transferability of Awards.  Unless the Committee shall permit (on such terms and conditions as it shall establish) an Award to be transferred to a member of the Participant’s immediate family or to a trust or similar vehicle for the benefit of members of the Participant’s immediate family (collectively, the “Permitted Transferees”), no Award shall be assignable or transferable by a Participant except by will or by the laws of descent and distribution, and except to the extent required by law, no right or interest of any Participant shall be subject to any lien, obligation or liability of the Participant.

10.          Administration and Amendment of the Plan.  The Board of Directors or the Committee may discontinue the Plan at any time and from time to time may amend or revise the terms of the Plan, as permitted by applicable law, except that it may not amend or revise, in any manner unfavorable to a recipient (other than if immaterial), any Long-Term Incentive Award, without the consent of the recipient of that Long-Term Incentive Award.

11.          Right of Offset.  The Company shall have the right to offset against its obligation to deliver amounts under any Award any outstanding amounts of whatever nature that the Participant then owes to the Company or any of its Affiliates.

12.          Effective Date.  The Plan shall become effective upon approval by the stockholders of the Company.

13.          Severability.  If any of the provisions of this Plan is finally held to be invalid, illegal or unenforceable (whether in whole or in part), such provision shall be deemed modified to the extent, but only to the extent, of such invalidity, illegality or unenforceability and the remaining provisions shall not be affected thereby; provided, that, if any of such provisions is finally held to be invalid, illegal, or unenforceable because it exceeds the maximum scope determined to be acceptable to permit such provision to be enforceable, such provision shall be deemed to be modified to the minimum extent necessary to modify such scope in order to make such provision enforceable hereunder.

14.          Plan Headings.  The headings in this Plan are for the purpose of convenience only and are not intended to define or limit the construction of the provisions hereof.

15.          Non-Uniform Treatment.  The Committee’s determinations under the Plan need not be uniform and may be made by it selectively among persons who receive, or are eligible to receive, Awards (whether or not such persons are similarly situated). Without limiting the generality of the foregoing, the Committee shall be entitled, among other things, to make non-uniform and selective determinations, amendments and adjustments, and to enter into non-uniform and selective Award certificates, as to the persons who receive Awards under the Plan, and the terms and provisions of Awards under the Plan.

16.          Governing Law.  All rights and obligations under the Plan shall be construed and interpreted in accordance with the laws of the State of New York, without giving effect to principles of conflict of laws.

17.          Successors and Assigns.  The terms of this Plan shall be binding upon and inure to the benefit of the Company and its successors and assigns.

18.          Final Issuance Date.  No Awards shall be made under this Plan after February 9, 2015.

Annex C

The Madison Square Garden Company 2010 Stock Plan For Non–Employee Directors

1.        Purpose.  The purposes of The Madison Square Garden Company 2010 Stock Plan for Non–Employee Directors are to attract and retain individuals who are not employees of the Company as members of the Board of Directors, by encouraging them to acquire a proprietary interest in the Company which is parallel to that of the stockholders of the Company.

2.        Definitions.  The following terms shall have the respective meanings assigned to them as used herein:

(a)        “Award” shall mean an Option, Restricted Stock Unit and other stock–based award granted under the Plan.

(b)        “Award Agreement” shall mean an agreement which may be entered into by a Participant and the Company, setting forth the terms and provisions applicable to Awards granted to such Participant.

(c)        “Board of Directors” shall mean the Board of Directors of the Company, as constituted at any time.

(d)        “Committee” shall mean the Compensation Committee of the Board of Directors, as described in Section 3.

(e)        “Company” shall mean The Madison Square Garden Company, a Delaware corporation.

(f)        “Consent” shall mean (i) any listing, registration or qualification requirement in respect of an Award or Share with respect to any securities exchange or under any federal, state or local law, rule or regulation, (ii) any and all written agreements and representations by the Participant with respect to the disposition of Shares, or with respect to any other matter, which the Committee may deem necessary or desirable to comply with the terms of any such listing, registration or qualification requirement or to obtain an exemption therefrom, (iii) any and all other consents, clearances and approvals in respect of an action under the Plan by any governmental or other regulatory body or any stock exchange or self–regulatory agency, (iv) any and all consents by the Participant to (A) the Company’s supplying to any third party recordkeeper of the Plan such personal information as the Committee deems advisable to administer the Plan and (B) the Company’s imposing sales and transfer procedures and restrictions on Shares delivered under the Plan and (v) any and all other consents or authorizations required to comply with, or required to be obtained under law.

(g)        “Fair Market Value” on a specified date shall mean the closing price for a Share on the stock exchange, if any, on which such Shares are primarily traded, but if no Shares were traded on such date, the average of the bid and asked closing prices at which one Share is traded on the over–the–counter market, as reported on the National Association of Securities Dealers Automated Quotation System, or, if none of the above is applicable, the value of a Share as established by the Committee for such date using any reasonable method of valuation.

(h)        “GAAP” shall mean accounting principles generally accepted in the United States of America.

(i)        “Non–Employee Director” shall mean a member of the Board of Directors who is not a current employee of the Company or its subsidiaries.

(j)        “Option” shall mean an option granted pursuant to Section 6.1 of the Plan.

(k)        “Participant” shall mean a Non–Employee Director who has been granted an Award under the Plan.

(l)        “Plan” shall mean The Madison Square Garden Company 2010 Stock Plan for Non–Employee Directors, as amended from time to time.

(m)        “Restricted Stock Unit” shall mean a restricted stock unit granted pursuant to Section 6.2 of the Plan, each such unit representing an unfunded and unsecured promise to deliver a Share (or cash or other property equal in value to the Share).

(n)        “Share” shall mean a share of The Madison Square Garden Company Class A Common Stock, par value $0.01 per share.

3.          Plan Administration.

3.1.      Committee.  The Plan shall be administered by the Committee, which shall consist of at least two members of the Board of Directors who shall be appointed by, and shall serve at the pleasure of, the Board of Directors. Except as otherwise determined by the Board of Directors, the members of the Committee shall be “non–employee directors” under Rule 16b–3 of the Securities Exchange Act of 1934 (the “Exchange Act”); provided, however, that the failure of the Committee to be so comprised shall not cause any Award to be invalid. The Committee may delegate any of its powers under the Plan to a subcommittee of the Committee (which hereinafter shall also be referred to as the Committee). It is expected and permitted that members of the Committee shall be Participants.

3.2.      Authority.  The Committee shall have full authority, subject to the terms of the Plan (including Section 12), to (a) exercise all of the powers granted to it under the Plan, (b) construe, interpret and implement the Plan and all Awards and Award Agreements, (c) prescribe, amend and rescind rules and regulations relating to the Plan, including rules governing its own operations, (d) make all determinations necessary or advisable in administering the Plan, (e) correct any defect, supply any omission and reconcile any inconsistency in the Plan, (f) amend the Plan, (g) grant Awards and determine who shall receive Awards and the terms and conditions of such Awards, (h) amend any outstanding Award in any respect, including, without limitation, to (1) accelerate the time or times at which the Award becomes vested or unrestricted or may be exercised or at which Shares are delivered under the Award (and, without limitation on the Committee’s rights, in connection with such acceleration, the Committee may provide that any Shares delivered pursuant to such Award shall be subject to vesting, transfer, forfeiture or repayment provisions similar to those in the Participant’s underlying Award) or (2) waive or amend any restrictions or conditions applicable to such Award, or impose new restrictions or conditions and (i) determine at any time whether, to what extent and under what circumstances and method or methods (1) Awards may be (A) settled in cash, Shares, other securities, other Awards or other property, (B) exercised or (C) canceled, forfeited or suspended or (2) Shares, other securities, cash, other Awards or other property and other amounts payable with respect to an Award may be deferred either automatically or at the election of the Participant or of the Committee. The enumeration of the foregoing powers is not intended and should not be construed to limit in any way the authority of the Committee under the Plan which is intended, to the fullest extent permitted by law, to be plenary. The Plan, and all such rules, regulations, determinations and interpretations, shall be binding and conclusive upon the Company, its stockholders and all Participants, and upon their respective legal representatives, heirs, beneficiaries, successors and assigns and upon all other persons claiming under or through any of them.

3.3.      Liability.  No member of the Board of Directors or the Committee or any employee of the Company or any of its affiliates (each such person a “Covered Person”) shall have any liability to any person (including, without limitation, any Participant) for any action taken or omitted to be taken or any determination made in good faith with respect to the Plan or any Award. Each Covered Person shall be indemnified and held harmless by the Company against and from any loss, cost, liability or expense (including attorneys’ fees) that may be imposed upon or incurred by such Covered Person in connection with or resulting from any action, suit or proceeding to which such Covered Person may be a party or in which such Covered Person may be involved by reason of any action taken or omitted to be taken under the Plan and against and from any and all amounts paid by such Covered Person, with the Company’s approval, in settlement thereof, or paid by such Covered Person in satisfaction of any judgment in any such action, suit or proceeding against such Covered Person, provided that the Company shall have the right, at its own expense, to assume and defend any such action, suit or proceeding and, once the Company gives notice of its intent to assume the defense, the Company shall have sole control over such defense with counsel of the Company’s choice. The foregoing right of indemnification shall not be available to a Covered Person to the extent that a court of competent jurisdiction in a final judgment or other final adjudication, in either case, not subject to further appeal, determines that the acts or omissions of such Covered Person giving rise to the indemnification claim resulted from such Covered Person’s bad faith, fraud or willful criminal act or omission. The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which Covered Persons may be entitled under the Company’s Certificate of Incorporation or by–laws, as a matter of law, or otherwise, or any other power that the Company may have to indemnify such persons or hold them harmless.

4.          Eligibility.  All Non–Employee Directors are eligible for the grant of Awards. Non-Employee Directors of Cablevision Systems Corporation (“Cablevision”) are also eligible for the grant of Shares in connection with the spin-off of the Company from Cablevision in respect of their outstanding awards issued by Cablevision.

5.          Shares Subject to the Plan.

5.1.       Number.  The aggregate number of Shares that may be subject to Awards granted under this Plan shall not exceed 300,000, which may be either treasury Shares or authorized but unissued Shares. To the extent that (i) an Award shall be paid, settled or exchanged or shall expire, lapse, terminate or be cancelled for any reason without the issuance of Shares or (ii) any Shares under an Award are not issued because of payment or withholding obligations, then the Committee may also grant Awards with respect to such Shares. Awards payable only in cash or property other than Shares shall not reduce the aggregate remaining number of Shares with respect to which Awards may be made under the Plan and Shares relating to any other Awards that are settled in cash or property other than Shares, when settled, shall be added back to the aggregate remaining number of Shares with respect to which Awards may be made under the Plan. The maximum number of Shares that may be issued under the Plan shall be adjusted by the Committee as appropriate to account for the adjustments provided for in Section 5.2 hereof. Any Shares with respect to which the Company becomes obligated to make Awards through the assumption of, or in substitution for, outstanding awards previously granted by an acquired entity, shall not count against the Shares available to be delivered pursuant to Awards under this Plan.

5.2.       Adjustment in Capitalization.  In the event that any dividend or other distribution (whether in the form of cash, Shares, other securities, or other property), recapitalization, forward or reverse stock split, reorganization, merger, consolidation, spin-off, combination, repurchase, share exchange, liquidation, dissolution or other similar corporate transaction or event affects Shares such that the failure to make an adjustment to an Award would not fairly protect the rights represented by the Award in accordance with the essential intent and principles thereof (each such event, an “Adjustment Event”), then the Committee shall, in such manner as it may determine to be equitable in its sole discretion, adjust any or all of the terms of an outstanding Award (including, without limitation, the number of Shares covered by such outstanding Award, the type of property to which the Award is subject and the exercise price of such Award). In determining adjustments to be made under this Section 5.2, the Committee may take into account such factors as it determines to be appropriate, including without limitation (i) the provisions of applicable law and (ii) the potential tax or accounting consequences of an adjustment (or not making an adjustment) and, in light of such factors or others, may make adjustments that are not uniform or proportionate among outstanding Awards. Any fractional shares or securities payable upon the exercise of an Award as a result of an adjustment pursuant to this Section 5.2 shall, at the election of the Committee, be payable in cash, Shares, or a combination thereof, on such bases as the Committee may determine in its sole discretion.

6.          Terms and Conditions of Awards.

6.1.       Options.

6.1.1     Terms and Conditions.  The form, terms and conditions of each Option shall be determined by the Committee and shall be set forth in an Award Agreement. Such terms and conditions may include, without limitation, provisions relating to the vesting and exercisability of such Options as well as the conditions or circumstances upon which such Options may be accelerated, extended, forfeited or otherwise modified; provided, however, that unless the Award Agreement states otherwise, all Options granted under the Plan shall be fully vested and exercisable on the date of grant. All or any part of any unexercised Options granted to any Participant, to the extent not otherwise exercisable, may be made exercisable upon the occurrence of such special circumstances or events as determined in the sole discretion of the Committee.

6.1.2        Exercise Price.  The exercise price per Share of the Shares to be purchased pursuant to each Option shall be fixed by the Committee at the time an Option is granted, but in no event shall it be less than the Fair Market Value of a Share on the date on which the Option is granted. Such exercise price shall thereafter be subject to adjustment as required by the Award Agreement relating to each Option or Section 5.2 hereof.

6.1.3        Duration of Options.  The duration of any Option granted under this Plan shall be for a period fixed by the Committee but shall, except as described in the next sentence, in no event be more than ten (10) years. Notwithstanding the foregoing, an Award Agreement may provide that, in the event the Participant dies while the Option is outstanding, the Option will remain outstanding until the first anniversary of the Participant’s date of death, and whether or not such first anniversary occurs prior to or following the expiration of ten (10) years from the date the Option was granted.

6.1.4        Written Notice for Exercise.  An Option shall be exercised by the delivery to any person who has been designated by the Company for the purpose of receiving the same, of a written notice duly signed by the Participant (or the representative of the estate or the heirs of a deceased Participant) to such effect (or electronic notice in a manner, if any, previously approved by the Company).

6.1.5        Payment.  Unless the Company chooses to settle an Option in cash, Shares or a combination thereof pursuant to Section 6.1.6 hereof, the Participant shall be required to deliver to the Company, within five (5) days of the delivery of the notice described above, either cash, a check payable to the order of the Company, Shares duly endorsed over to the Company (which Shares shall be valued at their Fair Market Value as of the date preceding the day of such exercise) or any combination of such methods, which together amount to the full exercise price of the Shares purchased pursuant to the exercise of the Option. Notwithstanding the preceding sentence, the Company and the Participant may agree upon any other reasonable manner of providing for payment of the exercise price of the Option. Except to the extent the Committee chooses to settle any Option in cash pursuant to Section 6.1.6 hereof, within a reasonable time after exercise of an Option the Company shall either issue to the Participant a certificate representing the Shares purchased pursuant to the exercise of the Option or credit the number of such Shares to a book–entry account. To the extent the Committee chooses to settle any Option in cash pursuant to Section 6.1.6, within a reasonable time after exercise of an Option, the Company shall cause to be delivered to the person entitled thereto a payment for the amount payable pursuant to the exercise of the Option.

6.1.6        Settlement of an Option.  When an Option is exercised pursuant to Section 6.1.4 hereof, the Committee, in its sole discretion, may elect, in lieu of issuing Shares pursuant to the terms of the Option, to settle the Option by paying the Participant an amount equal to the product obtained by multiplying (i) the excess of the Fair Market Value of one Share on the date the Option is exercised over the exercise price of the Option (the “Option Spread”) by (ii) the number of Shares with respect to which the Option is exercised. The amount payable to the Participant in these circumstances shall be paid by the Company either in cash or in Shares having a Fair Market Value equal to the Option Spread, or a combination thereof, as the Committee shall determine at the time the Option is exercised or at the time the Option is granted.

6.2.          Restricted Stock Units.

6.2.1        Terms and Conditions.  The form, terms and conditions of each Restricted Stock Unit shall be determined by the Committee and shall be set forth in an Award Agreement. Such terms and conditions may include, without limitation, the conditions or circumstances upon which such Restricted Stock Unit will be paid, forfeited or otherwise modified, and the date or dates upon which any Shares, cash or other property shall be delivered to the Participant in respect of the Restricted Stock Units; provided, however, that unless the Award Agreement states otherwise, all Restricted Stock Units granted under the Plan shall be fully vested on the date of grant and shall be payable on such date as determined by the Committee. All or any part of any Restricted Stock Units granted to any Participant, to the extent not otherwise paid, may be paid to the Participant upon the occurrence of such special circumstances or events as determined in the sole discretion of the Committee.

6.2.2     Settlement of Restricted Stock Units.  The Committee, in its sole discretion, may instruct the Company to pay on the date when Shares would otherwise be issued pursuant to a Restricted Stock Unit, in lieu of such Shares, a cash amount equal to the number of such Shares multiplied by the Fair Market Value of a Share on the date when Shares would otherwise have been issued. If a Participant is entitled to receive other stock, securities or other property as a result of adjustment, pursuant to Section 5.2 hereof, the Committee, in its sole discretion, may instruct the Company to pay, in lieu of such other stock, securities or other property, cash equal to the fair market value thereof as determined in good faith by the Committee. Until the delivery of such Shares, cash, securities or other property, the rights of a Participant with respect to a Restricted Stock Unit shall be only those of a general unsecured creditor of the Company.

6.2.3     Right to Receive Dividends on Restricted Stock Units.  Unless the Committee determines otherwise, during the period prior to payment of the Restricted Stock Unit, all ordinary cash dividends (as determined by the Committee in its sole discretion) that would have been paid upon any Share underlying a Restricted Stock Unit had such Shares been issued shall be paid only at the time and to the extent such Restricted Stock Unit is vested.

6.3.       Grant of Other Stock–Based Awards.  The Committee may grant other types of equity–based or equity–related Awards (including, without limitation, restricted Shares, unrestricted Shares and stock appreciation rights) in such amounts and subject to such terms and conditions as the Committee shall determine. Such Awards may entail the transfer of actual Shares, or payment in cash or otherwise of amounts based on the value of Shares.

7.          No Rights of a Stockholder.  A Participant shall not have any of the rights or privileges of a stockholder of the Company with respect to the Shares subject to an Award unless and until such Shares have been issued and have been duly registered in the Participant’s name. Thereupon, such Participant shall have full voting, dividend and other ownership rights with respect to such Shares. The Company will not be obligated to issue or deliver any Shares unless and until all legal matters in connection with the issuance and delivery of Shares have been approved by the Company’s counsel and the Company’s counsel determines that all applicable federal, state and other laws and regulations have been complied with and all listing requirements for relevant stock exchanges have been met.

8.          Compliance with Rule 16b–3.  It is the Company’s intent that the Plan comply in all respects with Rule 16b–3 under the Securities Exchange Act of 1934, as amended (the “Act”). If any provision of the Plan is later found not to be in compliance with such Rule, the provision shall be deemed null and void. All actions with respect to Awards under the Plan shall be executed in accordance with the requirements of Section 16 of the Act, as amended, and any regulations promulgated thereunder. To the extent that any of the provisions contained herein do not conform with Rule 16b–3 of the Act or any amendments thereto or any successor regulation, then the Committee may make such modifications so as to conform the Plan and any Awards granted thereunder to the Rule’s requirements.

9.          Consents.  If the Committee shall at any time determine that any Consent is necessary or desirable as a condition of, or in connection with, the granting of any Award, the delivery of Shares or the delivery of any cash, securities or other property under the Plan, or the taking of any other action, then such action shall not be taken, in whole or in part, unless and until such Consent shall have been effected or obtained to the full satisfaction of the Committee.

10.        Withholding.  If the Company shall be required to withhold any amounts by reason of a federal, state or local tax laws, rules or regulations in respect of any Award, the Company shall be entitled to deduct or withhold such amounts from any payments (including, without limitation Shares which would otherwise be issued to the Participant pursuant to the Award; provided that, to the extent desired for GAAP purposes, such withholding shall not exceed the statutory minimum amount required to be withheld) to be made to the Participant. In any event, the Participant shall make available to the Company, promptly when requested by the Company, sufficient funds or Shares to meet the requirements of such withholding and the Company shall be entitled to take and authorize such steps as it may deem advisable in order to have such funds made available to the Company out of any funds or property due to the Participant.

11.        Non–Transferability of Awards.  Unless the Committee shall permit (on such terms and conditions as it shall establish) an Award to be transferred to a member of the Participant’s immediate family or to a trust or similar vehicle for the benefit of members of the Participant’s immediate family (collectively, the “Permitted Transferees”), no Award shall be assignable or transferable except by will or by the laws of descent and distribution, and except to the extent required by law, no right or interest of any Participant shall be subject to any lien, obligation or liability of the Participant. All rights with respect to Awards granted to a Participant under the Plan shall be exercisable during the Participant’s lifetime only by such Participant or, if applicable, the Permitted Transferees.

12.        Administration and Amendment of Plan.  The Board of Directors or the Committee may discontinue the Plan at any time and from time to time may amend or revise the terms of the Plan or any Award Agreement, as permitted by applicable law, except that it may not (a) make any amendment or revision in a manner unfavorable to a Participant (other than if immaterial), without the consent of the Participant or (b) make any amendment or revision without the approval of the stockholders of the Company if such approval is required by the rules of an exchange on which Shares are traded. Consent of the Participant shall not be required solely pursuant to the previous sentence in respect of any adjustment made pursuant to Section 5.2 except to the extent the terms of an Award Agreement expressly refer to an Adjustment Event, in which case such terms shall not be amended in a manner unfavorable to a Participant (other than if immaterial) without such Participant’s consent.

13.        Effective Date.  The Plan shall become effective upon approval by the stockholders of the Company.

14.        Severability.  If any of the provisions of this Plan or any Award Agreement is finally held to be invalid, illegal or unenforceable (whether in whole or in part), such provision shall be deemed modified to the extent, but only to the extent, of such invalidity, illegality or unenforceability and the remaining provisions shall not be affected thereby; provided that, if any of such provisions is finally held to be invalid, illegal, or unenforceable because it exceeds the maximum scope determined to be acceptable to permit such provision to be enforceable, such provision shall be deemed to be modified to the minimum extent necessary to modify such scope in order to make such provision enforceable hereunder.

15.        Plan Headings.  The headings in this Plan are for the purpose of convenience only and are not intended to define or limit the construction of the provisions hereof.

16.        Non–Uniform Treatment.  The Committee’s determinations under the Plan need not be uniform and may be made by it selectively among Participants (whether or not such Participants are similarly situated). Without limiting the generality of the foregoing, the Committee shall be entitled, among other things, to make non–uniform and selective determinations, amendments and adjustments, and to enter into non–uniform and selective Award Agreements, as to the terms and provisions of Awards under the Plan.

17.        Governing Law.  The Plan and any Award Agreements shall be governed by, and construed in accordance with, the laws of the state of Delaware, without reference to principles of conflicts of laws.

18.        Successors and Assigns.  The terms of the Plan shall be binding upon and inure to the benefit of the Company and its successors and assigns.

19.        Duration.  This Plan shall remain in effect until February 9, 2020 unless sooner terminated by the Committee or the Board of Directors. Awards theretofore granted may extend beyond that date in accordance with the provisions of the Plan.

20.        Distribution Issuance.

20.1.     Notwithstanding Section 3 of the Plan, the Compensation Committee (the “Cablevision Committee”) of the Board of Directors of Cablevision Systems Corporation (“Cablevision”) may grant Awards with respect to outstanding equity awards of Cablevision in connection with the distribution by Cablevision to holders of its common stock of all of the outstanding Shares (such distribution, the “Distribution”). In this capacity, the Cablevision Committee shall have full authority to grant Awards in connection with the Distribution and determine the recipients, terms and conditions of such Awards, and each member of the Cablevision Committee shall be considered a “Covered Person” for purposes of Section 3.3 of the Plan.

20.2.     Notwithstanding Section 6.1.2 of the Plan, the exercise price per Share of the Shares to be purchased pursuant to each Option granted by the Cablevision Committee in connection with the Distribution may be lesser than the Fair Market Value of a Share on the date on which the Option is granted, in order to preserve the intrinsic value of the outstanding Cablevision equity awards prior to the Distribution.

TWO PENN PLAZA NEW YORK, NY 10121

Vote by Internet or Telephone or Mail

24 Hours a Day, 7 Days a Week

Your Internet or telephone vote authorizes the named proxies to vote the shares in the same manner as if you marked, signed and returned your proxy card.

Notice of Internet availability of Proxy Materials:

VOTE BY INTERNET - www.proxyvote.com

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m., Eastern Time, on November 29, 2011 (November 28 for participants in the MSG Holdings, L.P. 401(k) Savings Plan or the Cablevision 401(k) Savings Plan). Have your proxy card in hand when you access the website and then follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE STOCKHOLDER COMMUNICATIONS

If you would like to reduce the costs incurred by The Madison Square Company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and Form 10-Ks electronically via email or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access stockholder communications electronically in future years.

VOTE BY PHONE - 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions until 11:59 p.m., Eastern Time, on November 29, 2011 (November 28, 2011 for participants in the MSG Holdings, L.P. 401(k) Savings Plan or the Cablevision 401(k) Savings Plan). Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL

Mark, sign, and date your proxy card and return it in the postage-paid envelope we have provided or return it to The Madison Square Garden Company, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. Your proxy card must be received by November 29, 2011.

If you vote by Internet or by telephone you do NOT need to mail back your proxy card.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS

M38725-P16970-Z56568                                 KEEP THIS PORTION FOR YOUR RECORDS

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.	DETACH AND RETURN THIS PORTION ONLY

THE MADISON SQUARE GARDEN COMPANY

Unless otherwise specified in the spaces provided, the undersigned’s vote is cast FOR the election of the director nominees listed in Proposal (1), FOR Proposals (2), (3), (4), (5) and (6), and FOR THREE YEARS on Proposal (7) below, as more fully described in the accompanying Proxy Statement.

The Board of Directors recommends you vote FOR the following Director nominees:

	For All ☐	Withhold All ☐	For All Except ☐	To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) for whom you do not wish to vote on the line below.

1.	Election of the following nominees as Directors:
(01) Richard D. Parsons
(02) Alan D. Schwartz
(03) Vincent Tese
The Board of Directors recommends you vote FOR the following proposals:					For	Against	Abstain
2.	To ratify the appointment of KPMG LLP as independent registered public accounting firm of the Company for fiscal year 2012				☐	☐	☐
3.	To approve The Madison Square Garden Company 2010 Employee Stock Plan				☐	☐	☐
4.	To approve The Madison Square Garden Company 2010 Cash Incentive Plan				☐	☐	☐
5.	To approve The Madison Square Garden Company 2010 Stock Plan for Non-Employee Directors				☐	☐	☐
6.	To approve, on an advisory basis, compensation of our executive officers				☐	☐	☐
				3 Years	2 Years	1 Year	Abstain
The Board of Directors recommends you vote FOR 3 YEARS on the following proposal:
7.	An advisory vote on the frequency of the advisory vote on the compensation of our executive officers			☐	☐	☐	☐
Check the box if you plan to attend the annual meeting	☐	☐
	Yes	No

In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting. Your signature should appear the same as your name appears. If signing as attorney, executor, trustee or guardian, please indicate the capacity in which signing. When signing as joint tenants, all parties to the joint tenancy must sign. When a corporation gives the proxy, it should be signed by an authorized officer and the corporate seal affixed.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (PLEASE SIGN WITHIN BOX)	Date

Important Notice Regarding the Internet Availability of Proxy Materials for the Annual Meeting of Stockholders:

The Notice, Proxy Statement and Transition Report on Form 10-K/T are available at www.proxyvote.com.

— — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — —

▲ FOLD AND DETACH HERE ▲	M38726-P16970-Z56568

CLASS A PROXY

THE MADISON SQUARE GARDEN COMPANY

Solicited by the Board of Directors for the

Annual Meeting of Stockholders on November 30, 2011

The undersigned hereby appoints Hank J. Ratner, Robert M. Pollichino and Lawrence J. Burian, and each of them, jointly and severally, proxies with full power of substitution, to vote all stock of The Madison Square Garden Company (the “Company”) which the undersigned is entitled to vote at the Company’s Annual Meeting of Stockholders to be held at the Beacon Theatre, 2124 Broadway, New York, New York, on Wednesday, November 30, 2011, at 10:00 a.m., and any adjournment or postponement thereof, hereby ratifying all that said proxies or their substitutes may do by virtue hereof, and the undersigned authorizes and instructs said proxies to vote as stated on the reverse side.

Attention participants in MSG Holdings, L.P. 401(k) Savings Plan or the Cablevision 401(k) Savings Plan: If you hold shares of The Madison Square Garden Company Class A Common Stock through either plan, you should complete, sign and return this proxy card to instruct Fidelity Management Trust Company, as Trustee of the Plans, how to vote these shares. Your proxy must be received no later than 11:59 p.m., Eastern Time, on November 28, 2011 so that the Trustee (who votes the shares on behalf of the Plans’ participants) has adequate time to tabulate the voting instructions. Fidelity Management Trust Company shall not vote shares of the Company’s Class A Common Stock allocated to a Participant’s account for which it has not received instructions from the Participant. Please read the enclosed Proxy Statement for more information.

Important Notice: All meeting attendees may be asked to present a valid, government-issued photo identification card (federal, state or local), such as a driver’s license or passport, before entering the meeting. If the shares are held in street name with a bank or brokerage account and you plan to attend the annual meeting, please also bring a recent bank or brokerage statement showing that you owned shares of the Company on the Record Date. In addition, video and audio recording devices and other electronic devices will not be permitted at the meeting and attendees will be subject to security inspections.

The undersigned hereby acknowledges receipt of the Notice of the annual meeting, the Proxy Statement and Transition Report on Form 10-K/T of The Madison Square Garden Company.

(Continued and to be signed on the reverse side)

TWO PENN PLAZA NEW YORK, NY 10121

Vote by Internet or Telephone or Mail

24 Hours a Day, 7 Days a Week

Your Internet or telephone vote authorizes the named proxies to vote the shares in the same manner as if you marked, signed and returned your proxy card.

Notice of Internet availability of Proxy Materials:

VOTE BY INTERNET - www.proxyvote.com

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m., Eastern Time, on November 29, 2011. Have your proxy card in hand when you access the website and then follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE STOCKHOLDER COMMUNICATIONS

If you would like to reduce the costs incurred by The Madison Square Company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and Form 10-Ks electronically via email or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access stockholder communications electronically in future years.

VOTE BY PHONE - 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions until 11:59 p.m., Eastern Time, on November 29, 2011 Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL

Mark, sign, and date your proxy card and return it in the postage-paid envelope we have provided or return it to The Madison Square Garden Company, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. Your proxy card must be received by November 29, 2011.

If you vote by Internet or by telephone you do NOT need to mail back your proxy card.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS

M38727-Z56617                                 KEEP THIS PORTION FOR YOUR RECORDS

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.	DETACH AND RETURN THIS PORTION ONLY

THE MADISON SQUARE GARDEN COMPANY

Unless otherwise specified in the spaces provided, the undersigned’s vote is cast FOR the election of the director nominees listed in Proposal (1), FOR Proposals (2), (3), (4), (5) and (6), and FOR THREE YEARS on Proposal (7) below, as more fully described in the accompanying Proxy Statement.

The Board of Directors recommends you vote FOR the following Director nominees:

	For All ☐	Withhold All ☐	For All Except ☐	To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) for whom you do not wish to vote on the line below.

1.	Election of the following nominees as Directors:
(01) James L. Dolan (06) Brian G. Sweeney
(02) Charles F. Dolan (07) Deborah A. Dolan-Sweeney
(03) Charles P. Dolan (08) Marianne Dolan Weber
(04) Kristin A. Dolan (09) Wilt Hildenbrand
(05) Thomas C. Dolan
The Board of Directors recommends you vote FOR the following proposals:					For	Against	Abstain
2.	To ratify the appointment of KPMG LLP as independent registered public accounting firm of the Company for fiscal year 2012				☐	☐	☐
3.	To approve The Madison Square Garden Company 2010 Employee Stock Plan				☐	☐	☐
4.	To approve The Madison Square Garden Company 2010 Cash Incentive Plan				☐	☐	☐
5.	To approve The Madison Square Garden Company 2010 Stock Plan for Non-Employee Directors				☐	☐	☐
6.	To approve, on an advisory basis, compensation of our executive officers				☐	☐	☐
				3 Years	2 Years	1 Year	Abstain
The Board of Directors recommends you vote FOR 3 YEARS on the following proposal:
7.	An advisory vote on the frequency of the advisory vote on the compensation of our executive officers			☐	☐	☐	☐

In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting. Your signature should appear the same as your name appears. If signing as attorney, executor, trustee or guardian, please indicate the capacity in which signing. When signing as joint tenants, all parties to the joint tenancy must sign. When a corporation gives the proxy, it should be signed by an authorized officer and the corporate seal affixed.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (PLEASE SIGN WITHIN BOX)	Date

Important Notice Regarding the Internet Availability of Proxy Materials for the Annual Meeting of Stockholders:

The Notice, Proxy Statement and Transition Report on Form 10-K/T are available at www.proxyvote.com.

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▲ FOLD AND DETACH HERE ▲	M38728-Z56617

CLASS B PROXY

THE MADISON SQUARE GARDEN COMPANY

Solicited by the Board of Directors for the

Annual Meeting of Stockholders on November 30, 2011

The undersigned hereby appoints Hank J. Ratner, Robert M. Pollichino and Lawrence J. Burian, and each of them, jointly and severally, proxies with full power of substitution, to vote all stock of The Madison Square Garden Company (the “Company”) which the undersigned is entitled to vote at the Company’s Annual Meeting of Stockholders to be held at the Beacon Theatre, 2124 Broadway, New York, New York, on Wednesday, November 30, 2011, at 10:00 a.m., and any adjournment or postponement thereof, hereby ratifying all that said proxies or their substitutes may do by virtue hereof, and the undersigned authorizes and instructs said proxies to vote as stated on the reverse side.

Important Notice: All meeting attendees may be asked to present a valid, government-issued photo identification card (federal, state or local), such as a driver’s license or passport, before entering the meeting. If the shares are held in street name with a bank or brokerage account and you plan to attend the annual meeting, please also bring a recent bank or brokerage statement showing that you owned shares of the Company on the Record Date. In addition, video and audio recording devices and other electronic devices will not be permitted at the meeting and attendees will be subject to security inspections.

The undersigned hereby acknowledges receipt of the Notice of the annual meeting, the Proxy Statement and Transition Report on Form 10-K/T of The Madison Square Garden Company.

(Continued and to be signed on the reverse side)

*** Exercise Your Right to Vote ***

Important Notice Regarding the Availability of Proxy Materials for the

Shareholder Meeting to Be Held on November 30, 2011.

THE MADISON SQUARE GARDEN COMPANY TWO PENN PLAZA NEW YORK, NY 10121	Meeting Information Meeting Type: Annual Meeting For holders as of: October 3, 2011 Date: November 30, 2011 Time: 10:00 a.m. Location: Beacon Theatre 2124 Broadway New York, New York

You are receiving this communication because you hold shares in the above named company.

This is not a ballot. You cannot use this notice to vote these shares. This communication presents only an overview of the more complete proxy materials that are available to you on the Internet. You may view the proxy materials online at www.proxyvote.com or easily request a paper copy (see reverse side).

We encourage you to access and review all of the important information contained in the proxy materials before voting.

See the reverse side of this notice to obtain proxy materials and voting instructions.

—  Before You Vote  —

How to Access the Proxy Materials

Proxy Materials Available to VIEW or RECEIVE:

THE NOTICE        PROXY STATEMENT        TRANSITION REPORT ON FORM 10-K/T

How to View Online:

Have the information that is printed in the box marked by the arrow (located on the following page) and visit: www.proxyvote.com.

How to Request and Receive a PAPER or E-MAIL Copy:

If you want to receive a paper or e-mail copy of these documents, you must request one. There is NO charge for requesting a copy. Please choose one of the following methods to make your request:

1) BY INTERNET:        www.proxyvote.com

2) BY TELEPHONE:    1-800-579-1639

3) BY E-MAIL*:            sendmaterial@proxyvote.com

*    If requesting materials by e-mail, please send a blank e-mail with the information that is printed in the box marked by the arrow (located on the following page) in the subject line.

Requests, instructions and other inquiries sent to this e-mail address will NOT be forwarded to your investment advisor. Please make the request as instructed above on or before November 16, 2011 to facilitate timely delivery.

— How To Vote — Please Choose One of the Following Voting Methods

Vote In Person: Many shareholder meetings have attendance requirements including, but not limited to, the possession of an attendance ticket issued by the entity holding the meeting. Please check the meeting materials for any special requirements for meeting attendance. At the meeting, you will need to request a ballot to vote these shares.

Vote By Internet: To vote now by Internet, go to www.proxyvote.com. Have the information that is printed in the box marked by the arrow available and follow the instructions.

Vote By Mail: You can vote by mail by requesting a paper copy of the materials, which will include a proxy card.

Voting Items

Proposals to be voted on at the meeting are listed below along with the Directors’ recommendation.
The Board of Directors recommends you vote FOR the following Director nominees:

1.	Election of the following nominees as Directors:
(01) Richard D. Parsons
(02) Alan D. Schwartz
(03) Vincent Tese
The Board of Directors recommends you vote FOR the following proposals:

2.	To ratify the appointment of KPMG LLP as independent registered public accounting firm of the Company for fiscal year 2012

3.	To approve The Madison Square Garden Company 2010 Employee Stock Plan

4.	To approve The Madison Square Garden Company 2010 Cash Incentive Plan

5.	To approve The Madison Square Garden Company 2010 Stock Plan for Non-Employee Directors

6.	To approve, on an advisory basis, compensation of our executive officers
The Board of Directors recommends you vote FOR 3 YEARS on the following proposal:
7.	An advisory vote on the frequency of the advisory vote on the compensation of our executive officers